PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JUNE 13, 2005)

                                 $1,769,620,000

                    MERRILL AUTO TRUST SECURITIZATION 2005-1

                           ML ASSET BACKED CORPORATION
                                    DEPOSITOR

                         U.S. BANK NATIONAL ASSOCIATION
                                 MASTER SERVICER

                         CAPITAL ONE AUTO FINANCE, INC.
                            FORD MOTOR CREDIT COMPANY
                           ONYX ACCEPTANCE CORPORATION
                      SYSTEMS & SERVICES TECHNOLOGIES, INC.
                              RECEIVABLES SERVICERS

THE TRUST WILL ISSUE THE FOLLOWING SECURITIES:



-----------------------------------------------------------------------------------------
                            CLASS           CLASS            CLASS             CLASS
                             A-1             A-2A             A-2B              A-3
                            NOTES           NOTES            NOTES             NOTES
-----------------------------------------------------------------------------------------

Principal Amount         $470,300,000    $150,000,000     $488,000,000      $417,000,000
-----------------------------------------------------------------------------------------
                                                            One-Month
                                                           LIBOR plus
Interest Rate               3.472%          3.900%           0.010%            4.100%
-----------------------------------------------------------------------------------------
Final Scheduled
Payment Date            June 26, 2006   April 25, 2008   April 25, 2008   August 25, 2009
-----------------------------------------------------------------------------------------
Price to Public(1)        100.00000%      99.99676%        100.00000%        99.98255%
-----------------------------------------------------------------------------------------
Underwriting Discount       0.10%           0.16%            0.16%             0.22%
-----------------------------------------------------------------------------------------
Proceeds to Depositor     99.90000%       99.83676%        99.84000%         99.76255%
-----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
                            CLASS           CLASS           CLASS
                             A-4              B               C
                            NOTES           NOTES           NOTES             TOTAL
----------------------------------------------------------------------------------------

Principal Amount         $155,400,000    $57,800,000     $31,120,000    $1,769,620,000
----------------------------------------------------------------------------------------
                          One-Month       One-Month       One-Month
                          LIBOR plus      LIBOR plus      LIBOR plus
Interest Rate               0.040%          0.240%          0.520%
----------------------------------------------------------------------------------------
Final Scheduled
Payment Date            July 25, 2012   July 25, 2012   July 25, 2012
----------------------------------------------------------------------------------------
Price to Public(1)        100.00000%      100.00000%      100.00000%    $1,769,542,374
----------------------------------------------------------------------------------------
Underwriting Discount       0.25%           0.40%           0.50%       $    3,183,800
----------------------------------------------------------------------------------------
Proceeds to Depositor     99.75000%       99.60000%       99.50000%     $1,766,358,574(2)
----------------------------------------------------------------------------------------


----------
(1)  Plus accrued interest, if any, from June 23, 2005.

(2)  Before deducting other expenses estimated at $1,500,000.

--------------------------------------------------------------------------------
BEFORE YOU PURCHASE ANY OF THESE SECURITIES, BE SURE YOU READ THIS PROSPECTUS
SUPPLEMENT AND THE ATTACHED PROSPECTUS, ESPECIALLY THE RISK FACTORS BEGINNING ON
PAGE S-10 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 6 OF THE PROSPECTUS.
--------------------------------------------------------------------------------

o    The notes are secured by the assets of the trust, which consist primarily of motor vehicle installment sale contracts and loans secured by new and used automobiles, light-duty trucks, sports utility vehicles and motorcycles.

o    The trust will pay interest and principal on the securities on the 25th day of each month, or if the 25th is not a business day, the next business day.

o    The trust will pay principal in accordance with the payment priorities described in this prospectus supplement.

o    The trust will enter into interest rate swaps to hedge its floating interest rate obligations on the Class A-2b, Class A-4, Class B and Class C
     Notes.

o    These securities are issued by the trust. The securities are obligations of the trust only and not of ML Asset Backed Corporation, the seller, the master servicer, any receivables servicer or originator, the administrator, the swap counterparty or any of their respective affiliates.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ATTACHED PROSPECTUS.
ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   ----------

MERRILL LYNCH & CO.

                            CITIGROUP

                                             JPMORGAN

                                                             WACHOVIA SECURITIES

            The date of this prospectus supplement is June 16, 2005.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

HOW YOU CAN COMPUTE YOUR PORTION OF THE AMOUNT OUTSTANDING ON THE NOTES..   S-40
   The Factors Described Above Will Decline as the Trust Makes Payments
      on the Notes.......................................................   S-40

MATURITY AND PREPAYMENT CONSIDERATIONS...................................   S-41
   Illustration of the Effect of Prepayments on the Weighted Average

   Priority of Payments Following Events of Default Resulting in

                                       ii

                             READING THESE DOCUMENTS

          We provide information on the securities in two documents that offer varying levels of detail:

          1.   Prospectus - provides general information, some of which may not apply to the securities.

          2.   Prospectus Supplement - provides a summary of the specific terms of the securities.

          We suggest you read this prospectus supplement and the prospectus in their entirety. The prospectus supplement pages begin with "S." If the terms of the offered securities described in this prospectus supplement vary with the accompanying prospectus, you should rely on the information in this prospectus supplement.

          We include cross-references to sections in these documents where you can find further related discussions. Refer to the table of contents on page ii in this document and on page ii in the prospectus to locate the referenced sections.

          The Glossary of Terms on page S-74 of this prospectus supplement and the Glossary of Terms on page 77 in the prospectus list definitions of certain terms used in this prospectus supplement or the prospectus.

          You should rely only on information on the securities provided in this prospectus supplement and the prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information.

          We are not, and the underwriters are not, making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted.

          In this prospectus supplement, the terms "we," "us" and "our" refer to
ML Asset Backed Corporation.

          All dealers effecting transactions in the notes within 90 days after the date of this prospectus supplement may be required to deliver the prospectus and prospectus supplement, regardless of their participation in this distribution. This is in addition to the obligation of dealers to deliver the prospectus and prospectus supplement when acting as underwriter or when selling their unsold allotments or subscriptions.

                                       iii

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

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                       SUMMARY OF TERMS OF THE SECURITIES

          The following summary is a short description of the main terms of the offering of the securities. For that reason, this summary does not contain all of the information that may be important to you. To fully understand the terms of the offering of the securities, you will need to read both this prospectus supplement and the attached prospectus in their entirety.

ISSUER

Merrill Auto Trust Securitization 2005-1, a Delaware statutory trust, will use the proceeds from the issuance and sale of the securities to purchase from the depositor a pool of retail installment sale contracts and loans secured by new and used automobiles, light-duty trucks, sports utility vehicles and motorcycles, which constitute the receivables. The trust will rely upon collections on the receivables to make payments on the securities. The trust will be solely liable for the payment of the securities.

DEPOSITOR

ML Asset Backed Corporation.

OFFERED SECURITIES

The "NOTES" offered by this prospectus supplement consist of the Class A-1
Notes, Class A-2a Notes, Class A-2b Notes, Class A-3 Notes, Class A-4 Notes,
Class B Notes and Class C Notes. The Class A-1 Notes, Class A-2a Notes, Class
A-2b Notes, Class A-3 Notes, Class A-4 Notes are collectively referred to as the
"CLASS A NOTES."

We refer to the notes that, as described on the cover page, bear interest at a floating rate, as the "FLOATING RATE NOTES" and the notes that bear interest at a fixed rate as the "FIXED RATE NOTES."

The trust will also issue, in certificated form, a class of certificates that are subordinate to the notes and which are not offered under this prospectus supplement.

CLOSING DATE

The trust expects to issue the securities on June 23, 2005.

CUT-OFF DATE

Close of business on May 31, 2005. The statistical information regarding the receivables contained in this prospectus supplement was calculated as of the cut-off date.

SELLER

Merrill Lynch Bank USA, an affiliate of the depositor and Merrill Lynch & Co.,
Inc., will sell to the depositor the receivables originated by the originators.

ORIGINATORS

Capital One Auto Finance, Inc., E-Loan Auto Fund One, LLC, Ford Motor Credit
Company and Onyx Acceptance Corporation originated or acquired the receivables that will be transferred to the trust. Onyx Acceptance Corporation is a wholly-owned subsidiary of Capital One Auto Finance, Inc.

MASTER SERVICER

U.S. Bank National Association. The master servicer will enforce the obligations of the receivables servicers to perform their servicing obligations under the respective receivables servicing agreements to collect amounts due on the receivables.

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                                       S-1

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RECEIVABLES SERVICERS

     o    Capital One Auto Finance, Inc. with respect to the receivables acquired by it;

     o    Ford Motor Credit Company with respect to the receivables originated by it;

     o    Onyx Acceptance Corporation with respect to the receivables originated by it; and

     o    Systems & Services Technologies, Inc. with respect to the receivables originated by E-Loan, Inc.

Each receivables servicer will be contractually liable solely to the master servicer to perform servicing obligations in respect of the related receivables.
The receivables servicers will not have any liability to the trust or noteholders, but the master servicer will enforce, on behalf of the trust, the performance by the receivables servicers of their respective servicing obligations.

SECURITIES ADMINISTRATOR

U.S. Bank National Association.

INDENTURE TRUSTEE

HSBC Bank USA, National Association.

OWNER TRUSTEE

U.S. Bank Trust National Association.

ADMINISTRATOR

Merrill Lynch Bank USA.

PAYMENT DATES

On the 25th day of each month (or if the 25th day is not a Business Day, the next Business Day), the trust will pay interest and principal on the securities.
The first payment date will be July 25, 2005.

RECORD DATES

On each payment date, the trust will pay interest and principal, if any, to the holders of the notes as of the related record date. The record dates for the notes will be the day immediately preceding the payment date. If definitive securities are issued for the notes, the record date will be the last day of the month immediately preceding the payment date.

INTEREST RATES

The trust will pay interest on the notes at the respective fixed or floating per annum rates specified on the cover of this prospectus supplement.

INTEREST ACCRUAL

Class A-1, Class A-2b, Class A-4, Class B and Class C Notes

"Actual/360," accrued from the prior payment date (or the closing date, in the case of the first payment date) to and excluding the current payment date.

Class A-2a and Class A-3 Notes

"30/360," accrued from and including the 25th day of the previous month (or the closing date, in the case of the first payment date) to but excluding the 25th day of the current month.

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                                       S-2

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This means that, if there are no outstanding shortfalls in the payment of interest, the interest due on each payment date will be the product of:

(1)  the outstanding principal balance;

(2)  the interest rate; and

(3)  (i)  in the case of the Class A-1 Notes and the floating rate notes, the actual number of days in the accrual period divided by 360; and

     (ii) in the case of the Class A-2a and Class A-3 Notes, 30 divided by 360
          (or, in the case of the first payment date, 32 divided by 360).

Because the trust will issue floating rate notes, the trust will enter into corresponding interest rate swaps.

For a more detailed description of the payment of interest, refer to the sections of this prospectus supplement entitled "Description of the
Notes--Payments of Interest."

PRIORITY OF PAYMENTS

On each payment date, the trust will distribute available collections with respect to that payment date in the following order of priority:

     (1)  Servicing Fee -- the servicing fee to the master servicer and, to the extent not retained from collections, to the receivables servicers;

     (2)  Other Trust Fees and Expenses -- the fees and any other amounts payable to the indenture trustee, the owner trustee, the securities administrator and the administrator and any expenses or other additional amounts payable to the master servicer; provided that amounts paid under this Item (2) that are not fees shall not exceed
          $100,000 during any twelve-month period;

     (3)  Trust's Swap Payments -- to the swap counterparty, the net amount due to it under the interest rate swaps, other than any swap termination amounts;

     (4)  Class A Note Interest/Swap Termination Payments -- accrued and unpaid interest due on the Class A Notes for payment ratably to the Class A
          Noteholders and any swap termination amounts due to the swap counterparty on the interest rate swaps related to the Class A Notes;

     (5)  First Allocation of Principal -- to the principal distribution account, an amount equal to the excess, if any, of (x) the aggregate principal amount of the Class A Notes over (y) the aggregate adjusted principal balance of the receivables as of the end of the related collection period;

     (6)  Class B Note Interest/Swap Termination Payments -- accrued and unpaid interest due on the Class B Notes and any swap termination amounts due to the swap counterparty on the interest rate swap related to the
          Class B Notes;

     (7)  Second Allocation of Principal -- to the principal distribution account, an amount equal to (1) the excess, if any, of (x) the aggregate principal amount of the Class A Notes and the

--------------------------------------------------------------------------------

                                       S-3

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          Class B Notes over (y) the aggregate adjusted principal balance of the receivables as of the end of the related collection period minus (2)
          any amount deposited into the principal distribution account pursuant to Item (5) above;

     (8)  Class C Note Interest/Swap Termination Payments -- accrued and unpaid interest due on the Class C Notes and any swap termination amounts due to the swap counterparty on the interest rate swap related to the
          Class C Notes;

     (9)  Regular Allocation of Principal -- to the principal distribution account, an amount equal to (1) the excess, if any, of (x) the aggregate principal amount of the Class A Notes, Class B Notes and
          Class C Notes over (y) the excess, if any, of (A) the aggregate adjusted principal balance of the receivables as of the end of the related collection period, over (B) the target overcollateralization level with respect to such payment date, minus (2) any amounts deposited into the principal distribution account pursuant to Items
          (5) and (7) above;

     (10) Other Trust Expenses -- to pay expenses or other amounts referred to in Item (2) above that were not paid due to the limitation set forth in that Item; and

     (11) Residual -- any remaining funds to the certificateholders of the certificates issued by the trust.

The adjusted principal balance of a receivable will be calculated on a monthly basis as follows:

     o    for non-discount receivables (i.e., receivables with an interest rate at least equal to 6.25% per annum), its adjusted principal balance will be its principal balance; and

     o    for discount receivables (i.e., receivables with an interest rate less than 6.25% per annum), its adjusted principal balance will be the present value of all scheduled payments on that receivable, discounted from the due date on a monthly basis at the rate of 6.25% per annum.

We use the concept of adjusted principal balance to determine the amount to be deposited into the principal distribution account as described above and to determine the overcollateralization calculations described in this prospectus supplement. As of the cut-off date, the aggregate adjusted principal balance of the receivables was $1,778,510,799.94, which is greater than the initial aggregate principal amount of the notes. As of the cut-off date, the weighted average interest rate of the receivables, after giving effect to adjustments to the discount receivables, was 6.860% per annum.

For a more detailed description of the priority of payments and the allocation of funds on each payment date, you should refer to "Application of Available
Collections" in this prospectus supplement.

PRINCIPAL PAYMENTS

The aggregate amount of principal payments to be made on all outstanding classes of notes on each payment date from the principal distribution account will generally be allocated among the notes, concurrently, in a manner intended generally to maintain credit support for each such class (after giving effect to such

--------------------------------------------------------------------------------

                                       S-4

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allocation) in an amount equal to the greater of (i) the target overcollateralization level and (ii) the following respective approximate percentages of the aggregate adjusted principal balance of the receivables as of the end of the related collection period: 9.172% for the Class A Notes, 4.835%
for the Class B Notes and 2.500% for the Class C Notes. As a result of this allocation, after the credit support for each class is met, the most subordinate class of outstanding notes may receive a disproportionately larger percentage of principal distributions than more senior classes of outstanding notes.

The amount of principal payments allocated to the Class A Notes on each payment date will generally be applied in the following order of priority:

          (1)  to the Class A-1 Notes, until paid in full;

          (2)  to the Class A-2a Notes and the Class A-2b Notes, ratably, until paid in full;

          (3)  to the Class A-3 Notes, until paid in full; and

          (4)  to the Class A-4 Notes, until paid in full.

However, the following exceptions to these general rules will apply:

          o    Until the Class A-1 Notes have been paid in full, all amounts available in the principal distribution account will be applied to the Class A-1 Notes, and no such amounts will be allocated to any other class of notes.

          o    If the payment date is a final scheduled payment date for one or more classes of notes, principal payments will be made first to those classes of notes with the highest alphabetical designation then outstanding until those classes have been paid in full.

          o    If, on any payment date, the annualized three month average net loss ratio exceeds:

               o    1.50% if that payment date is on or before the June 2006
                    payment date;

               o    1.75% if that payment date is after the June 2006 payment
                    date and on or before the June 2007 payment date;

               o    2.00% if that payment date is after the June 2007 payment
                    date and on or before the June 2008 payment date; and

               o    2.75% if such payment date is after the June 2008 payment
                    date;

               then on such payment date and each subsequent payment date until that ratio is reduced to or below the required level, the trust will pay principal in respect of the notes, sequentially,
               starting with the most senior and earliest maturing class of notes then outstanding (with respect to the subclasses of Class A
               Notes, the order of priority of payment will not change) until that class is paid in full, and so on.

          o    Any shortfall in the amount of funds available for principal payments on any payment date will reduce the principal payment on
               (1) the Class C Notes and then the Class B Notes (up to the amount of the full target payment on the Class C Notes and Class
               B Notes, respectively) before the

--------------------------------------------------------------------------------

                                       S-5

--------------------------------------------------------------------------------

               principal payment on the Class A Notes is reduced and (2) the
               Class C Notes (up to the amount of the full target payment on the
               Class C Notes) before the principal payment on the Class B Notes is reduced.

          o    Following the occurrence of:

               o    an event of default caused by the failure to pay principal or interest on the notes or the occurrence of an event of
                    insolvency or dissolution of the trust that has resulted in an acceleration of the notes, prior to any liquidation of
                    the receivables;

               o    any other event of default that has resulted in an
                    acceleration of the notes, prior to any liquidation of the receivables; or

               o    any event of default that has resulted in an acceleration of the notes, following the liquidation of the receivables,

               then, in each such case, principal payments on the notes will be made in the order of priority as described under "Application of
               Available Collections--Priority of Payments Following Events of
               Default Resulting in Acceleration of the Notes" and "Description
               of the Notes--Certain Provisions of the Indenture--Rights upon
               Event of Default" in this prospectus supplement.

CREDIT ENHANCEMENT

The credit enhancement for the securities will be as follows:

Class A Notes   Subordination of the Class B Notes and the Class C Notes
                and overcollateralization;

Class B Notes   Subordination of the Class C Notes and overcollateralization;
                and

Class C Notes   Overcollateralization.

Subordination of Principal and Interest

As long as the Class A Notes remain outstanding, (1) payments of interest on the
Class B Notes and Class C Notes will be subordinated to payments of interest and, under certain circumstances, principal on the Class A Notes and to any swap termination amounts due to the swap counterparty on the interest rate swaps related to the Class A Notes, and (2) payments of principal on the Class B Notes and Class C Notes will be subordinated to payments of interest and principal on the Class A Notes, payments of interest on the Class B Notes and to any swap termination amounts due to the swap counterparty on the interest rate swaps related to the Class A Notes and the Class B Notes.

As long as the Class B Notes remain outstanding, (1) payments of interest on the
Class C Notes will be subordinated to payments of interest and, under certain circumstances, principal on the Class A Notes and the Class B Notes and to any
swap termination amounts due to the swap counterparty on the interest rate swaps related to the Class A Notes and the Class B Notes, and (2) payments of principal on the Class C Notes will be subordinated to payments of interest and principal on the Class A Notes and the Class B Notes, payments of interest on

--------------------------------------------------------------------------------

                                       S-6

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the Class C Notes and to any swap termination amounts due to the swap counterparty on the interest rate swaps.

For a more detailed discussion of the subordination of the securities and the priority of payments, including changes to the priority after certain events of default, you should read "Description of the Notes--Payments of Interest,"
"--Payments of Principal," and "--Subordination of the Class B Notes and the
Class C Notes" in this prospectus supplement.

Overcollateralization

The overcollateralization amount is the amount, if any, by which the aggregate adjusted principal balance of the receivables exceeds the aggregate principal amount of the notes. Initially, the aggregate adjusted principal balance of the receivables will exceed the aggregate principal amount of the notes by an amount equal to approximately 0.50% of the aggregate adjusted principal balance of the receivables as of the cut-off date. As of the cut-off date, the aggregate adjusted principal balance of the receivables was $1,778,510,799.94, which is greater than the initial aggregate principal amount of the notes.

Item (9) of "Priority of Payments" above is intended to result in the application of all remaining funds, including any "excess spread," to achieve and maintain the target overcollateralization level. This application is expected to result in the payment of more principal of the notes in certain months than the amount of amortization on the aggregate adjusted principal balance of the receivables in the related collection period.

The target overcollateralization level is intended to absorb anticipated losses on the receivables, but we cannot assure you that it will be sufficient to absorb any or all actual losses on the receivables. The target overcollateralization level on each payment date will be an amount equal to the greater of (x) 2.50% of the aggregate adjusted principal balance of the receivables as of the end of the related collection period or (y)
$17,785,108.00, which amount is equal to 1.0% of the aggregate adjusted principal balance of the receivables as of the cut-off date.

OPTIONAL PREPAYMENT

The master servicer has the option to purchase the outstanding receivables on any payment date on which the aggregate principal balance of the receivables as of the end of the related collection period has declined to 10% or less of the aggregate cut-off date principal balance. The master servicer may exercise its purchase option only if the purchase price is sufficient to pay the full amount of unpaid principal and accrued and unpaid interest (including interest on any past due interest, to the extent lawful) in respect of all the notes. Upon any such purchase, your notes will be prepaid in full.

FINAL SCHEDULED PAYMENT DATES

The trust is required to pay the entire principal amount of each class of notes, to the extent not previously paid, on the respective final scheduled payment dates specified on the cover page of this prospectus supplement.

PROPERTY OF THE TRUST

The property of the trust will primarily include:

          o    the receivables and the collections on the receivables after the close of business on the cut-off date (other than the interest portion of any payments that were due prior to May 31, 2005);

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                                       S-7

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          o    security interests in the vehicles financed by the receivables;

          o    certain bank accounts; and

          o    rights to proceeds under insurance policies that cover the obligors under the receivables or the vehicles financed by the receivables.

COMPOSITION OF THE RECEIVABLES

The composition of the receivables as of the cut-off date is as follows:

o   Aggregate Cut-off Date Principal Balance...........           $1,818,270,184
o   Number of Receivables..............................                  138,127
o   Average Principal Balance..........................                  $13,164
       (Range).........................................           $100 - $66,887
o   Average Original Amount Financed...................                  $19,453
       (Range).........................................         $1,137 - $84,256
o   Weighted Average Contract Rate.....................                   5.441%
       (Range).........................................         0.000% - 29.950%
o   Weighted Average Adjusted Contract Rate............                   6.860%
o   Weighted Average Original Term to Maturity.........                60 months
       (Range).........................................   10 months to 72 months
o   Weighted Average Payments to Maturity..............                43 months
       (Range).........................................     1 month to 72 months
o   Percentage of Aggregate Cut-off Date Principal
       Balance of Receivables for New/Used Vehicles....            49.75%/50.25%

INTEREST RATE SWAPS

The trust will enter into interest rate swaps with Merrill Lynch Capital
Services, Inc. as the swap counterparty with respect to each class of floating rate notes.

Under each interest rate swap, on each payment date, the trust will be obligated to pay the swap counterparty a fixed interest rate and the swap counterparty will be obligated to pay the trust a floating interest rate of one-month LIBOR plus an applicable spread. For each swap, the notional amount will equal the outstanding principal amount of the applicable class of floating rate notes (or, in the case of the Class A-2b and Class A-4 Notes, the applicable subclass). See
"Application of Available Collections--Interest Rate Swaps" in this prospectus supplement for additional information.

RATINGS

It is a condition to the issuance of the securities that at least two nationally recognized rating agencies rate:

          o    the Class A-1 Notes in their highest short-term rating category;

          o    the Class A-2a, Class A-2b, Class A-3 and Class A-4 Notes in
               their highest long-term rating category;

          o    the Class B Notes in at least the "A" category (or its
               equivalent); and

          o    the Class C Notes in at least the "BBB" category (or its
               equivalent).

A rating is not a recommendation to purchase, hold or sell the related notes, inasmuch as the rating does not comment as to market price or suitability for a particular investor. The ratings of the notes address the likelihood of the payment of principal and interest on the notes according to their terms. A rating agency rating

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                                       S-8

--------------------------------------------------------------------------------

the notes may lower or withdraw its rating in the future, in its discretion, as to any class of the notes.

MONEY MARKET ELIGIBILITY

The Class A-1 Notes will be eligible securities for purchase by money market funds under paragraph (a)(10) of Rule 2a-7 under the Investment Company Act of
1940, as amended. A fund should consult with its advisor regarding the eligibility of the Class A-1 Notes under Rule 2a-7 and the fund's investment policies and objectives.

MINIMUM DENOMINATIONS

$1,000 and integral multiples thereof.

REGISTRATION, CLEARANCE AND SETTLEMENT

Book-entry through DTC/Clearstream/Euroclear.

TAX STATUS

Opinions of Counsel

Sidley Austin Brown & Wood LLP will deliver its opinion that for federal income tax purposes:

          o    the notes will be characterized as debt; and

          o    the trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation.

Investor Representations

The trust agrees, and you agree by your purchase, to treat the notes as indebtedness for federal income tax purposes.

EMPLOYEE BENEFIT PLAN CONSIDERATIONS

The notes will generally be eligible for purchase by employee benefit plans, subject to the considerations discussed under "Employee Benefit Plan
Considerations" in this prospectus supplement and the prospectus.

INVESTOR INFORMATION -- MAILING ADDRESS AND TELEPHONE NUMBER

The mailing address of the principal executive offices of ML Asset Backed
Corporation is Four World Financial Center, North Tower - 12th Floor, New York,
New York 10080. Its telephone number is (212) 449-0336.

--------------------------------------------------------------------------------

                                       S-9

                                  RISK FACTORS

          You should consider the following risk factors in deciding whether to purchase any of the notes as well as the risk factors set forth in the prospectus.

CLASS B NOTES AND CLASS C        The Class B Notes bear a greater credit risk
NOTES ARE SUBJECT TO             than the Class A Notes because payments of
GREATER RISK BECAUSE THEY        principal of the Class B Notes are subordinated
ARE SUBORDINATED                 as described herein to payments of principal of
                                 the Class A Notes.

                                 The Class C Notes bear a greater credit risk
                                 than the Class A Notes and the Class B Notes
                                 because payments of principal of the Class C
                                 Notes are subordinated as described herein to
                                 payments of principal of the Class A Notes and
                                 the Class B Notes.

                                 Also, after an event of default under the
                                 indenture, the payment priorities change so
                                 that the Class B Notes and the Class C Notes
                                 will become more subordinated to the Class A
                                 Notes. You may incur losses on your notes
                                 because of the subordination described in this
                                 prospectus supplement.

PREPAYMENTS AND LOSSES ON YOUR   An event of default under the indenture may
SECURITIES MAY RESULT            result in
FROM AN EVENT OF DEFAULT
UNDER THE INDENTURE              o    losses on your notes if the receivables
                                      are sold and the sale proceeds, together
                                      with any other assets of the trust, are
                                      insufficient to pay the amounts owed on
                                      the notes; and

                                 o    your notes being repaid earlier than
                                      scheduled, which may reduce your
                                      anticipated yield on your notes and
                                      require you to reinvest your principal at
                                      a lower rate of return.

                                 See "Description of the Notes--Certain
                                 Provisions of the Indenture" and "Application
                                 of Available Collections--Priority of Payments
                                 Following Events of Default Resulting in
                                 Acceleration of the Notes" in this prospectus
                                 supplement and "The Indenture" in the
                                 prospectus.

YOU MAY SUFFER LOSSES BECAUSE    Because the trust has pledged its property to
YOU HAVE LIMITED CONTROL OVER    the indenture trustee to secure payment on the
ACTIONS OF THE TRUST AND         notes, the indenture trustee may, and at the
CONFLICTS BETWEEN CLASSES OF     direction of the holders of a majority of the
NOTES MAY OCCUR                  principal amount of the controlling class of
                                 notes will, take one or more of the other
                                 actions specified in the indenture relating to
                                 the property of the trust, including a sale of
                                 the receivables.

                                      S-10

                                 In exercising any rights or remedies under the
                                 indenture, the holders of a majority of the
                                 principal amount of the controlling class of
                                 notes may be expected to act solely in their
                                 own interests. The controlling class will be
                                 the Class A Notes until they are paid in full;
                                 thereafter, the Class B Notes until they are
                                 paid in full; and thereafter, the Class C
                                 Notes.

                                 Furthermore, the holders of a majority of the
                                 principal amount of the notes, or the indenture
                                 trustee acting on behalf of the holders of a
                                 majority of the principal amount of the notes,
                                 under certain circumstances, have the right to
                                 waive Events of Servicing Termination or to
                                 terminate the master servicer as the master
                                 servicer of the receivables without
                                 consideration of the effect that the waiver or
                                 termination would have on the holders of more
                                 subordinate classes of notes and the
                                 certificates. The principal amount of the Class
                                 A Notes is expected to constitute a majority of
                                 the principal amount of the notes until the
                                 Class A Notes are paid in full. Consequently,
                                 the holders of Class B Notes will have only
                                 limited rights to direct remedies under the
                                 indenture and will not have the ability to
                                 waive Events of Servicing Termination or to
                                 remove the master servicer until the Class A
                                 Notes have been paid in full. Similarly, the
                                 holders of Class C Notes will have only limited
                                 rights to direct remedies under the indenture
                                 and will not have the ability to waive any such
                                 events or to remove the master servicer until
                                 the Class A Notes and the Class B Notes have
                                 been paid in full. See "Description of the
                                 Notes--Certain Provisions of the Indenture,"
                                 "Description of the Sale and Servicing
                                 Agreement--Rights Upon Event of Servicing
                                 Termination" and "--Waiver of Past Events of
                                 Servicing Termination" in this prospectus
                                 supplement.

FAILURE BY THE SWAP              If the floating rate payable by the swap
COUNTERPARTY TO MAKE PAYMENTS    counterparty is substantially greater than the
TO THE TRUST AND THE SENIORITY   fixed rate payable by the trust, the trust will
OF PAYMENTS OWED TO THE SWAP     be more dependent on receiving payments from
COUNTERPARTY COULD REDUCE OR     the swap counterparty in order to make payments
DELAY PAYMENTS ON THE NOTES      on the notes. In addition, the obligations of
                                 the swap counterparty under the interest rate
                                 swaps are unsecured. If the swap counterparty
                                 fails to pay the net amount due, you may
                                 experience delays or reductions in the interest
                                 and principal payments on your notes.

                                 If the floating rate payable by the swap
                                 counterparty is less than the fixed rate
                                 payable by the trust, the trust

                                      S-11

                                 will be obligated to make payments to the swap
                                 counterparty. The swap counterparty will have a
                                 claim on the assets of the trust for the net
                                 amount due, if any, to the swap counterparty
                                 under the interest rate swaps. Except in the
                                 case of swap termination payments as discussed
                                 below, amounts owed to the swap counterparty
                                 will be senior to payments on all classes of
                                 notes. These payments to the swap counterparty
                                 could cause a shortage of funds available on
                                 any payment date, in which case you may
                                 experience delays or reductions in interest and
                                 principal payments on your notes.

                                 In addition, if an interest rate swap
                                 terminates as a result of a default by, or
                                 other circumstances with respect to the trust,
                                 a termination payment may be due to the swap
                                 counterparty. Termination payments to the swap
                                 counterparty would be made by the trust out of
                                 funds that would otherwise be available to make
                                 payments on the notes and would be senior to
                                 payments of principal and equal in priority to
                                 payments of interest on the applicable class of
                                 notes. Termination payments on the interest
                                 rate swap for a particular class of notes would
                                 also be senior to payments of principal and
                                 interest on each class of notes subordinate to
                                 that class of notes. The amount of the
                                 termination payment will be based on the market
                                 value of the interest rate swap at the time of
                                 termination. The termination payment could be
                                 substantial if market interest rates and other
                                 conditions have changed materially since the
                                 issuance of the notes. In that event, you may
                                 experience delays or reductions in interest and
                                 principal payments on your notes.

                                 The trust will make payments to the swap
                                 counterparty out of, and will include receipts
                                 from the swap counterparty in, its generally
                                 available funds--not solely from funds that are
                                 dedicated to the floating rate notes.
                                 Therefore, in a situation like any of those
                                 described above which affects the swaps related
                                 to the Class A Notes, the impact would be to
                                 reduce the amounts available for distribution
                                 to holders of all notes, including the fixed
                                 rate notes, not just holders of floating rate
                                 notes.

                                      S-12

GEOGRAPHIC CONCENTRATION MAY     The records of the receivables servicers
RESULT IN MORE RISK TO YOU       indicate that the billing addresses of the
                                 obligors of the receivables as of the cut-off
                                 date, were in the following states:

                                                                 PERCENTAGE OF
                                                                 AGGREGATE CUT-
                                                                    OFF DATE
                                                               PRINCIPAL BALANCE
                                                               -----------------
                                 California.................         16.32%

                                 Texas......................         11.76%

                                 Florida....................          7.37%

                                 Georgia....................          5.12%

                                 No other state, by those billing addresses,
                                 constituted more than 5% of the aggregate
                                 cut-off date principal balance. Economic
                                 conditions or other factors affecting these
                                 states in particular could adversely affect the
                                 delinquency, credit loss or repossession
                                 experience of the trust.

YOU MAY EXPERIENCE A GREATER     The economic impact of the United States'
RISK OF LOSS ON YOUR             military operations in Iraq and Afghanistan, as
SECURITIES AS THE RESULT OF      well as the possibility of any terrorist
RECENT WORLD EVENTS              attacks, is uncertain, but could have a
                                 material adverse effect on general economic
                                 conditions, consumer confidence and market
                                 liquidity. No assurance can be given as to the
                                 effect of these events on consumer confidence
                                 and the performance of motor vehicle
                                 receivables. You should consider the possible
                                 effects on the delinquency, default and
                                 prepayment experience of the receivables. In
                                 particular, under the Servicemembers Civil
                                 Relief Act, or the Relief Act, members of the
                                 military on active duty, including reservists,
                                 who have entered into a motor vehicle
                                 installment sale contract or loan before
                                 entering into military service or, in the case
                                 of reservists, before being placed on active
                                 duty, may be entitled to reductions in interest
                                 rates to an annual rate of 6% and a stay of
                                 foreclosure and similar actions. Because the
                                 Relief Act covers obligors who enter military
                                 service (including reservists who are called to
                                 active duty) after origination of the motor
                                 vehicle loan, no information can be provided as
                                 to the number of receivables that may be
                                 affected. Also, under California law, under
                                 some circumstances California residents called
                                 into active duty with the National

                                      S-13

                                 Guard or the reserves may apply to a court to
                                 delay payments on retail installment contracts,
                                 including the receivables.

                                 If an obligor's obligation to repay a
                                 receivable is reduced, adjusted or extended,
                                 the master servicer will not be required to
                                 cover such amounts. Any resulting shortfalls in
                                 interest or principal payments on the
                                 receivables will reduce the amount available to
                                 make payments on your notes.

THE MASTER SERVICER IS           The master servicer will agree under the sale
DEPENDENT ON THE RECEIVABLES     and servicing agreement to enforce the
SERVICERS FOR THE PERFORMANCE    obligations of each receivables servicer to
OF ITS SERVICING OBLIGATIONS     service the receivables covered by the
UNDER THE SALE AND SERVICING     receivables servicing agreement to which it is
AGREEMENT                        a party. The receivables servicing agreements
                                 were initially entered into by each receivables
                                 servicer with the seller. Each receivables
                                 servicer will agree on or prior to the closing
                                 date that it will henceforth service the
                                 related receivables on behalf of the master
                                 servicer and the master servicer will agree to
                                 enforce on behalf of the trust the performance
                                 of each receivables servicer's servicing
                                 obligations under its receivables servicing
                                 agreement. The trust will only have rights
                                 against the master servicer and will not have
                                 any contractual relationship with or rights
                                 against any receivables servicer.

                                 If the master servicer were to terminate a
                                 contract with a receivables servicer, the
                                 resulting transfer of servicing
                                 responsibilities is likely to encounter
                                 operational difficulties that could result in
                                 increased losses and delinquencies on the
                                 related receivables. The risk would exist
                                 whether the master servicer itself took over
                                 direct servicing of the related receivables or
                                 whether it engaged another entity to act as a
                                 servicer of the related receivables. The
                                 increases of losses and delinquencies that
                                 could result in either case may adversely
                                 affect the yield on your notes or cause losses
                                 on your notes.

                                      S-14

                                    THE TRUST

LIMITED PURPOSE AND LIMITED ASSETS

          Merrill Auto Trust Securitization 2005-1 is a statutory trust formed under the laws of the State of Delaware by an amended and restated trust agreement to be dated as of May 31, 2005, between the depositor and U.S. Bank
Trust National Association, as owner trustee. The trust will not engage in any activity other than:

          o    acquiring, holding and managing the assets of the trust,
               including the receivables, and the proceeds of those assets;

          o    issuing the securities;

          o    making payments on the securities; and

          o    engaging in other activities that are necessary or convenient to accomplish any of the other purposes listed above or are in any way connected with those activities.

          The trust will not acquire any assets other than property described below and certain related assets.

          The trust will be capitalized by the issuance of the notes and the certificates. The proceeds from the issuance of the securities will be used by the trust to purchase the receivables from the depositor under a sale and servicing agreement to be dated as of May 31, 2005, among the trust, the master servicer and the depositor. The trust will enter into one or more interest rate swap agreements with the swap counterparty on the closing date.

          The trust property will also include:

          o    all monies received on the receivables after the close of
               business on May 31, 2005 (the "CUT-OFF DATE"), other than the interest portion of any payments that were due prior to May 31,
               2005;

          o    security interests in the financed vehicles;

          o    the rights to proceeds, if any, from claims on certain theft, physical damage, credit life or credit disability insurance policies, if any, covering the financed vehicles or the obligors;

          o    the depositor's rights to certain documents and instruments relating to the receivables;

          o    those amounts that from time to time may be held in the accounts maintained for the trust;

                                      S-15

          o    certain payments and proceeds with respect to the receivables held by the receivables servicers; and

          o    any proceeds of the above items.

          If the protection provided to the noteholders by subordination and intended overcollateralization is insufficient, the trust will have to look solely to the payments contractually due from the obligors on the receivables and the proceeds from the repossession and sale of the financed vehicles that secure defaulted receivables in order to make payments on the notes. In that event, various factors, such as the trust not having perfected security interests in the financed vehicles securing the receivables in all states, may affect the receivables servicers' ability to repossess and sell the collateral securing the receivables, and thus may reduce the proceeds that the trust can distribute to the noteholders. See "Application of Available
Collections--Priority of Payments" in this prospectus supplement and "Some
Important Legal Issues Relating to the Receivables" in the prospectus.

          The obligations of the trust will not be guaranteed by, and you will have no recourse for those obligations against, the originators, the seller, the depositor, the master servicer, the receivables servicers, the administrator, the owner trustee, the indenture trustee, any of their respective affiliates or any other person.

CAPITALIZATION OF THE TRUST

          The following table illustrates the capitalization of the trust as of the closing date, as if the issuance and sale of the notes had taken place on that date:

Class A-1 Notes............................................   $  470,300,000.00
Class A-2a Notes...........................................      150,000,000.00
Class A-2b Notes...........................................      488,000,000.00
Class A-3 Notes............................................      417,000,000.00
Class A-4 Notes............................................      155,400,000.00
Class B Notes..............................................       57,800,000.00
Class C Notes..............................................       31,120,000.00
Overcollateralization......................................        8,890,799.94
                                                              -----------------
Total......................................................   $1,778,510,799.94
                                                              =================

THE OWNER TRUSTEE

          U.S. Bank Trust National Association will be the owner trustee under the trust agreement. U.S. Bank Trust National Association is a national banking association and its corporate trust office is located at 60 Livingston Avenue,
St. Paul, Minnesota 55107-2292. The depositor and its affiliates may maintain normal commercial banking relations with the owner trustee and its affiliates.

                                      S-16

                              THE RECEIVABLES POOL

          The trust will own a pool of receivables consisting of retail installment sale contracts and loans secured by security interests in the new and used automobiles, light-duty trucks, sports utility vehicles and motorcycles financed by those contracts and loans. The pool will consist of the receivables acquired by the seller prior to the closing date, which the seller will in turn sell to the depositor. The depositor will simultaneously sell those receivables to the trust on the closing date. The receivables will include payments on the receivables that are made after the Cut-off Date, other than the interest portion of any payments that were due prior to May 31, 2005.

CRITERIA APPLICABLE TO SELECTION OF RECEIVABLES

          The receivables were selected for inclusion in the pool by several criteria, some of which are set forth in the prospectus under "The Receivables
Pools." These criteria include the requirement that each receivable:

          o    has not been identified on the computer files of the related receivables servicer as relating to an obligor who was in
               bankruptcy proceedings as of the Cut-off Date;

          o    has no payment more than 60 days past due as of the Cut-off Date, calculated in accordance with the applicable receivables
               servicer's customary procedures; and

          o    has a remaining principal balance, as of the Cut-off Date, of at least $100.

          No selection procedures believed by the depositor to be adverse to the noteholders were utilized in selecting the receivables. No receivable has a scheduled maturity later than June 14, 2011.

         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

                                      S-17

          The composition of the receivables as of the Cut-off Date is as follows:



                                                     CAPITAL ONE AUTO                      FORD MOTOR CREDIT    ONYX ACCEPTANCE
                                   AGGREGATE POOL      FINANCE, INC.      E-LOAN, INC.          COMPANY           CORPORATION
                                  ----------------   ----------------   ----------------   -----------------   ----------------

Aggregate Cut-off Date
   Principal Balance...........   $1,818,270,184      $164,343,059        $713,190,021       $369,693,017        $571,044,086
Percentage of Total Pool.......           100.00%             9.04%              39.22%             20.33%              31.41%
Number of Receivables..........          138,127            16,921              56,290             32,048              32,868
Average Principal Balance......          $13,164            $9,712             $12,670            $11,536             $17,374
Range of Principal Balances....   $100 - $66,887    $231 - $60,647      $109 - $50,000     $100 - $39,829      $105 - $66,887
Weighted Average Contract
   Rate........................            5.441%            5.377%              6.085%             4.985%              4.948%
Range of Average Contract
   Rates.......................  0.000% - 29.950%   3.440% - 9.490%    0.000% - 14.550%   0.000% - 29.950%    0.000% - 11.950%
Weighted Average Original Term
   to Maturity (months)........               60                59                  58                 60                  63
Weighted Average Payments To
   Maturity (months)...........               43                34                  46                 33                  50
Weighted Average Payments Made
   (months)....................               17                25                  13                 27                  13
Weighted Average FICO Score....              733                --                  --                 --                  --
New/Used.......................     49.75%/50.25%     25.85%/74.15%       19.91%/80.09%      81.45%/18.55%       73.39%/26.61%
State Concentration............        CA: 16.32%        CA: 17.32%          CA: 13.32%         TX: 14.26%          CA: 21.49%
                                       TX: 11.76%         TX: 8.08%          TX: 10.84%         CA: 13.64%          TX: 12.34%
                                        FL: 7.37%         FL: 5.89%           FL: 8.33%          FL: 7.39%           FL: 6.59%
                                        GA: 5.12%                             GA: 6.23%          MI: 5.20%           IL: 5.13%


         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

                                      S-18

The geographic distribution and distribution by Contract Rate of the receivables as of the Cut-off Date are set forth in the following tables.

        GEOGRAPHIC DISTRIBUTION OF THE RECEIVABLES AS OF THE CUT-OFF DATE

                                                              PERCENTAGE OF
                                                                AGGREGATE
                                                              CUT-OFF DATE
     GEOGRAPHIC         NUMBER OF                               PRINCIPAL
  DISTRIBUTION (1)     RECEIVABLES   PRINCIPAL BALANCE ($)   BALANCE (%)(2)
--------------------   -----------   ---------------------   --------------
Alabama                    1,889       $   25,492,470.54           1.40%
Alaska                       105            1,100,441.06           0.06
Arizona                    3,007           46,161,737.03           2.54
Arkansas                     411            5,430,110.22           0.30
California                20,908          296,651,407.53          16.32
Colorado                   2,182           27,347,266.01           1.50
Connecticut                1,843           20,306,457.73           1.12
Delaware                     657            9,066,666.72           0.50
District Of Columbia         184            2,344,742.50           0.13
Florida                    9,995          133,998,155.07           7.37
Georgia                    6,657           93,030,571.66           5.12
Hawaii                       251            3,129,537.16           0.17
Idaho                        560            7,082,796.68           0.39
Illinois                   5,598           71,860,424.65           3.95
Indiana                    1,860           21,428,336.23           1.18
Iowa                         909           11,267,062.43           0.62
Kansas                     1,445           17,592,112.05           0.97
Kentucky                   1,195           14,350,370.93           0.79
Louisiana                  1,949           25,583,752.77           1.41
Maine                        236            2,417,233.15           0.13
Maryland                   2,488           34,156,836.73           1.88
Massachusetts              2,183           26,372,319.95           1.45
Michigan                   4,952           62,824,844.29           3.46
Minnesota                  1,693           19,724,616.81           1.08
Mississippi                  829           11,075,509.14           0.61
Missouri                   3,114           38,525,383.12           2.12
Montana                      328            3,878,372.73           0.21
Nebraska                     629            7,116,946.73           0.39
Nevada                     1,582           26,607,027.89           1.46
New Hampshire                811           10,737,943.25           0.59
New Jersey                 5,136           66,596,387.39           3.66
New Mexico                   766            9,248,310.78           0.51
New York                   5,298           61,357,860.12           3.37
North Carolina             4,575           59,814,938.61           3.29
North Dakota                 123            1,435,893.73           0.08
Ohio                       3,584           40,275,799.69           2.22
Oklahoma                   1,291           16,892,156.39           0.93
Oregon                     1,229           15,056,289.63           0.83
Others                        41              532,898.89           0.03
Pennsylvania               5,920           68,700,354.48           3.78
Puerto Rico                    2               21,506.52            *
Rhode Island                 301            3,519,332.89           0.19
South Carolina             1,609           20,316,411.76           1.12
South Dakota                 210            2,612,555.26           0.14
Tennessee                  2,090           30,749,035.65           1.69
Texas                     15,191          213,768,073.52          11.76
Utah                         599            8,405,038.87           0.46
Vermont                      284            3,213,382.21           0.18
Virginia                   4,634           60,965,475.43           3.35
Washington                 2,536           31,682,047.92           1.74
West Virginia                593            7,718,002.59           0.42
Wisconsin                  1,407           14,988,824.96           0.82
Wyoming                      258            3,738,153.55           0.21
                         -------       -----------------         ------
   TOTALS                138,127       $1,818,270,183.60         100.00%
                         =======       =================         ======

(1) Based on the billing addresses of the obligors as of the Cut-off Date.

(2) May not add to 100% due to rounding.

*    Represents a percentage greater than 0.00% but less than 0.005%.

         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

                                      S-19

     DISTRIBUTION BY CONTRACT RATE OF THE RECEIVABLES AS OF THE CUT-OFF DATE



                                                                     PERCENTAGE OF
                                                                       AGGREGATE
                                                                     CUT-OFF DATE
                               NUMBER OF                               PRINCIPAL
RANGE OF CONTRACT RATES (%)   RECEIVABLES   PRINCIPAL BALANCE ($)   BALANCE (%)(2)
---------------------------   -----------   ---------------------   --------------

    0.000 - 0.500..........       9,520       $  116,975,905.52           6.43%
    0.501 - 1.000..........         710            6,631,989.12           0.36
    1.501 - 2.000..........       1,656           29,142,218.04           1.60
    2.001 - 2.500..........           2               24,154.83            *
    2.501 - 3.000..........       2,285           30,192,809.84           1.66
    3.001 - 3.500..........       2,672           40,614,459.69           2.23
    3.501 - 4.000..........      10,389          155,895,762.10           8.57
    4.001 - 4.500..........      12,218          165,373,328.19           9.10
    4.501 - 5.000..........      24,648          329,043,518.53          18.10
    5.001 - 5.500..........      14,844          195,107,106.79          10.73
    5.501 - 6.000..........      16,251          221,774,331.31          12.20
    6.001 - 6.500..........       9,067          121,497,807.43           6.68
    6.501 - 7.000..........       7,963          109,280,637.57           6.01
    7.001 - 7.500..........       3,938           52,122,874.34           2.87
    7.501 - 8.000..........       4,231           52,976,296.08           2.91
    8.001 - 8.500..........       2,721           32,282,822.04           1.78
    8.501 - 9.000..........       2,918           33,944,531.32           1.87
    9.001 - 9.500..........       1,561           18,394,294.04           1.01
    9.501 - 10.000.........       1,566           18,455,533.80           1.02
   10.001 - 10.500.........         820            9,634,594.15           0.53
   10.501 - 11.000.........       1,377           15,242,079.10           0.84
   11.001 - 11.500.........         972           10,633,102.37           0.58
   11.501 - 12.000.........       1,128           12,399,079.38           0.68
   12.001 - 12.500.........         442            4,200,564.93           0.23
   12.501 - 13.000.........         742            7,429,204.23           0.41
   13.001 - 13.500.........         307            2,796,926.04           0.15
   13.501 - 14.000.........         476            4,126,527.28           0.23
   14.001 - 14.500.........         232            1,929,809.80           0.11
   14.501 - 15.000.........         485            4,214,023.91           0.23
   15.001 - 15.500.........         175            1,430,183.64           0.08
   15.501 - 16.000.........         299            2,406,963.24           0.13
   16.001 - 16.500.........         129            1,060,381.18           0.06
   16.501 - 17.000.........         205            1,604,465.05           0.09
   17.001 - 17.500.........         116            1,057,042.31           0.06
   17.501 - 18.000.........         301            2,559,596.91           0.14
   18.001 - 18.500.........          65              459,245.16           0.03
   18.501 - 19.000.........         114              801,710.10           0.04
   19.001 - 19.500.........          54              483,791.98           0.03
   19.501 - 20.000.........          90              832,965.81           0.05
   20.001 - 20.500.........          47              359,807.43           0.02
   20.501 - 21.000.........         105              741,950.22           0.04
   21.001 - 21.500.........          55              437,276.32           0.02
   21.501 - 22.000.........          32              263,950.37           0.01
   22.001 - 22.500.........          26              202,101.43           0.01
   22.501 - 23.000.........          33              266,981.61           0.01
   23.001 - 23.500.........          28              210,179.71           0.01
   23.501 - 24.000.........          41              244,855.73           0.01
   24.001 - 24.500.........          21              170,609.47           0.01
   24.501 - 25.000.........          24              146,203.08           0.01
   25.001 - 29.950.........          26              193,631.08           0.01
                                -------       -----------------         ------
TOTALS                          138,127       $1,818,270,183.60         100.00%
                                =======       =================         ======


----------
(1) May not add to 100.00% due to rounding.

*    Represents a percentage greater than 0.00% but less than 0.005%.

                                      S-20

DELINQUENCY, REPOSSESSION AND NET LOSS INFORMATION

          The following tables set forth for each of the receivables servicers,
Capital One Auto Finance, Inc. ("COAF"), Ford Motor Credit Company ("FORD
CREDIT"), Onyx Acceptance Corporation ("ONYX") and Systems & Services
Technologies, Inc. ("SST"), their respective historical delinquency, repossession and net credit loss experience for each of the periods shown for their respective portfolios described below of loans and contracts secured by new and used automobiles, light-duty trucks, sports utility vehicles and motorcycles, including those that the related originator previously sold but that the originator or its respective affiliates continues to service, or in the case of receivables originated by E-Loan, that SST services. We cannot assure you that the behavior of the receivables in the future will be comparable to the receivables servicers' experiences set forth below. Accordingly, the delinquency, repossession and net loss percentages for the receivables owned by the trust would likely be different than those shown. In addition, certain of the portfolios described below have experienced significant growth during the period covered and the delinquency, loss and repossession percentages for a static pool of loans from the same period would likely be different than that shown below. Further, data for certain of the portfolios is not available for periods prior to 2003 or 2002, as applicable, and the tables below for those portfolios do not provide the level of information that would otherwise be available from a servicer that has been servicing a portfolio for a longer period.

Capital One Auto Finance, Inc.

          The information under this subheading has been provided by COAF. None of the depositor, the seller, the master servicer, the administrator or the indenture trustee has independently verified the accuracy or completeness of this information.

          The following tables provide information relating to delinquency, repossession and credit loss experience for each period indicated with respect to all receivables originated and serviced by COAF and its affiliates which were classified at origination in the "prime" category. COAF's classification of receivables in the "prime" category of receivables is based on a number of factors and changes from time to time. As a result, there can be no assurance that the delinquency, repossession and credit loss experience with respect to the receivables in the receivables pool will correspond to the delinquency, repossession and credit loss experience of the receivables servicing portfolio set forth in the following tables.

          This information includes the experience with respect to all "prime"
category receivables originated and serviced by COAF and its affiliates as of each respective date or during each listed period, including those sold in
"whole loan sales" with servicing retained. Although COAF and its affiliates originate and service receivables classified at origination in the below "prime"
category, this segment of COAF's and its affiliates' portfolio is excluded from the following delinquency and credit loss experience tables. The following statistics include receivables with a variety of payment and other characteristics that may not correspond to the receivables in the receivables pool. As a result, there can be no assurance that the delinquency and credit loss experience with respect to the receivables in the receivables pool will correspond to the delinquency and credit loss experience of the receivables servicing portfolio set forth in the following tables.

                                      S-21

                           COAF DELINQUENCY EXPERIENCE



                                                    AS OF MARCH 31,
                                  ---------------------------------------------------
                                            2005                       2004
                                  ------------------------   ------------------------
                                     AMOUNT        PERCENT       AMOUNT       PERCENT
                                  --------------   -------   --------------   -------

Principal Amount of Receivables
   Outstanding (1)                $4,107,169,658             $4,195,620,124
Delinquencies (2)
   30-59 days                     $    6,830,479    0.17%    $    4,495,036    0.11%
   60-89 days                          1,908,025    0.05          1,511,335    0.04
   90 days & over                      1,229,409    0.03          1,159,140    0.03
                                  --------------    ----     --------------    ----
      Total 30+ days
         Delinquencies (3)        $    9,967,913    0.25%    $    7,165,511    0.18%
                                  ==============    ====     ==============    ====




                                                                AS OF DECEMBER 31,
                                  ------------------------------------------------------------------------------
                                            2004                       2003                       2002
                                  ------------------------   ------------------------   ------------------------
                                      AMOUNT       PERCENT       AMOUNT       PERCENT       AMOUNT       PERCENT
                                  --------------   -------   --------------   -------   --------------   -------

Principal Amount of Receivables
   Outstanding (1)                $4,235,114,217             $4,069,658,191             $2,730,558,096
Delinquencies (2)
   30-59 days                     $    7,727,886    0.18%    $    4,687,787    0.12%    $    2,463,691    0.09%
   60-89 days                          2,331,718    0.06          1,378,251    0.03            716,076    0.03
   90 days & over                      1,430,028    0.03          1,240,736    0.03            472,114    0.02
                                  --------------    ----     --------------    ----     --------------    ----
      Total 30+ days
         Delinquencies (3)        $   11,489,632    0.27%    $    7,306,774    0.18%    $    3,651,881    0.14%
                                  ==============    ====     ==============    ====     ==============    ====




                                                  AS OF DECEMBER 31,
                                  -------------------------------------------------
                                            2001                      2000
                                  ------------------------   ----------------------
                                      AMOUNT       PERCENT      AMOUNT      PERCENT
                                  --------------   -------   ------------   -------

Principal Amount of Receivables
   Outstanding (1)                $1,548,976,157             $778,152,811
Delinquencies (2)
   30-59 days                     $    1,256,410    0.08%    $    229,888    0.03%
   60-89 days                            235,157    0.02           63,660    0.01
   90 days & over                        208,337    0.01           73,380    0.01
                                  --------------    ----     ------------    ----
      Total 30+ days
         Delinquencies (3)        $    1,699,904    0.11%    $    366,928    0.05%
                                  ==============    ====     ============    ====


----------
(1)  Receivables outstanding include receivables that have been sold and remain serviced by COAF and its affiliates.

(2)  COAF considers a receivable delinquent when an obligor fails to make all of a scheduled payment by the due date. The period of delinquency is based on the number of days payments are contractually past due.

(3)  The sum of the delinquencies may not equal Total 30+ Delinquencies due to rounding.

         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

                                      S-22

                           COAF CREDIT LOSS EXPERIENCE



                                   FOR THE THREE MONTHS
                                      ENDED MARCH 31,                            FOR THE YEAR ENDED DECEMBER 31,
                               ----------------------------  -----------------------------------------------------------------------
                                    2005           2004           2004           2003           2002           2001          2000
                               -------------  -------------  -------------  -------------  -------------  -------------  -----------

Number of Receivables
   Outstanding (1)                   330,757        309,435        331,951        294,721        189,785        104,558       48,144
Average Number of Receivables
   Outstanding                       331,354        302,078        313,336        242,253        147,172         76,351       29,996
Number of Receivables
   Repossessed                           307            150            868            421            181             29           10
Percentage of Number of
   Receivables
   Repossessed (3)                      0.37           0.20           0.28           0.17           0.12           0.04         0.03
Average Principal Balance
   Outstanding ($) (1)         4,171,141,938  4,132,639,158  4,152,386,204  3,400,108,144  2,139,767,126  1,163,564,484  489,213,525
Net Dollar Loss ($) (2)            3,066,963      2,033,140      8,727,808      6,032,715      2,561,604        813,384      266,358
Net Dollar Loss (%) (3)                 0.29           0.20           0.21           0.18           0.12           0.07         0.05


----------
(1)  Number of receivables outstanding and average Principal Balance outstanding include receivables that have been sold and remain serviced by COAF and its affiliates.

(2)  Net Dollar Loss is equal to serviced losses excluding accounting accruals.

(3)  Percentages for the three months ended March 31, 2004 and March 31, 2005 are annualized.

          In addition to the payment and other characteristics of a pool of receivables, delinquencies and credit losses are also affected by a number of social and economic factors, including changes in interest rates and unemployment levels, and there can be no assurance as to the level of future total delinquencies or the severity of future credit losses as a result of these factors. Accordingly, the delinquency, repossession and credit loss experience of the COAF receivables may differ from those shown in the foregoing tables.

Ford Motor Credit Company

          The information under this subheading has been provided by Ford
Credit. None of the depositor, the administrator, the seller, the master servicer or the indenture trustee has independently verified the accuracy or completeness of this information.

          Set forth below is information regarding the delinquency, credit loss and repossession experience of Ford Credit (unless otherwise indicated, excluding its PRIMUS division) relating to its entire portfolio of U.S. retail installment sale contracts for new and used automobiles and light duty trucks and including previously sold contracts that Ford Credit continues to service.
Delinquency, credit loss and repossession experience may be influenced by a variety of economic, social and geographic conditions and other factors beyond the control of Ford Credit. We cannot assure you that the delinquency, credit loss and repossession experience of a particular pool of retail installment sale contracts will be similar to the historical experience set forth below with respect to Ford Credit's U.S. retail installment sale contract portfolio.

          The following tables show delinquencies, credit losses and repossessions as a percentage of Ford Credit's portfolio as new receivables are generated and existing receivables are paid down or liquidated over the period shown. The delinquency, credit loss and repossession percentages for a static pool of contracts could be higher than those shown.

                                      S-23

                             DELINQUENCY EXPERIENCE



                                           AS OF MARCH 31,                      YEAR ENDED DECEMBER 31,
                                       ---------------------   ---------------------------------------------------------
                                          2005        2004        2004        2003        2002        2001        2000
                                       ---------   ---------   ---------   ---------   ---------   ---------   ---------

Average Contracts Outstanding (1)
   During the Period................   4,546,856   5,090,538   4,908,128   5,412,821   5,935,288   5,752,309   5,189,649
Average Delinquencies (2)
   as a Percent of Average Contracts
   Outstanding
      31-60 Days....................        1.70%       2.08%       1.97%       2.37%       2.31%       2.37%       2.38%
      61-90 Days....................        0.11%       0.19%       0.16%       0.31%       0.42%       0.43%       0.34%
      Over 90 Days..................        0.02%       0.03%       0.03%       0.08%       0.30%       0.27%       0.17%


----------
(1)  Average Contracts Outstanding is the average of the number of contracts outstanding at the beginning and end of each month in the period.

(2)  The period of delinquency is the number of days that more than $49.99 of a scheduled payment is past due, excluding (since January 1, 2003) bankrupt accounts.

                     CREDIT LOSS AND REPOSSESSION EXPERIENCE



                                          AS OF MARCH 31,                YEAR ENDED DECEMBER 31,
                                         -----------------   -----------------------------------------------
                                           2005      2004      2004      2003      2002      2001      2000
                                         -------   -------   -------   -------   -------   -------   -------

Average Portfolio Outstanding (1)
   During the Period..................   $63,135   $68,408   $66,381   $72,249   $78,348   $72,534   $63,758
Repossessions as a Percent of Average
   Contracts Outstanding..............      2.41%     3.19%     2.99%     3.14%     2.63%     2.33%     2.08%
Net Losses (2) as a Percent of Gross
   Liquidations (3)...................      1.48%     2.77%     2.49%     2.80%     2.56%     2.22%     1.81%
Net Losses (2) as a Percent of Average
   Portfolio Outstanding..............      0.84%     1.51%     1.40%     1.81%     1.50%     1.31%     1.01%


----------
(1)  Average Portfolio Outstanding is the average principal balance of contracts outstanding at the beginning and end of each month in the period.

(2)  Net Losses are equal to the aggregate balance (principal plus accrued finance and other charges) of all contracts that are determined to be uncollectible in the period less any liquidation proceeds and other recoveries on contracts charged-off in the period or any prior periods. Net
     Losses exclude all external costs associated with repossession and disposition of the vehicle prior to charge-off and include all external costs associated with continued collection efforts or repossession and disposition of the vehicle after charge-off. All external costs associated with the repossession and disposition of the vehicles in a securitized pool of receivables are included in realized losses for that pool because the master servicer is entitled to be reimbursed for these costs and, therefore, realized losses for a securitized pool of receivables may be higher than net losses for those receivables.

(3)  Gross Liquidations represent cash payments and charge-offs that reduce the outstanding balance of a receivable.

Onyx Acceptance Corporation

          The information under this subheading has been provided by Onyx. None of the depositor, the administrator, the seller, the master servicer or the indenture trustee has independently verified the accuracy or completeness of this information.

          The following tables set forth information with respect to the experience of Onyx relating to delinquencies, loan losses and recoveries for the portfolio of Onyx Gold motor vehicle contracts serviced by Onyx. The tables include delinquency information relating to those motor vehicle contracts that were purchased, originated, sold and serviced by Onyx for the Onyx Gold program.
All of the motor vehicle contracts were originally purchased by Onyx from dealers, or originated by Onyx. Delinquency and loan loss experience may be influenced by a variety of economic, social and other factors. As a result, there can be no assurance that the delinquency and loan loss experience of the motor vehicle contracts in the pool will correspond to the delinquency and credit loss experience of the portfolio of motor vehicle contracts set forth in the following tables.

                                      S-24

          Management continues to rely on the use of current technology such as predictive dialers utilizing an automated processing system for contacting delinquent borrowers.

                        ONYX GOLD DELINQUENCY EXPERIENCE



                                                     FOR THREE MONTHS
                                                     ENDED MARCH 31,           YEAR ENDED DECEMBER 31,
                                               ---------------------------   ---------------------------
                                                   2005           2004           2004           2003
                                               ------------   ------------   ------------   ------------

Serviced portfolio Delinquencies (1) (2)....   $589,477,692   $424,577,766   $608,737,103   $198,280,683
   30-59 days...............................   $    283,103   $    124,199   $    235,961   $     69,909
   60-89 days...............................   $    107,677   $          0   $     17,115   $          0
   90+ days.................................   $     84,822   $      2,698   $     61,575   $          0
      Total delinquencies as a percent of
         servicing portfolio................           0.08%          0.03%          0.05%          0.04%


----------
(1)  Delinquencies include principal amounts only, net of repossessed inventory and accounts in bankruptcy. Delinquent repossessed inventory as a percent of period end principal outstanding was 0.05%, 0.02%, 0.05% and 0.01% at
     March 31, 2005, March 31, 2004, December 31, 2004 and December 31, 2003
     respectively. Delinquent thirty-plus day contracts in bankruptcy as a percent of period end principal outstanding were 0.03%, 0.00%, 0.01% and
     0.00% at March 31, 2005, March 31, 2004, December 31, 2004 and December 31,
     2003 respectively.

(2)  The period of delinquency is based on the number of days payments are contractually past due.

Note: There is no data for the Onyx Gold Program prior to 2003.

                        ONYX GOLD CREDIT LOSS EXPERIENCE



                                                                    QUARTER ENDED MARCH 31,       YEAR ENDED DECEMBER 31,
                                                                  ---------------------------   ---------------------------
                                                                      2005           2004           2004           2003
                                                                  ------------   ------------   ------------   ------------

Period End Principal Outstanding...............................   $589,477,692   $424,577,766   $608,737,103   $198,280,683
Average Principal Outstanding..................................   $601,853,867   $297,740,096   $513,325,035   $ 40,781,705
Number of Contracts outstanding................................         32,952         20,342         32,421          9,614
Average Number of Contracts outstanding........................         32,814         14,336         25,546           1984
Number of Repossessions........................................             28              4             60              3
Number of Repossessions as a % of the average number of
   contracts outstanding(1)....................................           0.34%          0.11%          0.23%          0.15%
Gross Charge-offs..............................................   $    302,205   $      8,554   $    584,455   $          0
Recoveries.....................................................   $     57,677   $      1,187   $     39,765   $          0
Net Charge-offs................................................   $    244,528   $      7,367   $    544,690   $          0
Net Charge-offs as a percent of Avg Principal Outstanding(1)...           0.16%          0.01%          0.11%          0.00%


----------
(1)  Annualized

     Note: There is no data for the Onyx Gold Program prior to 2003.

Systems & Services Technologies, Inc.

          The information under this subheading has been provided by Systems &
Services Technologies, Inc. ("SST"). None of the depositor, the administrator, the seller, the master servicer or the indenture trustee has independently verified the accuracy or completeness of this information.

          The tables below set forth SST's delinquency, loss and repossession experience relating to the entire portfolio of motor vehicle loans originated by
E-Loan that it services. Delinquency, loss and repossession experience is dependent on a variety of economic, social and geographic conditions and other factors. We cannot assure you that the delinquency, loss and repossession experience of a particular pool of motor vehicle loans, including but not limited to the receivables held by the trust that are serviced by SST, will be similar to the historical experience set forth below. In addition, since SST has been servicing motor vehicle loans on behalf of E-Loan only since June 2002, the tables do not provide the level of information that would be available from a servicer that has been servicing a particular portfolio for a longer period.
Also,

                                      S-25

the portfolio has grown rapidly during this period and the delinquency, loss and repossession percentages for a static pool of loans from the same period would likely be different than that shown below.

                             DELINQUENCY EXPERIENCE



                                                   AS OF MARCH 31,                YEAR ENDED DECEMBER 31,
                                              -------------------------   --------------------------------------
                                                  2005          2004          2004          2003         2002*
                                              -----------   -----------   -----------   -----------   ----------

Average Principal Amount Outstanding (1)...   752,599,595   590,221,638   673,892,830   381,948,488   77,083,149
Average Delinquencies (2)
   as a Percent of Average Contracts
   Outstanding (%).........................
      31-60 Days...........................          0.37%         0.25%         0.34%         0.13%        0.07%
      61-90 Days...........................          0.15%         0.10%         0.12%         0.06%        0.03%
      Over 90 Days.........................          0.22%         0.15%         0.18%         0.09%        0.01%


----------
(1)  Represents the average end of period balances of active portfolio.

(2)  Represents the average of gross delinquency balances.

*    SST began servicing loans originated by E-Loan in June 2002.

                     CREDIT LOSS AND REPOSSESSION EXPERIENCE



                                                           AS OF MARCH 31,                YEAR ENDED DECEMBER 31,
                                                      -------------------------   ---------------------------------------
                                                          2005          2004          2004          2003         2002*
                                                      -----------   -----------   -----------   -----------   -----------

Principal Amount Outstanding ($) (1)...............   751,272,816   610,463,936   755,112,209   547,140,024   164,897,839
Average Principal Amount Outstanding ($) (2).......   752,599,595   590,221,638   673,892,830   381,948,488    77,083,149
Number of Contracts Outstanding (3)................        56,823        38,919        54,310        33,374         9,003
Average Number of Contracts Outstanding (4)........        55,955        37,051        45,181        22,178         4,190
Number of Repossessions............................           115            41           285            65             1
Number of Repossessions as a Percent of the
   Average Number of Contracts
   Outstanding (%).................................          0.21%         0.11%         0.63%         0.29%         0.02
Charge-Offs ($)....................................     2,474,133     1,162,599     6,641,117     1,490,041            --
Recoveries ($).....................................     1,181,745       454,142     2,593,623       680,495            --
Net Losses ($).....................................     1,292,387       708,457     4,047,494       809,546            --
Net Losses as a Percent of Principal Outstanding
   (%) **..........................................          0.69%         0.46%         0.54%         0.15%         0.00%
Net Losses as a Percent of Average Principal
   Outstanding (%) **..............................          0.69%         0.48%         0.60%         0.21%         0.00%


----------
(1)  Represents the end of period balances of active portfolio.

(2)  Represents the average end of period balances of active portfolio.

(3)  Represents the end of period number of active contracts outstanding.

(4)  Represents the average end of period number of active contracts outstanding.

*    SST began servicing loans originated by E-Loan in June 2002.

**   Annualized.

                                   THE SELLER

          The COAF receivables, E-Loan receivables, Ford Credit receivables and
Onyx receivables were sold directly to Merrill Lynch Bank USA (the "SELLER"), pursuant to separate purchase and sale agreements to purchase retail installment sale contracts and loans secured by new and used automobiles, light-duty trucks, sports utility vehicles and motorcycles. The seller is also the administrator to the trust and is an affiliate of the depositor and Merrill Lynch, Pierce, Fenner
& Smith Incorporated, one of the underwriters. The seller will sell the COAF receivables, E-Loan receivables, Ford Credit receivables and Onyx receivables to the depositor on the closing date without any representation or warranty except its representation and warranty that it has not created any lien or security interest on those receivables, other than a security interest in favor of the depositor.

                                      S-26

                    THE RECEIVABLES ORIGINATORS AND SERVICERS

Capital One Auto Finance, Inc.

          The information under this subheading has been provided by COAF. None of the depositor, the administrator, the seller, the master servicer or the indenture trustee has independently verified the accuracy or completeness of this information.

          General

          Capital One Auto Finance, Inc., a Texas corporation, known as "COAF"
originated certain receivables in the trust which are referred to as COAF receivables. COAF will also service the COAF receivables. The disclosure presented for COAF's prime auto finance business is a summary of the material aspects of its origination and servicing procedures as they relate to its
"prime" auto finance business, and therefore does not purport to be a complete description of its "prime" auto finance business or to describe other businesses of COAF or its affiliates. The COAF receivables were originated as part of
COAF's "prime" auto finance business.

          COAF is a wholly owned subsidiary of Capital One Financial Corporation
("CAPITAL ONE FINANCIAL"). Capital One Financial is a registered bank holding company and effective May 27, 2005, Capital One Financial became a registered financial holding company. As a registered financial holding company, Capital
One Financial is subject to the supervision of the Federal Reserve Board.
Capital One Financial is required to file with the Federal Reserve Board reports and other information regarding its business operations and the business operations of its subsidiaries, including COAF. In October 2001, Capital One
Financial acquired San Diego based PeopleFirst Inc. and its wholly owned subsidiary PeopleFirst Finance, LLC ("PEOPLEFIRST"), and shortly thereafter it transferred its interest in PeopleFirst Inc. to its wholly owned subsidiary,
COAF. Effective February 2, 2004, PeopleFirst merged with COAF and integrated portions of its operations with those of COAF in Plano, Texas. Certain operations, however, such as credit underwriting, some aspects of customer service, early stage collection activities and other operations continue to be maintained in San Diego. COAF is an affiliate of Onyx, see "The Receivables
Originators and Servicers--Onyx Acceptance Corporation" in this prospectus supplement.

          The principal place of business of COAF is at 3901 N. Dallas Parkway,
Plano, Texas 75093. You may also reach COAF by telephone at (469) 241-7000.

          Origination of the COAF Receivables

          In its "prime" auto finance business, COAF primarily concentrates on obligors it determines will have a relatively low likelihood of defaulting on their respective receivables. This determination is based on a multifaceted analysis of the obligor's creditworthiness at the time the loan is originated.
COAF also maintains a below "prime" auto finance business that concentrates in obligors that have relatively higher risk profiles when compared with the obligors targeted by its "prime" auto finance business.

          The standard receivable originated or purchased by COAF is a fully amortizing, level payment receivable. The interest rate is limited by the state's maximum applicable interest rate

                                      S-27

of the state law applicable to that transaction (usually that of the obligor's home state) at the time of origination. The contract term is determined by a number of factors which may include the age and mileage of the motor vehicle, payment amount, interest rate and obligor preference. Interest rates may be determined on the basis of the credit history of the applicant

          All of the COAF receivables were originated by COAF by making a direct loan to an obligor for the purchase of a new or used vehicle. Potential obligors are generally targeted through COAF's Internet websites. These websites encourage potential obligors to complete an electronic application, which is transmitted to COAF through the Internet. Once an electronic application is approved, COAF mails or sends to the obligor a note and security agreement and a documentary draft drawn on COAF and payable through COAF's bank. The documentary draft is issued in blank and incorporates by reference the terms of the applicable note and security agreement. Once the documentary draft is submitted to COAF's bank for payment, it is returned to COAF and the documentary draft, an image of such documentary draft or such other information or records evidencing such documentary draft as permitted or provided by applicable law (including the
Check Clearing for the 21st Century Act), clearing house rules, rules and regulations of the Federal Reserve Board (including Regulation CC), or other established systems for the transmission of payments within the banking system, is retained by it as evidence of the obligor's agreement to the terms of the note and security agreement. When the obligor negotiates the documentary draft for payment, the obligor is thereby agreeing to the terms of the note and the security agreement. A negotiated documentary draft can be delivered for payment in an amount up to the obligor's approved credit limit to a dealer, a lessor or an individual from whom the obligor is purchasing a motor vehicle, or in the case of a refinancing it can be delivered to the previous lender for payment of the existing loan. If COAF's documentary draft is not signed within a specified period of time after being sent to the obligor, it expires. However, in some cases the obligor may request a new documentary draft that is useable for an additional period of time without being required to submit a new application.

          The terms of the note and security agreement grant to COAF a security interest in the motor vehicle and require the obligor to have COAF noted as lienholder on the certificate of title for the motor vehicle. In some cases, the documentary draft sent to the dealer or existing lienholder contains restrictive endorsements. By endorsing these documentary drafts, the dealer, the lessor, the individual or the existing lienholder agrees to take all action necessary to note COAF as lienholder on the related certificate of title.

          In many cases the origination process and related documentation used by COAF are novel and were designed to capitalize on the potential benefits of conducting business over the Internet. As such, these processes and the related documentation may entail risks that would not exist in a traditional motor vehicle loan origination program and may give rise to other challenges based on consumer protection or other laws based on issues that are currently untested in the courts.

          Underwriting of the COAF Receivables

          The process for underwriting a receivable depends primarily on whether the obligor of that receivable represents a below prime credit or a prime credit obligor. The underwriting of prime credits places greater emphasis on the obligor's ability to repay the obligation and less emphasis on the value of the vehicle being purchased.

                                      S-28

          To evaluate a potential loan or the potential purchase of a receivable from a dealer, COAF must receive a completed credit application which contains information about the applicant which may include the applicant's assets, liabilities, income, credit and employment history and other personal information bearing on the decision to extend credit. When the application is received, the relevant data is entered into the loan application processing system. Once the data has been entered, a credit report is requested and is used in conjunction with the applicant's personal financial data to underwrite the receivables.

          COAF examines an application and compares the data provided by the applicant to what is available through the applicant's credit report. For items that cannot be confirmed through the credit report or by other information sources, approval may be conditioned on receipt of supplementary documents such as a complete copy of an applicant's tax return in the case of self-employed individuals. The underwriting decision is communicated to the applicant.

          Servicing and Collections of the COAF Receivables

          COAF will service the COAF receivables in accordance with the terms of the Receivables Sale and Servicing Agreement executed by Merrill Lynch Bank USA and COAF, f/k/a PeopleFirst Finance, LLC, dated as of June 13, 2003, as amended from time to time (the "COAF RECEIVABLES SERVICING AGREEMENT"). COAF is permitted to delegate any or all of its servicing duties, provided that COAF will remain obligated and liable for servicing the receivables as if COAF alone were servicing the COAF receivables. The servicing by COAF will be done in accordance with COAF's customary practices. COAF may also delegate certain duties to unaffiliated parties if permitted pursuant to the applicable sale and servicing agreement.

          The servicing functions performed by COAF include customer service, document file keeping, computerized account record keeping, vehicle title processing, and collections. Specific servicing policies and practices of COAF may be tailored to groups or types of motor vehicle receivables based upon the perceived credit risk of each such group, and may change over time.

          The servicing policies and practices of COAF generally are somewhat different for prime credits and below prime credits. These differences relate primarily to tolerance for delinquency, willingness to adjust contract terms due to specific circumstances and timelines within which other collection remedies are activated.

          Tolerance for Delinquency. For prime credits in the lowest perceived risk category, accounts may be allowed to become more delinquent before customer contact about the past due payment is initiated. Generally, as the perception of risk increases, the tolerance for delinquency is reduced and, accordingly, such contact is initiated sooner.

          Willingness to Adjust Contract Terms. COAF may, in its discretion and on a case-by-case basis, extend or modify the terms of the related receivables in situations where COAF believes such action is likely to maximize the amount collected. Extensions and payment deferrals are governed by strict guidelines in accordance with COAF's customary servicing practices and are not granted to forestall an inevitable loss.

          Activation of Other Collection Remedies. The decision to repossess the collateral generally depends upon the delinquency status and other risk characteristics of the account.

                                      S-29

          Regardless of the type of credit, if an account is charged-off, any deficiency balance remaining generally is pursued to the extent practicable and legally permitted.

E-Loan, Inc.

          The information under this subheading has been provided by E-Loan, except for the sentence below followed by an *. None of the depositor, the administrator, the seller, the master servicer or the indenture trustee has independently verified the accuracy or completeness of this information.

          General

          E-Loan, Inc. ("E-LOAN") is an online consumer direct lender that provides direct loans to consumers, offering its customers a variety of consumer loans, including mortgage loans, auto loans, home equity loans and lines of credit. E-Loan was incorporated in California in August of 1996, began marketing its services in June of 1997 and acquired its online auto operations in
September of 1999. In March 1999, E-Loan was reincorporated in the State of
Delaware.

          From its inception through March 31, 2005, E-Loan has originated $25.4 billion in consumer loans.

          E-Loan's executive offices are located at 6230 Stoneridge Mall Road,
Pleasanton, California 94588.

          Origination

          E-Loan is an online provider of auto loans for the purchase of new and used vehicles. E-Loan provides financial services to consumers who purchase new and used vehicles through licensed vehicle dealers. E-Loan also offers auto refinance loans to customers with vehicles subject to an existing automobile installment loan. The mix of its auto loan originations in 2004 were 80% used cars versus new cars, 57% purchase financing versus refinance related, and 100%
prime versus sub-prime credit quality loans. Loan applications that do not meet the prime auto lending criteria are referred to sub-prime lenders in exchange for a fee. E-Loan funds auto loans using a line of credit and then sells them either via whole loan sales or to Auto Fund One, a qualified special purpose entity ("QSPE"), which was created in June 2002.

          E-Loan also has a lending program called the "Person to Person
Program." Under the Person to Person Program, E-Loan provides financing to approved borrowers for the purchase of used vehicles from individuals, rather than from licensed dealers.

          In July 2004, E-Loan began selling a portion of its prime auto loan production to Merrill Lynch Bank USA pursuant to a purchase and sale agreement.
E-Loan lends to borrowers residing in all states, including the District of
Columbia, except Hawaii and Alaska. Through March 31, 2005, E-Loan has originated $3.7 billion in auto loans.

                                      S-30

          Underwriting

          E-Loan uses underwriting standards and credit evaluation criteria that emphasize the customer's creditworthiness, employment and ability to pay. These standards and evaluation criteria include an investigation, verification, and evaluation of credit bureau reports as well as the general credit information provided by the applications. E-Loan's specific guidelines for prime auto loans were initially established with and approved by Merrill Lynch Bank USA and are limited to higher credit quality borrowers.

          The auto loan process begins when a customer completes a short, online application on the E-Loan's or its on-line partners' websites. In some instances, E-Loan will accept a loan application over the phone. The online application next goes through an underwriting process where an automated approve or decline decision is made for about 75% of the applications. The remaining 25%
of the applications, including all written applications, require a manual decision by the E-Loan's underwriting department. Of E-Loan's approvals, under
10% are automatically decisioned. The underwriting group reviews applications that are flagged for manual review on a case-by-case analysis. Any recommendation by the underwriting group to override a criterion that does not adhere to the E-Loan's underwriting standards and credit evaluation criteria is required to be approved by E-Loan's credit manager. The underwriting group documents the decision and the applicant is notified by electronic mail and/or telephonically. The underwriting process includes verification that the applicant meets certain minimum requirements, a verification of fraud checks and a check for duplicate applications.

          Upon approval of an applicant's application, E-Loan emails a notification to the applicant and an E-Loan representative calls each approved applicant. This contact is used to ask the applicant specific questions regarding their credit bureau and/or application information to identify potential fraud. The applicant is sent a PowerCheck(R) via regular mail or overnight delivery. The PowerCheck(R) works like a personal check, and indicates the maximum amount the applicant is approved for. The applicant then takes the
PowerCheck(R) to any licensed auto dealer and negotiates the purchase price for a vehicle of their choice. Once the purchase price is finalized, the customer signs the PowerCheck(R) and presents it to the dealer as payment. The dealer is required to ensure that the title is filed properly with E-Loan listed as the lien holder and, if stipulated, faxes the purchase agreement to E-Loan. All documents faxed to E-Loan are automatically converted to a digital image. The dealer sends the PowerCheck(R) to E-Loan's bank with the original signature on the PowerCheck(R). The bank images the PowerCheck(R) and sends the image to
E-Loan for review and funding. When E-Loan verifies that the documents are in order, it authorizes payment on the draft (PowerCheck(R)). A copy of the final loan contract is then delivered to the customer.

          For auto refinance loans, the customer completes the necessary paperwork and sends the PowerCheck(R) to pay off the existing lender. For private party loans under the Person to Person Program, the buyer and the seller complete the necessary paperwork which is then faxed to E-Loan for approval and the PowerCheck(R) is sent to the existing lienholder or given to the seller if the auto is lien free. E-Loan receives an image of every PowerCheck(R) presented before funding and performs a verification of the designated payee for fraud by verifying that the designated payee is not the obligor and that the payee name is the same as the existing third party lienholder.

                                      S-31

          Fraud Prevention

          E-Loan's fraud prevention process includes three types of fraud checks. The first check is performed at the time an application is submitted.
E-Loan's automated underwriting system compares the information provided by the applicant to the system's fraud database. The second check is performed once the underwriting system retrieves a credit bureau report for the applicant. The underwriting system reviews the credit bureau for fraud identifiers. If any fraud flags are identified, the application is removed from the automated underwriting process and is marked for manual review. The third check is completed by the Internet Service Group ("ISG") once the loan has been approved.
Following approval, a member of the ISG contacts the applicant to verify certain information prior to the funding of the loan. As a result, each loan's funding is conditioned upon phone authentication of the potential borrower. During this call, the member of the ISG asks questions related to the credit bureau information. In addition to the fraud checks performed during the loan application process, E-Loan performs certain checks after the loan has been funded.

          Receivables

          The weighted average FICO score of the E-Loan receivables is 728.*

          Transfer of Loan Files to Servicer

          All loan files are transferred to SST, the receivables servicer for
E-Loan's loans, within two to three days following their origination. Any payments received by E-Loan are forwarded to SST. Once SST receives a loan, SST sends the borrower a welcome package that details where payments should be sent.

Systems & Services Technologies, Inc.

          The information under this subheading has been provided by SST. None of the depositor, the administrator, the seller, the master servicer or the indenture trustee has independently verified the accuracy or completeness of this information.

          General

          In January 1997, SST, a Delaware corporation, began operations as a third-party loan servicer. Since its inception, SST has specialized in servicing consumer accounts, principally including motor vehicle receivables and like asset types. At present, SST functions as the servicer or backup servicer on approximately 112 asset-backed securitizations and various other whole-loan and conduit structures. SST handles direct loan servicing across the nation on receivables with current principal balances totaling in excess of $6 billion. In
January of 2002, SST became a wholly-owned subsidiary of JPMorgan Chase Bank,
N.A.

          Servicing

          SST's servicing activities consist of collecting, accounting for and posting all payments received with respect to the serviced contracts, responding to customer inquires, investigating delinquencies, communicating with obligors, repossessing and liquidating collateral when

                                      S-32

necessary, and generally monitoring the receivables and related collateral. SST maintains data processing and management information systems to support its servicing activities.

          SST utilizes a proprietary automated collection system to assist in collection efforts. This system provides SST with relevant obligor information such as current addresses, phone numbers and loan information, records of all contacts with obligors and, in some cases, automated dialing. The system further allows review of collection personnel activity, permits management to modify priorities as to which obligors should be contacted and provides extensive reports concerning loan performance.

          SST conducts its servicing activities from its headquarters location in St. Joseph, Missouri and from its branch facility in Joplin, Missouri.

          SST services for E-Loan in a first party, or private label capacity, in that it communicates with borrowers under E-Loan's name. This is different than other programs SST services as either a third party (as SST) or co-branded
(both SST and client). By having SST service in first party, E-Loan can maintain a connection and brand image with its borrowers, and this may encourage customer loyalty for additional E-Loan product. E-Loan's servicing relationship with SST also includes a dedicated payment site (linked to E-Loan's general website), a dedicated 800 number and interactive voice response ("IVR") functions tailored specifically for E-Loan (the IVR is customizable for marketing of other products or for special notices to borrowers). On the loan closing side, E-Loan offers its borrowers a special interest rate incentive if they sign up for recurring automated clearing house ("ACH") payments. Borrowers who do not sign up are automatically flagged during the loan boarding process, and SST (as E-Loan)
works with these borrowers to sign them up for ACH. At loan boarding, SST also sends a personalized E-Loan welcome letter and the monthly statement process begins.

Ford Motor Credit Company

          The information under this subheading has been provided by Ford
Credit, except for those sentences below followed by an *. None of the depositor, the administrator, the seller, the master servicer or the indenture trustee has independently verified the accuracy or completeness of this information.

          General

          Ford Credit will service the receivables originated by it and acquired by the trust, which we refer to as the Ford Credit receivables.* Ford Credit was incorporated in Delaware in 1959 to provide financing for Ford Motor Company vehicles and support Ford Motor Company dealers. Ford Credit is an indirect wholly owned subsidiary of Ford Motor Company. Ford Credit provides vehicle and dealer financing in 36 countries.

          Ford Credit provides financial services to and through dealers for
Ford, Lincoln and Mercury brand vehicles and their affiliated dealers.

          Ford Credit's executive offices are located at One American Road,
Dearborn, Michigan 48126.

                                      S-33

          Origination

          The receivables have been or will be purchased directly by Ford Credit from vehicle dealers in the ordinary course of business. A dealer is paid a purchase price for each receivable generally equal to the total contract balance less the finance charge. A portion of the finance charge usually is paid or credited to the dealer.

          Ford Credit finances the negotiated purchase price of a vehicle, less vehicle trade-in or down payment plus taxes, insurance, service contracts, dealer installed accessories and other related charges. The amount financed generally is less than or equal to the manufacturer's suggested retail price
(the "MSRP") of a new vehicle or the published retail price for a used vehicle.
New vehicles typically are purchased by customers at a discount from MSRP. The amount financed is paid by the obligor over a specified number of months with interest at a fixed rate negotiated between the dealer and the obligor. Each obligor is required to obtain or agree to obtain physical damage insurance on the financed vehicle.

          Underwriting

          Ford Credit uses underwriting standards and credit evaluation criteria that emphasize the obligor's ability to pay and creditworthiness.
Statistically-based retail credit risk rating models and "scorecards" are used to determine the creditworthiness of applicants. Each applicant for a retail installment sale contract completes a credit application. Dealers typically submit applications electronically to one of Ford Credit's branch offices. Some of the applications are automatically evaluated and either approved or rejected based on Ford Credit's scorecard. In other cases, Ford Credit's credit analysts evaluate applications and conduct credit investigations, including a review of the applicant's credit report supplied from a national credit bureau, if available, and an internal review and verification process. Typically Ford
Credit is able to determine whether or not to purchase a retail installment sale contract within two hours of receipt of an application.

          Ford Credit uses the statistically-based models and scorecards as internal measuring devices to indicate the degree of risk on contracts offered to Ford Credit by dealers but they are not the sole method used to decide whether to purchase a retail installment sale contract from a dealer. The final decision to purchase a contract also reflects the judgment of the credit analyst, which may include an assessment of the relationship between Ford Credit and the dealer. Within each Ford Credit branch office, purchase approval authority guidelines are established based upon the amount financed, the percent of the total new vehicle invoice cost or used vehicle wholesale value that is advanced and credit scores. The retail rate pricing strategy is based on the principle of offering the dealer a minimum rate that reflects the level of risk associated with the potential obligor's credit evaluation.

          After an offered contract has been approved and the dealer has submitted the contract, Ford Credit checks it for accuracy and regulatory compliance. The dealer is required to perfect the security interest of Ford
Credit in the financed vehicles.

                                      S-34

          Servicing

          Ford Credit will service the Ford Credit receivables under two servicing agreements with the master servicer and, as custodian on behalf of the master servicer, will maintain possession of the Ford Credit retail installment sale contracts and any other documents relating to the Ford Credit receivables.
Ford Credit will only be contractually liable to the master servicer for the performance of Ford Credit's servicing obligations and will not have any obligations or liability to the trust.*

          As of December 31, 2004, Ford Credit serviced retail installment sale contracts from seven regional service centers in the U.S.. Common servicing practices and procedures are used for all accounts. Servicing personnel do not know if a receivable they are servicing has been sold to a third party.

          Obligors are instructed to send their monthly payments to one of several lock-box locations. Obligors also may make payments through electronic payment services, a direct debit program or a telephonic payment system. Ford
Credit uses a combination of proprietary and non-proprietary tools to assess the probability and severity of default for all receivables and implements collection efforts based on its determination of the credit risk associated with each obligor. Most of the receivables are paid without any additional servicing or collection efforts. As each obligor develops a payment history, Ford Credit uses an internally developed behavior scoring model to assist in determining the most effective collection strategies. Based on data from this scoring model, contracts are grouped by risk category for collection. Ford Credit's centralized collection operations are supported by state-of-the-art auto dialing technology and proprietary collection and workflow operating systems. Ford Credit targets its efforts on contacting obligors about missed payments and developing satisfactory solutions to bring accounts current.

          A customer collection representative will attempt to contact a delinquent obligor to determine the reason for the delinquency and identify the obligor's plans to resolve the delinquency. If the obligor cannot make the past due payments, Ford Credit may extend or rewrite the contract. An extension defers a delinquent payment for one or more months to bring the account current.
A rewrite is a refinancing of the obligor's outstanding balance with a longer contract term or a different interest rate. A fee or additional interest is usually collected on extensions and rewrites. Ford Credit uses periodic management reports on delinquencies, extensions, rewrites and other measurements and operating audits to maintain control over the use of collection actions.

          Repossession and Write-offs

          Reasonable efforts are made to collect on delinquent contracts and to keep obligors' contracts current. Repossession is considered as a final step only after all other collection efforts have failed.

          Upon repossession or voluntary surrender of a vehicle, a condition report is prepared. The vast majority of repossessed vehicles are sold at an auction and the proceeds are applied to the outstanding balance of the receivable. Ford's vehicle remarketing department manages the disposal of repossessed vehicles and seeks to maximize net auction proceeds, which is comprised

                                      S-35

of gross auction proceeds less auction fees and costs for reconditioning and transportation to auction. A small number of repossessed vehicles are sold through other means. For example, some heavily damaged vehicles are sold for salvage or scrap and some vehicles may be sold directly to an insurance company if a claim has been filed on the repossessed vehicle.

          All collection activities for contracts that have been written off by
Ford Credit are consolidated and performed by Ford Credit at its collection operations in Mesa, Arizona. Collection activities generally are continued until a contract is paid or settled in full, determined to be uncollectible due to bankruptcy of the obligor or for other reasons, the death of the obligor without a collectible estate or the expiration of the statute of limitations.

          Ford Credit is required to deposit collections on the receivables received by it during any Collection Period within two business days of its receipt thereof if Ford Credit does not satisfy certain requirements specified by the rating agencies or an event of servicing termination has occurred during the related Collection Period.* However, if Ford Credit satisfies those requirements and no event of servicing termination has occurred, it will commingle collections on the Ford Credit receivables with its own funds until the related payment date.*

Onyx Acceptance Corporation

          The information under this subheading has been provided by Onyx. None of the depositor, the administrator, the seller, the master servicer or the indenture trustee has independently verified the accuracy or completeness of this information.

          General

          Onyx Acceptance Corporation, a Delaware corporation, known as "ONYX,"
acquired in the course of its business certain receivables which are being included in the trust and which are referred to as Onyx receivables. Onyx will also service the Onyx receivables. The disclosure presented for Onyx's auto finance business is a summary of the material aspects of its origination and servicing procedures as they relate to its Onyx Gold auto finance program, and therefore does not purport to be a complete description of its auto finance business or to describe other businesses of Onyx or its affiliates.

          Onyx will service the Onyx receivables in accordance with the Sale and
Servicing Agreement between Merrill Lynch Bank USA and Onyx, dated as of May 22,
2003, as amended from time to time (the "ONYX RECEIVABLES SERVICING AGREEMENT").
Onyx was incorporated in California in 1993 and reincorporated in Delaware in
1996 in connection with its initial public offering of common stock, which was successfully completed in March 1996. In January 2005, Capital One Auto Finance,
Inc. ("COAF") acquired Onyx. As a result of the acquisition, Onyx is now a wholly-owned subsidiary of COAF. Onyx's principal operations, such as credit underwriting policy, customer service, collection activities and other operations continue to be performed in Foothill Ranch, California. However, over time, certain of these operations may be integrated into COAF's operations.
Under the Onyx Receivables Servicing Agreement, COAF may replace Onyx as servicer at any time. COAF is a wholly owned subsidiary of Capital One Financial
Corporation ("CAPITAL ONE FINANCIAL"). Capital One Financial is a registered bank holding company and effective May 27, 2005, Capital One Financial became a registered financial holding company. As a registered financial holding company,
Capital One Financial is

                                      S-36

subject to the supervision of the Federal Reserve Board. Capital One Financial
is required to file with the Federal Reserve Board reports and other information regarding its business operations and the business operations of its subsidiaries, including COAF. COAF originated certain receivables in the trust which will be serviced by COAF. For information concerning the COAF receivables, see "The Receivables Originators and Servicers--Capital One Auto Finance, Inc."
in this prospectus supplement.

          The principal executive offices of Onyx are located at 27051 Towne
Centre Drive, Suite 100, Foothill Ranch, California 92610. You may also reach
Onyx by telephone at (949) 465-3900.

          Purchase and Servicing of the Onyx Receivables

          Onyx's portfolio of motor vehicle contracts consists of retail installment sales contracts and security agreements and installment loan and security agreements secured by new and used automobiles, light-duty trucks and vans.

          All Onyx receivables in the trust have been originated under the Onyx
Gold lending program in accordance with credit criteria developed with Merrill
Lynch Bank USA. The Onyx Gold program allows Onyx to market lower interest rates in order to capture customers of superior credit quality. Generally, the Onyx
Gold contracts exhibit superior credit characteristics, better delinquency and loss performance and lower contract APRs relative to Onyx's overall managed portfolio of auto receivables.

          Onyx generally acquires the Gold contracts in its portfolio through the purchase of contracts from automobile dealers that originate the contracts.

          Onyx anticipates that substantially all of the contracts included in the trust property of the trust will have been purchased by Onyx from new and used car dealers unaffiliated with Onyx and the seller. Each dealer from which
Onyx purchases contracts has entered into an agreement with Onyx under which the dealer represents that:

               o    it will comply with federal and state laws regarding motor vehicle financing;

               o    it will obtain the requisite financial information required of the obligor in order to extend credit; and

               o    it will truthfully disclose to Onyx such financial
                    information, the identity of the obligor and other
                    information in connection with the transaction.

          The dealers with whom Onyx has agreements and dealers with whom Onyx would like to have agreements are regularly contacted by Onyx account managers by telephone and in person in an effort to obtain a continued supply of contracts for Onyx to purchase. The payment obligations of the obligor under each contract are secured by the vehicle purchased.

                                      S-37

          Onyx will service the Onyx receivables in accordance with the Onyx
Receivables Servicing Agreement. The servicing functions performed by Onyx include:

               o    customer service;

               o    document filekeeping;

               o    computerized account record keeping;

               o    vehicle title processing; and

               o    collections.

          Underwriting of the Onyx Receivables

          Onyx underwrites contracts purchased from dealers through its regional auto finance centers located throughout the United States. Each contract is fully amortizing and provides for level payments over its term with the portion of principal and interest of each level payment determined on the basis of the simple interest method.

          Each proposed contract is evaluated using uniform underwriting standards developed by Merrill Lynch Bank USA and Onyx. These underwriting standards are intended to assess the applicant's ability to repay all amounts due under the contract.

          After approval, if Onyx is the chosen source of financing, Onyx will obtain the necessary documentation for processing, which includes the following:

               o    a credit application;

               o    the fully executed original contract;

               o    an agreement by the applicant to provide insurance;

               o    a report of sale or guarantee of title;

               o    an application for registration;

               o    a co-signer notification, if applicable; and

               o    any other required documentation.

          Once the appropriate documentation is in hand for funding, the file relating to the contract is ready to forward to a contract processor for a pre-funding audit. The contract processor, who is employed by Onyx or one of its subsidiaries, then audits the documents for completeness and consistency with the application, providing final approval for funding of the contract once these requirements have been satisfied.

          Each contract requires the obligor to obtain comprehensive and collision insurance with respect to the related financed vehicle with Onyx as a loss payee.

          Collection Procedures of the Onyx Receivables

          Onyx performs collection activities with respect to delinquent contracts at its Foothill Ranch, California collection center. Collection activities include prompt investigation and

                                      S-38

evaluation of the causes of any delinquency. An obligor is considered delinquent when he or she has failed to make at least 90% of a scheduled payment under the contract within 30 days of the due date.

          Onyx's collection system provides relevant obligor information and records of all contracts. The system also maintains a record of an obligor's promise to pay and affords supervisors the ability to review collection personnel activity and to modify collection priorities with respect to contracts. Onyx utilizes a predictive dialing system to make phone calls to obligors whose payments are past due less than 30 days. The predictive dialer is a computer-controlled telephone dialing system which dials phone numbers of obligors from a file of records extracted from Onyx's database. Once a live voice responds to the automated dialer's call, the system automatically transfers the call to a collector and the relevant account information to the collector's computer screen. The system also tracks and notifies collections management of phone numbers that the system has been unable to reach within a specified number of days, thereby promptly identifying for management obligors who cannot be reached by telephone.

          Before a contract is 30 days or more delinquent, the account is assigned to a specific collector who will have primary responsibility for the delinquent account until it is resolved.

          Generally, after a scheduled payment under a contract continues to be past due for 60 days, Onyx will initiate repossession of the financed vehicle.
However, if the applicable contract is deemed uncollectible, if the related financed vehicle is deemed by collection personnel to be in danger of being damaged, destroyed or made unavailable for repossession, or if the related obligor voluntarily surrenders the related financed vehicle, Onyx may repossess the related financed vehicle without regard to the length or existence of payment delinquency. Repossessions are conducted by third parties who are engaged in the business of repossessing vehicles for secured parties. Under the laws of California and most other states in which contracts are originated, after repossession, the obligor generally has an additional period of 10 to 15 days to redeem a financed vehicle before it may be resold by Onyx in an effort to recover the balance due under the contract.

          Losses may occur in connection with delinquent contracts and can arise in several ways, including inability to locate the related financed vehicle or the obligor, or because of a discharge of the obligor in a bankruptcy proceeding. Upon repossession and sale of a financed vehicle, any deficiency remaining is pursued against the obligor to the extent deemed practical by Onyx and to the extent permitted by law. The loss recognition and collection policies and practices of Onyx may change over time in accordance with Onyx's business judgment.

          The practices described above under "Collection Procedures of the Onyx
Receivables" are subject to change in accordance with Onyx's customary servicing practices and if certain operations are integrated into COAF's operations or
COAF replaces Onyx as the servicer of the Onyx receivables pursuant to the Onyx
Receivables Servicing Agreement. See the information in "General" above for additional information concerning COAF's acquisition of Onyx.

                                      S-39

                THE MASTER SERVICER AND SECURITIES ADMINISTRATOR

          U.S. Bank National Association, a national banking association, will act as master servicer under the sale and servicing agreement with the trust and the depositor and as securities administrator under the indenture.

          The master servicer will enforce the obligations of the receivables servicers to perform their servicing obligations under the respective receivables servicing agreements to collect amounts due on the receivables. The trust will only have rights against the master servicer and will not have any contractual relationship with or rights against any receivables servicer.

          The securities administrator will perform certain administrative functions relating to the trust and the notes on behalf of the trust under the
Indenture.

          The corporate trust office of U.S. Bank National Association through which it will initially act as both master servicer and securities administrator is located at 60 Livingston Street, St. Paul, Minnesota 55107, Attention:
Structured Finance - MATS 2005-1, U.S. Bank National Association.

                 HOW YOU CAN COMPUTE YOUR PORTION OF THE AMOUNT
                            OUTSTANDING ON THE NOTES

          The securities administrator will provide to you in each report that it will deliver to you a factor that you can use to compute your portion of the principal amount outstanding on your class of notes.

COMPUTATION OF THE FACTOR FOR YOUR CLASS OF NOTES

          The securities administrator will compute a separate factor for each class of notes. The factor for each class of notes will be a nine-digit decimal computed by the securities administrator as a fraction of the initial outstanding principal amount of such class of notes prior to each distribution with respect to that class of notes indicating the remaining outstanding principal amount of that class of notes, as of the applicable payment date after giving effect to payments to be made on that payment date.

YOUR PORTION OF THE OUTSTANDING AMOUNT OF THE NOTES

          For each note you own, your portion of the principal amount outstanding on that class of notes is the product of --

          o    the original denomination of your note; and

          o    the factor relating to your class of notes computed by the securities administrator in the manner described above.

THE FACTORS DESCRIBED ABOVE WILL DECLINE AS THE TRUST MAKES PAYMENTS ON THE
NOTES

          Each of the factors described above will initially be 1.000000000.
They will then decline to reflect reductions in the outstanding principal amount of the applicable class of notes. These

                                      S-40

principal amounts will be reduced over time as a result of scheduled payments, prepayments, purchases of the receivables by the related originator and liquidations of the receivables.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

          Additional information regarding certain maturity and prepayment considerations with respect to the notes is set forth under "Maturity and
Prepayment Considerations" in the prospectus.

          No principal will be paid on any other class of notes until the Class
A-1 Notes are paid in full. After the Class A-1 Notes have been paid in full, amounts on deposit in the principal distribution account on any payment date will be divided among the remaining classes of the Class A Notes, Class B Notes and Class C Notes according to the payment priority provisions described under
"Description of the Notes--Payments of Principal" in this prospectus supplement.
In addition, no principal payments will be made on the Class A-3 Notes until the
Class A-2a Notes and Class A-2b Notes are paid in full and no principal payments will be made on the Class A-4 Notes until the Class A-3 Notes are paid in full.
Consequently, a portion of the principal of the Class B Notes and Class C Notes may be paid before payment in full of the Class A-2 Notes, Class A-3 Notes and
Class A-4 Notes. See "Description of the Notes--Payments of Principal." If an
Event of Default occurs, then these payment priorities will change. See
"Application of Available Collections--Priority of Payments Following Event of
Default Resulting in Acceleration of the Notes" and "Description of the
Notes--Certain Provisions of the Indenture--Rights upon Event of Default."

          Since the rate of payment of principal of each class of notes depends on the rate of payment (including prepayments) of the principal balance of the receivables, final payment of any class of notes could occur significantly earlier than the respective final scheduled payment date.

          WE CANNOT ASSURE YOU THAT YOUR NOTES WILL BE REPAID ON THE RELATED
FINAL SCHEDULED PAYMENT DATE. It is expected that final payment of each class of notes will occur on or prior to its final scheduled payment date. Failure to make final payment of any class of notes by its final scheduled payment date would constitute an Event of Default under the indenture. See "Description of the Notes--Certain Provisions of the Indenture--Rights upon Event of Default" in this prospectus supplement. However, we cannot assure you that sufficient funds will be available to pay each class of notes in full on or prior to its final scheduled payment date. If sufficient funds are not available, final payment of any class of notes could occur later than that date.

          THE LEVEL OF PREPAYMENTS OF THE RECEIVABLES AND REQUIRED PURCHASES BY
THE ORIGINATORS AND THE RECEIVABLES SERVICERS ARE UNPREDICTABLE AND MAY AFFECT
PAYMENTS ON THE NOTES. The rate of prepayments of the receivables may be influenced by a variety of economic, social and other factors. In addition, under circumstances relating to breaches of representations, warranties or covenants, the originators and/or the receivables servicers may be obligated to purchase receivables, directly or indirectly through the depositor, from the trust. See "The Receivables Pool" in this prospectus supplement and "Description of the Receivables Transfer and Servicing Agreements--Sale and Assignment of
Receivables" in the prospectus. A higher than anticipated rate of prepayments will reduce the aggregate principal balance of the

                                      S-41

receivables more quickly than expected and thereby reduce the outstanding amounts of the securities and the anticipated aggregate interest payments on the notes. The noteholders will bear any reinvestment risks resulting from a faster or slower incidence of prepayment of receivables as set forth in the priority of payments in this prospectus supplement. Those reinvestment risks include the risk that interest rates may be lower at the time those holders received payments from the trust than interest rates would otherwise have been had those prepayments not been made or had those prepayments been made at a different time.

          RISKS OF SLOWER OR FASTER REPAYMENTS. Noteholders should consider--

          o    in the case of notes purchased at a discount, the risk that a slower than anticipated rate of principal payments on the
               receivables could result in an actual yield that is less than the anticipated yield; and

          o    in the case of notes purchased at a premium, the risk that a faster than anticipated rate of principal payments on the
               receivables could result in an actual yield that is less than the anticipated yield.

ILLUSTRATION OF THE EFFECT OF PREPAYMENTS ON THE WEIGHTED AVERAGE LIFE OF THE
NOTES

          The following information is given solely to illustrate the effect of prepayments of the receivables on the weighted average lives of the notes under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the receivables.

          Prepayments on motor vehicle receivables can be measured relative to a prepayment standard or model. The model used in this prospectus supplement, the
Absolute Prepayment Model ("ABS"), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables.
ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of assets, including the receivables.

          The rate of payment of principal of each class of notes will depend on the rate of payment (including prepayments) of the principal balance of the receivables. For this reason, final payment of any class of notes could occur significantly earlier than its final scheduled payment date. The noteholders will exclusively bear any reinvestment risk associated with early payment of their notes.

          The tables (collectively, the "ABS TABLES") captioned "Percent of
Initial Principal Amount at Various ABS Percentages" has been prepared on the basis of the characteristics of the receivables. The ABS Tables assume that --

          o    the receivables prepay in full at the specified constant
               percentage of ABS monthly, with no defaults, losses or
               repurchases;

                                      S-42

          o    each scheduled monthly payment on the receivables is made on the last day of each month and each month has 30 days;

          o    payments on the notes are made on each payment date beginning on
               July 25, 2005 (and each payment date is assumed to be the 25th day of the applicable month), as described under "Application of
               Available Collections--Priority of Payments" in this prospectus supplement;

          o    no event of default occurs;

          o    except otherwise specified, the master servicer does not exercise its option to purchase the receivables as described under
               "Description of the Notes--Optional Prepayment" in this
               prospectus supplement;

          o    the interest rates on the notes are at all times as follows: (i)
               3.472%, with respect to the Class A-1 Notes; (ii) 3.900%, with respect to the Class A-2a Notes; (iii) 3.921%, with respect to the Class A-2b Notes; (iv) 4.100%, with respect to the Class A-3
               Notes; (v) 4.231%, with respect to the Class A-4 Notes; (vi)
               4.279%, with respect to the Class B Notes; and (vii) 4.530%, with respect to the Class C Notes and are paid assuming a 30/360 interest accrual (except for the Class A-1 Notes which are paid assuming an actual/360 interest accrual);

          o    the notes are issued on June 23, 2005 and will begin to accrue interest on that date;

          o    no net swap payments are made to the trust under the interest rate swaps;

          o    the servicing fee rate is equal to of 0.50% per annum, except for pools 9 through 16 in the table below for which the servicing fee rate is equal to 1.00% per annum; and

          o    the master servicing fee rate is equal to 0.0185% per annum.

          The ABS Tables indicate the projected weighted average life of each class of notes and sets forth the percent of the initial principal amount of each class of notes that is projected to be outstanding after each of the payment dates shown at various constant ABS percentages.

          The ABS Tables also assume that the receivables have been aggregated into hypothetical pools with all of the receivables within each such pool having the following characteristics and that the level scheduled monthly payment for each of the pools (which is based on its aggregate principal balance, weighted average Contract Rate, weighted average original term to maturity and weighted average payments to maturity as of the Cut-off Date) will be such that each pool will be fully amortized by the end of its remaining term to maturity. The pools have an assumed Cut-off Date of May 31, 2005.

                                      S-43



                  AGGREGATE CUT-OFF                         WEIGHTED AVERAGE       WEIGHTED AVERAGE
                    DATE PRINCIPAL     WEIGHTED AVERAGE     ORIGINAL TERM TO     PAYMENTS TO MATURITY
      POOL           BALANCE ($)      CONTRACT RATE (%)   MATURITY (IN MONTHS)        (IN MONTHS)
---------------   -----------------   -----------------   --------------------   --------------------

1..............   $   59,644,055.24         7.802%                 43                     35
2..............      113,381,714.27         7.907                  60                     50
3..............        8,945,542.76         7.619                  66                     53
4..............       85,601,697.64         7.746                  72                     61
5..............      122,054,165.78         4.843                  41                     29
6..............      220,354,829.11         4.983                  60                     44
7..............        9,435,073.51         5.425                  66                     50
8..............       93,772,942.29         5.404                  72                     57
9..............        9,727,621.19        12.647                  45                     19
10.............       81,998,964.24        11.516                  60                     33
11.............       10,573,822.09        11.482                  62                     36
12.............       15,497,536.02         9.447                  72                     44
13.............       20,508,979.03         1.593                  42                     14
14.............      178,301,754.50         1.853                  60                     32
15.............       12,744,007.90         2.385                  61                     34
16.............       40,340,332.46         2.834                  72                     46
17.............        1,661,224.49         6.910                  44                     39
18.............       12,612,625.17         6.888                  60                     53
19.............        3,231,523.48         7.004                  66                     58
20.............       49,909,423.61         7.027                  72                     64
21.............       36,113,990.08         4.392                  44                     31
22.............      294,846,732.84         4.417                  60                     46
23.............       36,752,729.11         4.658                  66                     52
24.............      135,915,837.71         5.312                  72                     60
25.............        2,948,833.29         6.830                  45                     19
26.............        9,005,699.61         7.005                  60                     33
27.............          242,804.99         6.748                  65                     39
28.............        9,341,947.25         6.861                  72                     45
29.............       29,101,003.38         5.086                  43                     18
30.............       87,599,640.56         5.035                  60                     34
31.............          572,354.00         5.741                  66                     41
32.............       25,530,776.00         5.578                  72                     47
                  -----------------
Total..........   $1,818,270,183.60
                  =================


          The actual characteristics and performance of the receivables will differ from the assumptions used in constructing the ABS Tables. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the receivables will prepay at a constant level of ABS until maturity or that all of the receivables will prepay at the same level of ABS. Moreover, the diverse terms of receivables within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Tables at the various constant percentages of ABS specified, even if the weighted average original and weighted average remaining terms to maturity of the receivables are as assumed. Any difference between those assumptions and the actual characteristics and performance of the receivables, or actual prepayment experience, will affect the percentages of initial amounts outstanding over time and the weighted average life of each class of notes.

                                      S-44

         PERCENT OF INITIAL PRINCIPAL AMOUNT AT VARIOUS ABS PERCENTAGES



                                                      CLASS A-1 NOTES                      CLASS A-2A NOTES AND CLASS A-2B NOTES
                                       ---------------------------------------------   ---------------------------------------------
PAYMENT DATE                           0.00%   1.00%   1.20%   1.50%   1.80%   2.00%   0.00%   1.00%   1.20%   1.50%   1.80%   2.00%
------------------------------------   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----

Closing Date........................     100     100     100     100     100     100     100     100     100     100     100     100
July 25, 2005.......................      91      86      85      83      81      79     100     100     100     100     100     100
August 25, 2005.....................      82      73      70      67      62      58     100     100     100     100     100     100
September 25, 2005..................      72      59      56      50      44      38     100     100     100     100     100     100
October 25, 2005....................      63      46      42      34      26      19     100     100     100     100     100     100
November 25, 2005...................      54      33      28      19       8       0     100     100     100     100     100     100
December 25, 2005...................      44      20      14       4       0       0     100     100     100     100      94      88
January 25, 2006....................      35       8       1       0       0       0     100     100     100      93      83      76
February 25, 2006...................      26       0       0       0       0       0     100      97      92      83      73      65
March 25, 2006......................      16       0       0       0       0       0     100      89      84      74      63      55
April 25, 2006......................       8       0       0       0       0       0     100      82      76      66      54      44
May 25, 2006........................       0       0       0       0       0       0      99      74      68      57      44      34
June 25, 2006.......................       0       0       0       0       0       0      93      67      60      49      35      25
July 25, 2006.......................       0       0       0       0       0       0      87      60      53      41      27      16
August 25, 2006.....................       0       0       0       0       0       0      81      52      45      33      18       7
September 25, 2006..................       0       0       0       0       0       0      75      45      38      25      10       0
October 25, 2006....................       0       0       0       0       0       0      69      39      31      18       3       0
November 25, 2006...................       0       0       0       0       0       0      63      32      24      11       0       0
December 25, 2006...................       0       0       0       0       0       0      57      26      18       4       0       0
January 25, 2007....................       0       0       0       0       0       0      51      19      11       0       0       0
February 25, 2007...................       0       0       0       0       0       0      46      13       5       0       0       0
March 25, 2007......................       0       0       0       0       0       0      40       7       0       0       0       0
April 25, 2007......................       0       0       0       0       0       0      34       2       0       0       0       0
May 25, 2007........................       0       0       0       0       0       0      28       0       0       0       0       0
June 25, 2007.......................       0       0       0       0       0       0      22       0       0       0       0       0
July 25, 2007.......................       0       0       0       0       0       0      16       0       0       0       0       0
August 25, 2007.....................       0       0       0       0       0       0      10       0       0       0       0       0
September 25, 2007..................       0       0       0       0       0       0       4       0       0       0       0       0
October 25, 2007....................       0       0       0       0       0       0       0       0       0       0       0       0
November 25, 2007...................       0       0       0       0       0       0       0       0       0       0       0       0
December 25, 2007...................       0       0       0       0       0       0       0       0       0       0       0       0
January 25, 2008....................       0       0       0       0       0       0       0       0       0       0       0       0
February 25, 2008...................       0       0       0       0       0       0       0       0       0       0       0       0
March 25, 2008......................       0       0       0       0       0       0       0       0       0       0       0       0
April 25, 2008......................       0       0       0       0       0       0       0       0       0       0       0       0
May 25, 2008........................       0       0       0       0       0       0       0       0       0       0       0       0
June 25, 2008.......................       0       0       0       0       0       0       0       0       0       0       0       0
July 25, 2008.......................       0       0       0       0       0       0       0       0       0       0       0       0
August 25, 2008.....................       0       0       0       0       0       0       0       0       0       0       0       0
September 25, 2008..................       0       0       0       0       0       0       0       0       0       0       0       0
October 25, 2008....................       0       0       0       0       0       0       0       0       0       0       0       0
November 25, 2008...................       0       0       0       0       0       0       0       0       0       0       0       0
December 25, 2008...................       0       0       0       0       0       0       0       0       0       0       0       0
January 25, 2009....................       0       0       0       0       0       0       0       0       0       0       0       0
February 25, 2009...................       0       0       0       0       0       0       0       0       0       0       0       0
March 25, 2009......................       0       0       0       0       0       0       0       0       0       0       0       0
April 25, 2009......................       0       0       0       0       0       0       0       0       0       0       0       0
May 25, 2009........................       0       0       0       0       0       0       0       0       0       0       0       0
June 25, 2009.......................       0       0       0       0       0       0       0       0       0       0       0       0
July 25, 2009.......................       0       0       0       0       0       0       0       0       0       0       0       0
August 25, 2009.....................       0       0       0       0       0       0       0       0       0       0       0       0
September 25, 2009..................       0       0       0       0       0       0       0       0       0       0       0       0
October 25, 2009....................       0       0       0       0       0       0       0       0       0       0       0       0
November 25, 2009...................       0       0       0       0       0       0       0       0       0       0       0       0
December 25, 2009...................       0       0       0       0       0       0       0       0       0       0       0       0
January 25, 2010....................       0       0       0       0       0       0       0       0       0       0       0       0
February 25, 2010...................       0       0       0       0       0       0       0       0       0       0       0       0
March 25, 2010......................       0       0       0       0       0       0       0       0       0       0       0       0
April 25, 2010......................       0       0       0       0       0       0       0       0       0       0       0       0
Weighted Average Life to
   Maturity (1).....................    0.50    0.36    0.34    0.30    0.27    0.25    1.65    1.26    1.18    1.05    0.93    0.85
Weighted Average Life to
   Call (1)(2)......................    0.50    0.36    0.34    0.30    0.27    0.25    1.65    1.26    1.18    1.05    0.93    0.85


----------
(1)  The weighted average life of a note is determined by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the related initial principal amount of the note.

(2)  This calculation assumes that the master servicer purchases the outstanding receivables on the earliest payment date on which it is permitted to do so.

*    Indicates a number less than 0.5% but greater than 0.0%.

THE ABS TABLES HAVE BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED ABOVE
(INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE
RECEIVABLES, WHICH WILL DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE
THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

                                      S-45

         PERCENT OF INITIAL PRINCIPAL AMOUNT AT VARIOUS ABS PERCENTAGES



                                        CLASS A-3 NOTES                           CLASS A-4 NOTES
                           ---------------------------------------   ---------------------------------------
PAYMENT DATE               0.00%  1.00%  1.20%  1.50%  1.80%  2.00%  0.00%  1.00%  1.20%  1.50%  1.80%  2.00%
------------------------   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----

Closing Date............    100    100    100    100    100    100    100    100    100    100    100    100
July 25, 2005...........    100    100    100    100    100    100    100    100    100    100    100    100
August 25, 2005.........    100    100    100    100    100    100    100    100    100    100    100    100
September 25, 2005......    100    100    100    100    100    100    100    100    100    100    100    100
October 25, 2005........    100    100    100    100    100    100    100    100    100    100    100    100
November 25, 2005.......    100    100    100    100    100    100    100    100    100    100    100    100
December 25, 2005.......    100    100    100    100    100    100    100    100    100    100    100    100
January 25, 2006........    100    100    100    100    100    100    100    100    100    100    100    100
February 25, 2006.......    100    100    100    100    100    100    100    100    100    100    100    100
March 25, 2006..........    100    100    100    100    100    100    100    100    100    100    100    100
April 25, 2006..........    100    100    100    100    100    100    100    100    100    100    100    100
May 25, 2006............    100    100    100    100    100    100    100    100    100    100    100    100
June 25, 2006...........    100    100    100    100    100    100    100    100    100    100    100    100
July 25, 2006...........    100    100    100    100    100    100    100    100    100    100    100    100
August 25, 2006.........    100    100    100    100    100    100    100    100    100    100    100    100
September 25, 2006......    100    100    100    100    100     98    100    100    100    100    100    100
October 25, 2006........    100    100    100    100    100     86    100    100    100    100    100    100
November 25, 2006.......    100    100    100    100     93     74    100    100    100    100    100    100
December 25, 2006.......    100    100    100    100     82     63    100    100    100    100    100    100
January 25, 2007........    100    100    100     96     72     53    100    100    100    100    100    100
February 25, 2007.......    100    100    100     87     62     43    100    100    100    100    100    100
March 25, 2007..........    100    100     99     78     53     34    100    100    100    100    100    100
April 25, 2007..........    100    100     90     69     44     26    100    100    100    100    100    100
May 25, 2007............    100     94     81     60     36     18    100    100    100    100    100    100
June 25, 2007...........    100     85     73     52     29     12    100    100    100    100    100    100
July 25, 2007...........    100     77     65     45     21      6    100    100    100    100    100    100
August 25, 2007.........    100     69     57     37     14      0    100    100    100    100    100    100
September 25, 2007......    100     61     49     30      8      0    100    100    100    100    100     85
October 25, 2007........     97     53     42     23      2      0    100    100    100    100    100     71
November 25, 2007.......     88     45     35     17      0      0    100    100    100    100     91     58
December 25, 2007.......     80     39     28     12      0      0    100    100    100    100     78     46
January 25, 2008........     71     32     22      6      0      0    100    100    100    100     67     35
February 25, 2008.......     63     26     17      1      0      0    100    100    100    100     56     26
March 25, 2008..........     56     20     12      0      0      0    100    100    100     91     47     17
April 25, 2008..........     50     16      7      0      0      0    100    100    100     80     38      9
May 25, 2008............     44     11      3      0      0      0    100    100    100     70     29      2
June 25, 2008...........     39      7      0      0      0      0    100    100     97     60     22      0
July 25, 2008...........     34      3      0      0      0      0    100    100     87     52     15      0
August 25, 2008.........     28      0      0      0      0      0    100     97     77     44      9      0
September 25, 2008......     23      0      0      0      0      0    100     87     67     36      4      0
October 25, 2008........     18      0      0      0      0      0    100     76     58     29      0      0
November 25, 2008.......     12      0      0      0      0      0    100     66     50     23      0      0
December 25, 2008.......      7      0      0      0      0      0    100     56     41     17      0      0
January 25, 2009........      1      0      0      0      0      0    100     47     34     12      0      0
February 25, 2009.......      0      0      0      0      0      0     88     38     26      8      0      0
March 25, 2009..........      0      0      0      0      0      0     75     31     20      4      0      0
April 25, 2009..........      0      0      0      0      0      0     63     24     15      1      0      0
May 25, 2009............      0      0      0      0      0      0     56     20     12      0      0      0
June 25, 2009...........      0      0      0      0      0      0     49     16      8      0      0      0
July 25, 2009...........      0      0      0      0      0      0     42     12      5      0      0      0
August 25, 2009.........      0      0      0      0      0      0     35      9      3      0      0      0
September 25, 2009......      0      0      0      0      0      0     30      6      0      0      0      0
October 25, 2009........      0      0      0      0      0      0     25      3      0      0      0      0
November 25, 2009.......      0      0      0      0      0      0     20      1      0      0      0      0
December 25, 2009.......      0      0      0      0      0      0     15      0      0      0      0      0
January 25, 2010........      0      0      0      0      0      0     11      0      0      0      0      0
February 25, 2010.......      0      0      0      0      0      0      6      0      0      0      0      0
March 25, 2010..........      0      0      0      0      0      0      2      0      0      0      0      0
April 25, 2010..........      0      0      0      0      0      0      0      0      0      0      0      0
Weighted Average Life
   to Maturity (1)......   2.93   2.45   2.32   2.10   1.85   1.68   4.10   3.66   3.51   3.19   2.80   2.55
Weighted Average Life
   to Call (1)(2).......   2.93   2.45   2.32   2.10   1.85   1.68   3.59   3.17   3.01   2.67   2.42   2.17


----------
(1)  The weighted average life of a note is determined by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the related initial principal amount of the note.

(2)  This calculation assumes that the master servicer purchases the outstanding receivables on the earliest payment date on which it is permitted to do so.

*    Indicates a number less than 0.5% but greater than 0.0%.

THE ABS TABLES HAVE BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED ABOVE
(INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE
RECEIVABLES, WHICH WILL DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE
THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

                                      S-46

         PERCENT OF INITIAL PRINCIPAL AMOUNT AT VARIOUS ABS PERCENTAGES



                                        CLASS B NOTES                             CLASS C NOTES
                           ---------------------------------------   ---------------------------------------
PAYMENT DATE               0.00%  1.00%  1.20%  1.50%  1.80%  2.00%  0.00%  1.00%  1.20%  1.50%  1.80%  2.00%
------------------------   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----

Closing Date............    100    100    100    100    100    100    100    100    100    100    100    100
July 25, 2005...........    100    100    100    100    100    100    100    100    100    100    100    100
August 25, 2005.........    100    100    100    100    100    100    100    100    100    100    100    100
September 25, 2005......    100    100    100    100    100    100    100    100    100    100    100    100
October 25, 2005........    100    100    100    100    100    100    100    100    100    100    100    100
November 25, 2005.......    100    100    100    100    100    100    100    100    100    100    100    100
December 25, 2005.......    100    100    100    100     97     93    100    100    100    100     97     93
January 25, 2006........    100    100    100     96     91     87    100    100    100     96     91     87
February 25, 2006.......    100     99     96     91     86     82    100     99     96     91     86     82
March 25, 2006..........    100     94     92     87     81     76    100     94     92     87     81     76
April 25, 2006..........    100     90     87     82     76     71    100     90     87     82     76     71
May 25, 2006............    100     86     83     77     71     65    100     86     83     77     71     65
June 25, 2006...........     96     83     79     73     66     60     96     83     79     73     66     60
July 25, 2006...........     93     79     75     69     61     56     93     79     75     69     61     56
August 25, 2006.........     90     75     71     65     57     51     90     75     71     65     57     48
September 25, 2006......     87     71     67     61     53     47     87     71     67     61     52     39
October 25, 2006........     84     68     64     57     49     42     84     68     64     57     44     31
November 25, 2006.......     81     64     60     53     45     38     81     64     60     53     36     22
December 25, 2006.......     77     61     57     49     41     35     77     61     57     45     28     15
January 25, 2007........     74     57     53     46     38     31     74     57     53     38     21      7
February 25, 2007.......     71     54     50     43     34     28     71     54     46     31     14      0
March 25, 2007..........     68     51     47     40     31     21     68     49     40     25      7      0
April 25, 2007..........     65     48     44     37     28     15     65     42     34     19      1      0
May 25, 2007............     62     45     41     34     23     10     62     36     27     13      0      0
June 25, 2007...........     59     42     38     31     17      5     59     30     21      7      0      0
July 25, 2007...........     56     39     35     28     12      1     56     24     16      1      0      0
August 25, 2007.........     53     36     32     23      7      0     52     18     10      0      0      0
September 25, 2007......     50     34     30     18      2      0     46     13      5      0      0      0
October 25, 2007........     46     31     27     13      0      0     39      7      0      0      0      0
November 25, 2007.......     43     28     22      9      0      0     32      2      0      0      0      0
December 25, 2007.......     40     24     17      5      0      0     26      0      0      0      0      0
January 25, 2008........     37     20     13      1      0      0     20      0      0      0      0      0
February 25, 2008.......     35     15      9      0      0      0     15      0      0      0      0      0
March 25, 2008..........     32     11      5      0      0      0     10      0      0      0      0      0
April 25, 2008..........     30      8      2      0      0      0      5      0      0      0      0      0
May 25, 2008............     28      5      0      0      0      0      1      0      0      0      0      0
June 25, 2008...........     25      2      0      0      0      0      0      0      0      0      0      0
July 25, 2008...........     21      0      0      0      0      0      0      0      0      0      0      0
August 25, 2008.........     17      0      0      0      0      0      0      0      0      0      0      0
September 25, 2008......     13      0      0      0      0      0      0      0      0      0      0      0
October 25, 2008........      9      0      0      0      0      0      0      0      0      0      0      0
November 25, 2008.......      5      0      0      0      0      0      0      0      0      0      0      0
December 25, 2008.......      2      0      0      0      0      0      0      0      0      0      0      0
January 25, 2009........      0      0      0      0      0      0      0      0      0      0      0      0
February 25, 2009.......      0      0      0      0      0      0      0      0      0      0      0      0
March 25, 2009..........      0      0      0      0      0      0      0      0      0      0      0      0
April 25, 2009..........      0      0      0      0      0      0      0      0      0      0      0      0
May 25, 2009............      0      0      0      0      0      0      0      0      0      0      0      0
June 25, 2009...........      0      0      0      0      0      0      0      0      0      0      0      0
July 25, 2009...........      0      0      0      0      0      0      0      0      0      0      0      0
August 25, 2009.........      0      0      0      0      0      0      0      0      0      0      0      0
September 25, 2009......      0      0      0      0      0      0      0      0      0      0      0      0
October 25, 2009........      0      0      0      0      0      0      0      0      0      0      0      0
November 25, 2009.......      0      0      0      0      0      0      0      0      0      0      0      0
December 25, 2009.......      0      0      0      0      0      0      0      0      0      0      0      0
January 25, 2010........      0      0      0      0      0      0      0      0      0      0      0      0
February 25, 2010.......      0      0      0      0      0      0      0      0      0      0      0      0
March 25, 2010..........      0      0      0      0      0      0      0      0      0      0      0      0
April 25, 2010..........      0      0      0      0      0      0      0      0      0      0      0      0
Weighted Average Life
   to Maturity (1)......   2.30   1.86   1.75   1.58   1.39   1.27   2.10   1.67   1.57   1.41   1.24   1.13
Weighted Average Life
   to Call (1)(2).......   2.30   1.86   1.75   1.58   1.39   1.27   2.10   1.67   1.57   1.41   1.24   1.13


----------
(1)  The weighted average life of a note is determined by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the related initial principal amount of the note.

(2)  This calculation assumes that the master servicer purchases the outstanding receivables on the earliest payment date on which it is permitted to do so.

*    Indicates a number less than 0.5% but greater than 0.0%.

THE ABS TABLES HAVE BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED ABOVE
(INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE
RECEIVABLES, WHICH WILL DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE
THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

                                      S-47

                            DESCRIPTION OF THE NOTES

          The trust will issue the notes under an indenture to be dated as of
May 31, 2005, among the trust, the securities administrator and HSBC Bank USA,
National Association, as indenture trustee. We will file a copy of the indenture in its execution form with the SEC after the trust issues the notes. We summarize below some of the important terms of the notes. This summary is not a complete description of all the provisions of the notes and the indenture. The following summary supplements, and in some instances changes, the description of the general terms and provisions of the notes of any trust and the related indenture set forth under the headings "Certain Information Regarding the
Securities" and "The Indenture" in the prospectus. We refer you to those sections.

PAYMENTS OF INTEREST

          Interest on the principal amounts of the notes will accrue at the respective per annum interest rates for the various classes of notes and will be payable to the noteholders on each payment date. The trust will make payments to the noteholders as of each Record Date.

          Calculation of interest. Interest will accrue and will be calculated on the various classes of notes as follows:

          o    Actual/360. Interest on the Class A-1 Notes and the floating rate notes will accrue from and including the prior payment date (or the closing date, in the case of the first payment date) to but excluding the current payment date and be calculated on the basis of actual days elapsed and a 360-day year.

          o    30/360. Interest on the Class A-2a Notes and Class A-3 Notes will accrue from and including the 25th day of the previous month (or the closing date, in the case of the first payment date) to but excluding the 25th day of the current month and be calculated on the basis of a 360-day year of twelve 30-day months.

          o    Interest on Unpaid Interest. Interest accrued as of any payment date but not paid on that payment date will be due on the next payment date, together with interest on that amount at the applicable interest rate (to the extent lawful).

          LIBOR. The interest rates for the floating rate notes and the floating rate payments received by the trust on the related interest rate swaps will be based on One-Month LIBOR plus an applicable spread. One-month LIBOR will be the rate for deposits in U.S. Dollars for a period of one month which appears on the
Telerate Service Page 3750 as of 11:00 a.m., London time, as determined by the
Calculation Agent on the day that is two London Banking Days prior to the preceding payment date or, in the case of the initial payment date, on the day that is two London Banking Days prior to the closing date. If that rate does not appear on the Telerate Service Page 3750, One-month LIBOR will be the Reference
Bank Rate. The Calculation Agent will be the securities administrator.

          Priority of Interest Payments. The trust will pay interest on the notes of each class on each payment date with Available Collections in accordance with the priority set forth under "Application of Available
Collections--Priority of Payments" in this prospectus supplement. On

                                      S-48

each payment date, interest payments to holders of the Class B Notes will be made only after the interest accrued on each subclass of Class A Notes has been paid in full and certain credit support requirements have been met. Interest payments to holders of the Class C Notes will be made only after the interest accrued on the Class B Notes and each subclass of Class A Notes has been paid in full and certain credit support requirements have been met.

          Swap Termination Payments. Should any swap termination payments be due to the swap counterparty, those amounts will be paid ratably with the interest that is due on the corresponding class of notes. Thus, the subordination described above for the Class B Notes will include any termination payments that may be due with respect to the interest rate swaps relating to the Class A
Notes, and for the Class C Notes will include any termination payments that may be due with respect to the interest rate swaps relating to the Class A and Class
B Notes. If termination payments are due and the amounts available for distribution as interest to the related class are insufficient to pay both the termination payment and the full amount of interest that is due on that class, the class and the swap counterparty will receive their ratable share of the aggregate amount available to be distributed in respect of that class. In that event, the class' and the swap counterparty's ratable share will be based on the amount of interest due on that class and on the amount of the termination payment due to the swap counterparty in respect of the related interest rate swap.

          The Trust Will Pay Interest Pro Rata to Class A Noteholders if it Does
Not Have Enough Funds Available to Pay All Interest Due on the Class A Notes.
The amount available for interest payments on the Class A Notes could be less than the amount of interest payable on all classes of Class A Notes on any payment date. In that event, the holders of each subclass of Class A Notes will receive their ratable share of the aggregate amount available to be distributed in respect of interest on their Class A Notes. Each such subclass' ratable share of the amount available to pay interest will be based on the amount of interest due on that subclass. If termination payments are also due in respect of the interest rate swaps relating to the Class A-2b or Class A-4 Notes, those termination amounts will also be paid ratably, and any shortfall will be allocated ratably with the interest due on each subclass of Class A Notes, including the fixed rate notes. In that event, each subclass' and the swap counterparty's ratable share will be based on the amount of interest due on that subclass and on the amount of the termination payment due to the swap counterparty in respect of the related interest rate swap.

          Event of Default. An Event of Default will occur if the full amount of interest due on the most senior class of notes outstanding is not paid within 35 days of the related payment date. While any of the Class A Notes remain outstanding, the failure to pay interest on the Class B Notes or the Class C
Notes will not be an Event of Default. While any of the Class B Notes remain outstanding, the failure to pay interest on the Class C Notes will not be an
Event of Default. Payments on the notes may be accelerated upon an Event of
Default. The priority of payments on the notes will change following the acceleration of the notes upon an Event of Default and will further change upon the liquidation of the receivables following any such acceleration of the notes.
See "Description of the Notes--Certain Provisions of the Indenture--Rights upon
Event of Default" and "Application of Available Collections--Priority of
Payments Following Events of Default Resulting in Acceleration of the Notes" in
this prospectus supplement and "The Indenture--Events of Default" in the prospectus.

                                      S-49

PAYMENTS OF PRINCIPAL

          Priority and Amount of Payments to the Principal Distribution Account;
Payments of Principal on the Notes. The trust will generally make payments to the principal distribution account on each payment date in the amount and in the priority set forth under "Application of Available Collections--Priority of
Payments" in this prospectus supplement.

          Principal payments will be made to the noteholders in an amount generally equal to the Regular Principal Allocation for each payment date to the extent funds are available under the priorities specified in this prospectus supplement. On each payment date, the applicable portion of the Available
Collections will be deposited into the principal distribution account in accordance with the priorities set forth under "Application of Available
Collections--Priority of Payments" in this prospectus supplement. Principal payments from amounts on deposit in the principal distribution account on each payment date will be allocated among the various classes of notes in the following order of priority:

          (1)  to the Class A Notes, the Class A Principal Payment Amount;

          (2)  to the Class B Notes, the Class B Principal Payment Amount; and

          (3)  to the Class C Notes, the Class C Principal Payment Amount.

          In general, the application of these payment rules will result in an allocation of amounts on deposit in the principal distribution account, concurrently, in a manner intended generally to maintain credit support for each such class (after giving effect to such allocation) in an amount equal to the greater of (i) the target overcollateralization level or (ii) the following respective approximate percentages of the aggregate adjusted principal balance of the receivables (as of the end of the related Collection Period): 9.172% for the Class A Notes; 4.835% for the Class B Notes; and 2.50% for the Class C
Notes. As a result of this allocation, after the credit support for each class is met, the most subordinate class of outstanding notes may receive a disproportionately larger percentage of principal distributions than the more senior classes of outstanding notes.

          In turn, amounts applied to the Class A Notes in respect of principal will be allocated to the holders of the various subclasses of Class A Notes in the following order of priority:

          (1)  to the principal amount of the Class A-1 Notes until such principal amount has been paid in full;

          (2)  to the principal amount of the Class A-2a Notes and the Class
               A-2b Notes, ratably, until such principal amount has been paid in full;

          (3)  to the principal amount of the Class A-3 Notes until such principal amount has been paid in full; and

          (4)  to the principal amount of the Class A-4 Notes until such principal amount has been paid in full.

                                      S-50

          These general rules are subject, however, to the following exceptions:

          (1)  In no event will the Class A Principal Payment Amount allocated to any subclass of Class A Notes exceed the outstanding principal amount of that subclass.

          (2)  On the final scheduled payment date for each subclass of Class A
               Notes, the Class A Principal Payment Amount to be applied to that subclass will include the amount, to the extent of the remaining
               Available Collections, necessary (after giving effect to the other amounts to be deposited in the principal distribution account on that payment date) to reduce the outstanding principal amount of that subclass to zero.

          (3)  No principal payments will be made on the Class B Notes or Class
               C Notes on any payment date until the Class A-1 Notes have been paid in full.

          (4)  In the event of any shortfall in the amount of funds available for principal payments on the notes on any payment date, no principal payments will be made on the Class C Notes or the Class
               B Notes until all amounts payable with respect to the Class A
               Notes on that payment date have been paid in full, and no
               principal payments will be made on the Class C Notes until all amounts payable with respect to the Class B Notes on that payment date have been paid in full.

          (5)  If, on any payment date, the Annualized Average Monthly Net Loss
               Rate exceeds (A) 1.50% if that payment date is on or before the payment date in June 2006; (B) 1.75% if that payment date is after the payment date in June 2006 and on or before the payment date in June 2007; (C) 2.00% if that payment date is after the payment date in June 2007 and on or before the payment date in
               June 2008; and (D) 2.75% if such payment date is after the payment date in June 2008, then on such payment date and each subsequent payment date until the Annualized Average Monthly Net
               Loss Rate is reduced to or below that level, the trust will pay the principal of the notes of each class sequentially starting with most senior and earliest maturing class of notes then outstanding (with respect to subclasses of the Class A Notes, the order of priority of payment will not change) until that class is paid in full, and so on.

          (6)  Following the occurrence and during the continuation of an Event of Default that has resulted in an acceleration of the notes (but prior to any liquidation of the receivables), principal payments on the notes will be made in the order of priority that applies in the case of such Event of Default, as described under
               "Application of Available Collections--Priority of Payments
               Following Events of Default Resulting in Acceleration of the
               Notes" in this prospectus supplement. If the receivables are liquidated following an acceleration of the notes as a result of an Event of Default, principal payments on the notes will be made in the manner described in the first paragraph under "Description of the Notes--Certain Provisions of the Indenture--Rights upon
               Event of Default" herein.

                                      S-51

          The principal balance of a class of notes, to the extent not previously paid, will be due on its final scheduled payment date (each, a "FINAL
SCHEDULED PAYMENT DATE") set forth on the cover of this prospectus supplement.

          The following terms used above have the following meanings:

          "ANNUALIZED AVERAGE MONTHLY NET LOSS RATE" means, with respect to any date of determination, the product of (x) twelve and (y) the average of the
Monthly Net Loss Rates for each of the three preceding Collection Periods. The
"MONTHLY NET LOSS RATE" means, for any Collection Period, a fraction expressed as a percentage, the numerator of which is equal to the sum of all net losses reported by the receivables servicers for that Collection Period and the denominator of which is equal to the aggregate principal balance of the receivables as of the first day of that Collection Period.

          "CLASS A PRINCIPAL PAYMENT AMOUNT" means, with respect to any payment date, an amount greater than or equal to zero and equal to the greater of (a)
the outstanding principal amount of the Class A-1 Notes immediately prior to such payment date and (b) an amount equal to (i) the outstanding principal amount of the Class A Notes immediately prior to such payment date minus (ii)
the lesser of (A) 90.828% of the aggregate adjusted principal balance of the receivables at the end of the Collection Period for such payment date and (B)
the excess, if any, of (1) the aggregate adjusted principal balance of the receivables at the end of the Collection Period for such payment date over (2)
the target overcollateralization level for such payment date; provided, however, that on the final scheduled payment date of any subclass of Class A Notes, the
Class A Principal Payment Amount will not be less than the amount that is necessary to pay that subclass of Class A Notes in full; and provided further that the Class A Principal Payment Amount on any payment date will not exceed the outstanding principal amount of the Class A Notes on that payment date.

          "CLASS B PRINCIPAL PAYMENT AMOUNT" means, with respect to any payment date, an amount greater than or equal to zero and equal to (a) the sum of (i)
the outstanding principal amount of the Class A Notes (less the Class A
Principal Payment Amount on such payment date) and (ii) the outstanding principal amount of the Class B Notes immediately prior to such payment date minus (b) the lesser of (i) 95.165% of the aggregate adjusted principal balance of the receivables at the end of the Collection Period for such payment date and
(ii) the excess, if any, of (A) the aggregate adjusted principal balance of the receivables at the end of the Collection Period for such payment date over (B)
the target overcollateralization level for such payment date; provided, however, that on the final scheduled payment date for the Class B Notes, the Class B
Principal Payment Amount will not be less than the amount that is necessary to pay the Class B Notes in full; and provided further that the Class B Principal
Payment Amount on any payment date will not exceed the outstanding principal amount of the Class B Notes on that payment date.

          "CLASS C PRINCIPAL PAYMENT AMOUNT" means, with respect to any payment date, an amount greater than or equal to zero and equal to (a) the sum of (i)
the outstanding principal amount of the Class A Notes (less the Class A
Principal Payment Amount on such payment date), (ii) the outstanding amount of the Class B Notes (less the Class B Principal Payment Amount on such payment date) and (iii) the outstanding principal amount of the Class C Notes immediately prior to such payment date minus (b) the lesser of (i) 97.500% of the aggregate

                                      S-52

adjusted principal balance of the receivables at the end of the Collection
Period for such payment date and (ii) the excess, if any, of (A) the aggregate adjusted principal balance of the receivables at the end of the Collection
Period for such payment date over (B) the target overcollateralization level for such payment date; provided, however, that on the final scheduled payment date for the Class C Notes, the Class C Principal Payment Amount will not be less than the amount that is necessary to pay the Class C Notes in full; and provided further that the Class C Principal Payment Amount on any payment date will not exceed the outstanding principal amount of the Class C Notes on that payment date.

          "REGULAR PRINCIPAL ALLOCATION" means, with respect to any payment date, the excess, if any, of the aggregate outstanding principal amount of the notes as of the day immediately preceding such payment date over the excess, if any, of (a) the aggregate adjusted principal balance of the receivables at the end of the related Collection Period over (b) the target overcollateralization level with respect to such payment date; provided, however, that the Regular
Principal Allocation shall not exceed the aggregate outstanding principal balance of the notes; and provided, further, that the Regular Principal
Allocation on or after the final scheduled payment date of any class of notes shall not be less than the amount that is necessary to reduce the outstanding principal amount of that class of notes to zero.

          Subordination of the Class B Notes and the Class C Notes. The rights of the Class B Noteholders to receive payments of principal are subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Class A Notes to receive payments of principal so long as the Class A
Notes are outstanding. The rights of the Class C Noteholders to receive payments of principal are subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Class A Notes and the Class B
Notes so long as any of those notes are outstanding.

          Event of Default. An Event of Default will occur under the indenture if the outstanding principal amount of any note has not been paid in full on its final scheduled payment date. The failure to pay principal of a note is not an
Event of Default until its final scheduled payment date. Payments on the notes may be accelerated upon an Event of Default. The priority of payments on the notes will change following the acceleration of the notes upon an Event of
Default and will further change upon the liquidation of the receivables after such an acceleration. See "Description of the Notes--Certain Provisions of the
Indenture--Rights upon Event of Default" below and "Application of Available
Collections--Priority of Payments Following Events of Default Resulting in
Acceleration of the Notes" in this prospectus supplement.

          Notes Might Not Be Repaid on Their Final Scheduled Payment Dates. The
principal amount of any class of notes to the extent not previously paid will be due on the final scheduled payment date of that class. The actual date on which the aggregate outstanding principal amount of any class of notes is paid may be earlier or later than the final scheduled payment date for that class of notes based on a variety of factors, including those described under "Maturity and
Prepayment Considerations" in this prospectus supplement and "Maturity and
Prepayment Considerations" in the prospectus.

                                      S-53

OPTIONAL PREPAYMENT

          The master servicer will have the right to purchase the receivables when the aggregate principal amount of the outstanding receivables is equal to or less than 10% of the aggregate cut-off date principal balance. Upon any such purchase by the master servicer, you will receive --

          o    the unpaid principal amount of your notes plus accrued and unpaid interest on your notes; plus

          o    interest on any past due interest at the rate of interest on your notes (to the extent lawful).

You will receive notice of the exercise of that option at least 10 days, but not more than 30 days, prior to the payment date on which such purchase will occur.
The holder of the note is required to surrender the note to the indenture trustee on such payment date.

CERTAIN PROVISIONS OF THE INDENTURE

          Events of Default. The occurrence of any one of the following events will be an event of default under the Indenture ("EVENT OF DEFAULT"):

          (1)  a default for 35 days or more in the payment of any interest on the Class A Notes or, if the Class A Notes are no longer
               outstanding, the Class B Notes or, if the Class B Notes are no
               longer outstanding, the Class C Notes when the same becomes due and payable;

          (2)  a default in the payment of principal of or any installment of principal of any note when the same becomes due and payable;

          (3)  a default in the observance or performance in any material respect of any other covenant or agreement of the trust made in the indenture that materially and adversely affects the holders of the notes and the continuation of any such default for a period of 30 days after notice thereof is given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 25% of the aggregate outstanding principal amount of the Controlling Class;

          (4)  any representation or warranty made by the trust in the indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made if such breach is not cured within 30 days after notice thereof is given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 25% of the aggregate outstanding principal amount of the Controlling
               Class; or

          (5)  certain events of bankruptcy, insolvency, receivership, conservatorship or liquidation with respect to the trust.

          The amount of principal required to be paid to noteholders under the indenture on any payment date will generally be limited to amounts available to be deposited in the principal distribution account; therefore, the failure to pay principal on a class of notes will generally not

                                      S-54

result in the occurrence of an Event of Default under the indenture until the applicable final scheduled payment date for that class of notes.

          The "CONTROLLING CLASS" will be the Class A Notes until they are paid in full; thereafter, the Class B Notes until they are paid in full; and
thereafter, the Class C Notes.

          Rights upon Event of Default. If an Event of Default occurs, then the indenture trustee may, and at the written direction of the holders of not less than a majority of the outstanding principal amount of the Controlling Class, shall declare the notes to be immediately due and payable. Such declaration may be rescinded at the written direction of the holders of not less than a majority of the outstanding principal amount of the Controlling Class at any time before the indenture trustee obtains a judgment or a decree for the payment of money by the trust, if both of the following occur:

          o    the issuer has paid or deposited with the indenture trustee enough money to pay:

               o    all payments of principal of and interest on all notes and all other amounts that would then be due if the Event of
                    Default causing the acceleration of maturity had not
                    occurred;

               o    all sums paid by the indenture trustee and the reasonable
                    compensation, expenses and disbursements of the indenture
                    trustee and its agents and counsel, and the reasonable
                    compensation, expenses and disbursements of the owner
                    trustee and its agents and counsel; and

          o    all Events of Default, other than the nonpayment of principal of the notes that has become due solely by acceleration, have been cured or waived.

          If an Event of Default has occurred, the indenture trustee may institute proceedings to realize upon the receivables, may exercise any other remedies of a secured party, including selling the receivables, or may elect to maintain possession of the receivables and continue to apply collections on the receivables. However, the indenture trustee will be prohibited from selling the receivables following an Event of Default other than an Event of Default listed in clause (1) or (2) under "--Events of Default" above, unless: (i) with respect to any Event of Default listed in clause (5) above,

                    (a)  the holders of the entire outstanding principal amount of the Controlling Class consent to such sale;

                    (b)  the proceeds of such sale are sufficient to pay in full the principal of and accrued interest on the
                         outstanding notes at the date of such sale;

                    (c)  the indenture trustee determines, based solely on an
                         analysis provided by an independent accounting firm
                         (which shall not be at the expense of the indenture
                         trustee), that the proceeds of the receivables would
                         not be sufficient on an ongoing basis to make all
                         payments on the notes as such payments would have
                         become due if such obligations had not been declared
                         due and payable and the indenture trustee obtains the
                         consent of the holders

                                      S-55

                         of notes representing at least two-thirds of the
                         aggregate outstanding principal amount of the
                         Controlling Class; or

          (ii) with respect to any Event of Default listed in clause (3) or (4)
               above,

               (a)  the holders of all the outstanding notes consent thereto; or

               (b)  the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest on all the outstanding notes.

          Any proceeds received in connection with a sale of the receivables described in the prior paragraph, net of certain fees and expenses and of any
Net Swap Payments (together with interest on any overdue Net Swap Payments), shall be applied in the following order of priority:

               (i)  ratably on the Class A Notes to the extent of interest due thereon (including any swap termination amounts due to the swap counterparty on the interest rate swaps relating to the
                    Class A-2b Notes and the Class A-4 Notes) and then,
                    sequentially, to the principal of the Class A-1 Notes until paid in full, then the Class A-2 Notes until paid in full, then the Class A-3 Notes until paid in full and then the
                    Class A-4 Notes until paid in full,

               (ii) interest (including any swap termination amounts due to the swap counterparty on the interest rate swap relating to the
                    Class B Notes) and then principal of the Class B Notes until paid in full, and

               (iii) interest (including any swap termination amounts due to the swap counterparty on the interest rate swap relating to the
                    Class C Notes) and then principal of the Class C Notes until paid in full.

          Notwithstanding the Events of Default described in the prospectus under the caption "The Indenture--Events of Default; Rights upon Event of
Default," until the Class A Notes have been paid in full, the failure to pay interest due on the Class B Notes will not be an Event of Default; and until the
Class B Notes have been paid in full, the failure to pay interest due on the
Class C Notes will not be an Event of Default. Pursuant to the Trust Indenture
Act of 1939, as amended, the Indenture Trustee may be deemed to have a conflict of interest and be required to resign as trustee for the Class A Notes, the
Class B Notes or the Class C Notes if a default occurs under the indenture. In these circumstances, the indenture will provide for separate successor trustees to be appointed for the Class A Notes, the Class B Notes and the Class C Notes,
respectively, in order that there be separate trustees for the Class A Notes, the Class B Notes and the Class C Notes, respectively. So long as any amounts remain unpaid with respect to the Class A Notes, only the trustee for the Class
A Noteholders will have the right to exercise remedies under the indenture (but the Class B and Class C Noteholders will be entitled to their respective shares of any proceeds of enforcement, subject to the subordination of the Class B
Notes and Class C Notes to the Class A Notes as described in this prospectus supplement), and only the Class A Noteholders will have the right to direct or consent to any action to be taken, including sale of the receivables, until the
Class A Notes are paid in full. Upon repayment of the Class A Notes in full, all rights to exercise remedies under the indenture will transfer to the trustee for the Class B Notes, and for so long as any amounts remain unpaid with respect to the Class B Notes, only the

                                      S-56

trustee for the Class B Noteholders will have the right to exercise remedies under the indenture (but the Class C Noteholders will be entitled to their respective shares of any proceeds of enforcement, subject to the subordination of the Class C Notes to the Class B Notes as described in this prospectus supplement), and only the Class B Noteholders will have the right to direct or consent to any action to be taken, including sale of the receivables, until the
Class B Notes are paid in full. Upon payment of the Class A Notes and the Class
B Notes in full, all rights to exercise remedies under the indenture will transfer to the trustee for the Class C Notes. Any resignation of the original indenture trustee as described above with respect to any class of notes will become effective only upon the appointment of a successor trustee for such class of notes and such successor's acceptance of such appointment.

          None of the indenture trustee or the owner trustee in their individual capacities, any certificateholder, or any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will be personally liable for the payment of principal of or interest on the notes or for the agreements of the trust contained in the indenture.

          Each noteholder, by accepting a note or a beneficial interest therein, and the indenture trustee will covenant that they will not at any time institute against the trust or the depositor any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

THE INDENTURE TRUSTEE

          HSBC Bank USA, National Association, a national banking association, will be the indenture trustee under the indenture. The indenture trustee may resign at any time, in which event the trust will be obligated to appoint a successor indenture trustee. The trust will be obligated to remove the indenture trustee and appoint a successor if the indenture trustee ceases to be eligible to continue as such under the indenture, breaches any of its representations, warranties or covenants under the transaction documents or becomes insolvent. No resignation or removal of the indenture trustee and appointment of a successor indenture trustee will become effective until acceptance of the appointment by such successor indenture trustee. Unless a successor indenture trustee shall have been so appointed and shall have accepted appointment within 90 days after giving of notice of resignation, the indenture trustee may petition a court of competent jurisdiction for the appointment of a successor trustee.

THE ADMINISTRATOR

          Merrill Lynch Bank, USA, a Utah industrial bank, will enter into an administration agreement with the trust, the master servicer and the indenture trustee. The administrator will agree, to the extent provided in such administration agreement, to deposit collections on the receivables prior to their deposit into the Collection Account and to perform other administrative obligations on behalf of the master servicer and the trust. As compensation for the performance of the administrator's obligations under the administration agreement, the administrator will receive reinvestment income from the investment of collections on the receivables prior to their deposit into the
Collection Account.

          The administrator is an affiliate of the depositor.

                                      S-57

                      APPLICATION OF AVAILABLE COLLECTIONS

SOURCES OF FUNDS FOR DISTRIBUTIONS

          The funds available to the trust to make payments on the securities on each payment date will generally come from the following sources:

          o    collections received on the receivables during the related
               Collection Period,

          o    net recoveries received during the related Collection Period on receivables that were charged off as losses in prior Collection
               Periods,

          o    proceeds of repurchases of receivables by the related originator or purchases of receivables by a receivables servicer or the depositor because of certain breaches of representations or covenants, and

          o    net swap payments, if any, received by the trust on that payment date.

          The precise calculation of the funds available to make payments on the securities is in the definition of Available Collections in the section
"Glossary of Terms." We refer you to that definition. Among other things,
Available Collections are calculated net of payments of any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law, collected or retained by or paid to the receivables servicers during each month and net of payment of the fees and expenses of the receivables servicers. Neither the master servicer nor the receivables servicers will make any advances of delinquent payments on the receivables. See "Description of the
Receivables Transfer and Servicing Agreements--Servicing Compensation and
Expenses" in the prospectus.

PRIORITY OF PAYMENTS

          On each payment date the trust will apply the Available Collections for that payment date in the following amounts and order of priority:

          (1)  Servicing Fee -- the servicing fee to the master servicer and, to the extent not retained from collections, to the receivables servicers;

          (2)  Other Trust Fees -- the fees and any other amounts payable to the indenture trustee, the owner trustee, the securities
               administrator and the administrator and any expenses or other additional amounts payable to the master servicer; provided that amounts paid under this Item (2) that are not fees shall not exceed $100,000 during any twelve-month period;

          (3)  Trust's Swap Payments -- to the swap counterparty, the net amount due to it under the interest rate swaps, other than any swap termination amounts;

          (4)  Class A Note Interest/Swap Termination Payments -- accrued and unpaid interest due on the Class A Notes for payment ratably to the Class A Noteholders and any swap termination amounts due to the swap counterparty on the interest rate swaps related to the
               Class A Notes;

                                      S-58

          (5)  First Allocation of Principal -- to deposit into the principal distribution account, an amount equal to the excess, if any, of
               (x) the aggregate principal amount of the Class A Notes over (y)
               the aggregate adjusted principal balance of the receivables as of the end of the related Collection Period;

          (6)  Class B Note Interest/Swap Termination Payments -- accrued and unpaid interest due on the Class B Notes and any swap termination amounts due to the swap counterparty on the interest rate swap related to the Class B Notes;

          (7)  Second Allocation of Principal -- to deposit into the principal distribution account, an amount equal to (1) the excess, if any, of (x) the aggregate principal amount of the Class A Notes and the Class B Notes over (y) the aggregate adjusted principal balance of the receivables as of the end of the related
               Collection Period, minus (2) any amount deposited into the principal distribution account pursuant to the Item (5) above;

          (8)  Class C Note Interest/Swap Termination Payments -- accrued and unpaid interest due on the Class C Notes and any swap termination amounts due to the swap counterparty on the interest rate swap related to the Class C Notes;

          (9)  Regular Allocation of Principal -- to deposit into the principal distribution account, an amount equal to (1) the excess, if any, of (x) the aggregate principal amount of the Class A Notes, Class
               B Notes and Class C Notes over (y) the excess, if any of (A) the aggregate adjusted principal balance of the receivables as of the end of the related Collection Period, over (B) the target
               overcollateralization level with respect to such payment date, minus (2) any amounts deposited into the principal distribution account pursuant to Items (5) and (7) above;

          (10) Other Trust Expenses -- to pay expenses or other amounts referred to in Item (2) above that were not paid due to the limitation set forth in that Item; and

          (11) Residual -- any remaining funds to the certificateholders.

          The adjusted principal balance of a receivable will be calculated on a monthly basis as follows:

          o    if the interest rate borne by a receivable is at least equal to
               6.25% per annum (a "NON-DISCOUNT RECEIVABLE"), its adjusted principal balance will be its principal balance; and

          o    if the interest rate borne by a receivable is less than 6.25% per annum (a "DISCOUNT RECEIVABLE"), its adjusted principal balance will be the present value of all scheduled payments on that receivable discounted from the due date on a monthly basis at the rate of 6.25% per annum.

          We use the concept of adjusted principal balance to determine the amount to be deposited in the principal distribution account as described above and to determine the overcollateralization calculations described in this prospectus supplement. As of the Cut-off Date, the aggregate

                                      S-59

adjusted principal balance of the receivables was $1,778,510.799.94, which is greater than the initial aggregate principal amount of the notes. As of the
Cut-off Date, the weighted average coupon of the receivables, after giving effect to adjustments to the discount receivables, was 6.860% per annum.

PRIORITY OF PAYMENTS FOLLOWING EVENTS OF DEFAULT RESULTING IN ACCELERATION OF
THE NOTES

          Notwithstanding the foregoing, on each payment date following the occurrence and during the continuation of an Event of Default relating to default in the payment of principal or interest on any note or the occurrence of an event of insolvency or dissolution which Event of Default has resulted in an acceleration of the notes (but prior to any liquidation of the receivables and other trust property), (1) if the Class A Notes are outstanding, the funds on deposit in the Collection Account remaining after the payment of the Aggregate
Servicing Fee, the fees and any other amounts payable to the owner trustee, the indenture trustee, the securities administrator and the administrator, any Net
Swap Payments (together with interest on any overdue Net Swap Payments), and interest on the Class A Notes for such payment date (including any swap termination amounts due to the swap counterparty on the interest rate swaps relating to the Class A-2b Notes and the Class A-4 Notes), will be deposited in the principal distribution account to the extent necessary to reduce the principal amount of the Class A Notes to zero (which funds will be applied among the subclasses of the Class A Notes in the same order of priority in effect before the occurrence of the Event of Default), (2) if the Class A Notes have been paid in full, the funds on deposit in the Collection Account remaining after the payment specified in clause (1) and interest on the Class B Notes for such payment date (including any swap termination amounts due to the swap counterparty on the interest rate swap relating to the Class B Notes) will be deposited in the principal distribution account to the extent necessary to reduce the principal amount of the Class B Notes to zero, and (3) if the Class A
Notes and Class B Notes have been paid in full, the funds on deposit in the
Collection Account remaining after the payments specified in clauses (1) and (2)
and interest on the Class C Notes for such payment date (including any swap termination amounts due to the swap counterparty on the interest rate swap relating to the Class C Notes) will be deposited in the principal distribution account to the extent necessary to reduce the principal amount of the Class C
Notes to zero. In such case, no payments of principal or interest on the Class B
Notes will be made until payment in full of principal and interest on the Class
A Notes and any swap termination amounts due to the swap counterparty on the related interest rate swaps, and no payments of principal or interest on the
Class C Notes will be made until payment in full of principal and interest on the Class A Notes and the Class B Notes and any swap termination amounts due to the swap counterparty on the related interest rate swaps. Notwithstanding the foregoing, following the occurrence and during the continuation of any other
Event of Default which has resulted in an acceleration of the notes (but prior to any liquidation of the receivables and other trust property), the funds on deposit in the Collection Account remaining after the payment of the Aggregate
Servicing Fee and the fees and any other amounts payable to the owner trustee, the indenture trustee, the securities administrator and the administrator, any
Net Swap Payments (together with interest on any overdue Net Swap Payments), interest on the Class A Notes, the Class B Notes and the Class C Notes, any swap termination amounts due to the swap counterparty on the interest rate swaps, the
First Allocation of Principal and the Second Allocation of Principal, if any,
will be deposited in the principal distribution account to the extent necessary to reduce the principal amount of all the notes to zero. Any such remaining funds will be used to pay principal in respect of the notes,

                                      S-60

sequentially, starting with the most senior and earliest maturing class of notes then outstanding (with respect to the subclasses of the Class A Notes, in the same order of priority in effect before the occurrence of the Event of Default)
until that class is paid in full, and so on.

          Following an Event of Default, the Indenture Trustee may elect to liquidate the receivables and the other property of the Trust, subject to the requirements described in this prospectus supplement under "Description of the
Notes--Certain Provisions of the Indenture--Rights upon Event of Default."
Irrespective of the type of Event of Default, upon such a liquidation of receivables and other trust property, the proceeds of such a liquidation will be distributed in the order of priority described under that subheading.

OVERCOLLATERALIZATION

          The amounts in respect of principal that are distributable to noteholders on each payment date are intended, among other things, to result in the creation of "overcollateralization." The overcollateralization amount is the amount, if any, by which the aggregate adjusted principal balance of the receivables exceeds the aggregate principal amount of the notes. Initially, the aggregate adjusted principal balance of the receivables will exceed the aggregate principal amount of the notes by an amount equal to approximately
0.50% of the aggregate adjusted principal balance of the receivables as of the
Cut-off Date. As of the Cut-off Date, the aggregate adjusted principal balance of the receivables was $1,778,510.799.94, which is greater than the initial aggregate principal amount of the notes.

          Item (9) under "Application of Available Collections--Priority of
Payments" is intended to apply all remaining funds, including any "excess spread," to achieve and then maintain the target overcollateralization level.
This application is intended to result in the payment of more principal of notes in certain months than the amount of amortization on the aggregate adjusted principal balance of the receivables in the related Collection Period.

          The target overcollateralization level is intended to absorb anticipated losses on the receivables, but we cannot assure you that it will be sufficient to absorb any or all actual losses on the receivables. The target overcollateralization level on each payment date will be an amount equal to the greater of (x) 2.50% of the aggregate adjusted principal balance of the receivables as of the end of the related Collection Period and (y)
$17,785,108.00, which amount is equal to 1.00% of the initial aggregate adjusted principal balance of the receivables.

INTEREST RATE SWAPS

          General. On the closing date, the trust will enter one or more interest rate swaps with the swap counterparty with respect to each class of floating rate notes. The interest rate swaps are designed to provide the trust protection against adverse movements in interest rates associated with interest paid on the related class of floating rate securities.

          The interest rate swap agreements will have notional amounts for each interest period equal to the aggregate principal amount of the applicable class of floating rate notes on the payment date on which such interest period begins
(after giving effect to all payments of principal on such date), or, in the case of the first payment date, the closing date. On each payment date, the swap counterparty will pay any Net Swap Receipts to the trust, and/or the trust

                                      S-61

will pay any Net Swap Payments to the swap counterparty. The obligation of the swap counterparty will be limited to the specific obligations of each of the counterparty's interest rate swap agreements with the trust.

          The amount payable under the interest rate swap agreements will be calculated as follows:

               o    For any payment date after the first payment date:

                    (a)  the product of: (1) the actual number of days from and including the immediately preceding payment date on
                         which the related interest period begins to but
                         excluding that payment date, divided by 360, (2)
                         One-Month LIBOR determined as of the related LIBOR
                         Determination Date, and (3) the applicable notional
                         amount; minus

                    (b)  the product of: (1) 1/12, (2) the stated fixed interest rate applicable to the related floating rate class and
                         (3) the applicable notional amount.

               o    For the first payment date:

                    (a)  the product of: (1) the actual number of days from and including the closing date to but excluding such
                         payment date, divided by 360, (2) One-Month LIBOR
                         determined as of the related LIBOR Determination Date
                         and (3) the applicable notional amount; minus

                    (b)  the product of: (1) the number of days from and
                         including the closing date to but excluding the 25th
                         day of such calendar month (assuming 30 day months)
                         divided by 360, (2) the stated fixed interest rate
                         applicable to the related floating rate class and (3)
                         the applicable notional amount.

          The stated fixed interest rates applicable to each floating rate class that the trust will pay to the swap counterparty under the interest rate swap agreements are as follows: 3.911%, with respect to the Class A-2b Notes, 4.190%, with respect to the Class A-4 Notes, 4.035%, with respect to the Class B Notes, and 4.002%, with respect to the Class C Notes.

          If the result of any of the above calculations is positive, it will be referred to in this prospectus supplement as a "NET SWAP RECEIPT." If the result is negative, the absolute value of that number will be referred to in this prospectus supplement as a "NET SWAP PAYMENT."

          Any payment received by the trust in respect of Net Swap Receipts will be deposited into the Collection Account and will be available to make distributions on the notes on the payment date on which it was received. Any payment that the trust is required to make to the swap counterparty in respect of Net Swap Payments will be made from the Collection Account.

          The interest rate swap counterparty will have the right to assign its rights and obligations under the interest rate swap agreements to a replacement counterparty subject to the written confirmation by each rating agency that such assignment will not impair its rating of the related notes.

                                      S-62

          Upon the occurrence of any event of default specified in an interest rate swap agreement, the non-defaulting party may elect to terminate such interest rate swap agreement. These events include failure to make payments due under an interest rate swap agreement, certain defaults by the interest rate swap counterparty with respect to its guarantee and the occurrence of certain bankruptcy and insolvency events.

          An interest rate swap agreement may also be terminated upon the occurrence of a termination event other than an event of default. These termination events include (1) illegality, (2) an acceleration of the related class of floating rate notes resulting from a payment default relating to that class under the indenture, (3) the liquidation of the trust's assets by the indenture trustee, (4) the making of an amendment or supplement to the indenture or any of certain other transaction documents that affects such interest rate swap agreement without the consent of the swap counterparty, which consent will not be unreasonably withheld, (5) the failure by the interest rate swap counterparty to take certain actions, as described below, within 30 days of the date it's long-term and short-term ratings cease to be at the levels required by
Moody's, Fitch and Standard & Poor's and (6) certain tax consequences arising from (a) administrative or judicial procedures, (b) changes in tax law or (c)
certain mergers and asset transfers.

          In the event an interest rate swap is terminated due to an event of default or a termination event, a termination payment may be due (1) to the interest rate swap counterparty by the trust out of funds pari passu with payments of interest on the related class of floating rate notes, or in the case of the Class A-2b or Class A-4 Notes, ratably with all of the Class A Notes or
(2) to the trust by the swap counterparty. The amount of any such termination payment may be based on the actual costs or market quotations of the costs of entering into similar swap transactions or such other method as may be required under an interest rate swap, in each case in accordance with the procedures set forth in such interest rate swap agreement. Any such termination payment could, if market rates or other conditions have changed materially, be substantial.

          Within 30 days of the date the swap counterparty's long-term and short-term ratings cease to be at the levels required by Moody's, Fitch and
Standard & Poor's, the swap counterparty must (a) post collateral, or (b) assign its rights and obligations under each interest rate swap agreement to an eligible substitute interest rate swap counterparty, in each case to maintain the ratings of the notes; provided, however, that if such interest rate swap counterparty has not assigned its rights and obligations under such swap agreement as set forth in clause (b) above, such interest rate swap counterparty will be obligated to post collateral and to continue to use reasonable efforts to find a substitute interest rate swap counterparty indefinitely, until an appropriate substitute interest rate swap counterparty is found.

          If any amendment or supplement to the indenture, sale and servicing agreement or other transaction document would either: (a) adversely affect the swap counterparty's rights or obligations under any interest rate swap agreements; or (b) adversely modify the obligations of, or adversely impact the ability of, the trust to fully perform any of the trust's obligations under the interest rate swap agreements, the trust and the indenture trustee shall be required to first obtain the written consent of the swap counterparty before entering into any such amendment or supplement.

          Merrill Lynch Capital Services, Inc. Merrill Lynch Capital Services,
Inc. or "MLCS," the initial swap counterparty, is a wholly owned subsidiary of
Merrill Lynch & Co., Inc. Merrill

                                      S-63

Lynch & Co., Inc. is a holding company that, through its subsidiaries and affiliates, provides investment, financing, advisory, insurance and related products and services on a global basis. Merrill Lynch Capital Services'
principal executive offices are located at Four World Financial Center, New
York, New York 10080.

          The obligations of MLCS under the interest rate swap will be guaranteed by Merrill Lynch & Co., Inc. Merrill Lynch & Co., Inc. is a Delaware
corporation with its principal place of business located at Four World Financial
Center, New York, New York 10800. Merrill Lynch & Co., Inc.'s senior unsecured debt obligations currently are rated "A+" by S&P, "Aa3" by Moody's and "AA-" by
Fitch. Further information with respect to such ratings may be obtained from
S&P, Moody's or Fitch, as applicable. No assurances can be given that the current ratings of Merrill Lynch & Co., Inc.'s instruments will be maintained.

          MLCS is an affiliate of the depositor.

          Except for the preceding three paragraphs, MLCS has not been involved in the preparation of, and does not accept responsibility for, this prospectus supplement.

                             DESCRIPTION OF THE SALE
                             AND SERVICING AGREEMENT

          The depositor will sell the receivables to the trust and the master servicer will enforce the servicing of the receivables under the sale and servicing agreement to be dated as of May 31, 2005, among the depositor, the master servicer and the trust. We will file a copy of the sale and servicing agreement in its execution form with the SEC after the trust issues the notes.
We have summarized below and in the prospectus some of the important terms of the sale and servicing agreement. This summary is not a complete description of all of the provisions of the sale and servicing agreement.

SALE AND ASSIGNMENT OF THE RECEIVABLES

          The seller will sell and assign to the depositor certain of the receivables owned by it that were originated or acquired by COAF, E-Loan, Ford
Credit and Onyx on the closing date. The seller will assign to the depositor the representations and warranties made by the applicable originator in respect of the related receivables. The depositor will sell and assign the COAF receivables, E-Loan receivables and Onyx receivables to the trust on the closing date and will also assign those representations and warranties to the trust. The depositor will not make any representations and warranties in respect of those receivables except that it is transferring the receivables to the trust free of any lien or security interest created by or under the depositor.

          The depositor will also sell the Ford Credit receivables to the trust on the closing date. The depositor will not assign to the trust the representations and warranties made by Ford Credit in respect of the Ford Credit receivables, and Ford Credit will not have any liability to the trust in respect of a breach of a representation or warranty in respect of any of the Ford Credit receivables. However, the depositor will itself make those representations and warranties to the trust and will be liable to the trust in respect of a breach of a representation or warranty in respect of any of the Ford Credit receivables.

                                      S-64

          Any repurchase of a receivable by an originator, the depositor or by a receivables servicer under the limited circumstances described in the prospectus or this prospectus supplement will be made at the applicable Purchase Amount.

ACCOUNTS

          In addition to the Collection Account, the following accounts will be established --

          o    the indenture trustee will establish with an eligible institution a principal distribution account for the benefit of the
               noteholders; and

          o    the owner trustee will establish a distribution account for the benefit of the certificateholders.

          The trust will not have a reserve account.

SERVICING COMPENSATION AND EXPENSES

          The aggregate servicing fee will be payable to the master servicer and the receivables servicers in the manner described below.

          The master servicer will be entitled to receive the master servicing fee on each payment date, together with any portion of the master servicing fee that remains unpaid from prior payment dates. The master servicing fee will be paid only to the extent of the funds deposited in the Collection Account with respect to the related Collection Period. See "Description of the Receivables
Transfer and Servicing Agreements--Servicing Compensation and Expenses" in the
prospectus.

          Each receivables servicer will be entitled to a monthly servicing fee, to be paid from collections on the receivables it services, equal to an amount specified in the applicable receivables servicing agreement. Each receivables servicer will also be entitled to any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law on those receivables, collected during the related Collection Period. See "Description of the Receivables Transfer and Servicing Agreements--Servicing Compensation and
Expenses" in the prospectus.

SERVICING PROCEDURES

          The master servicer will contract with each receivables servicer to service the related receivables under the receivables servicing agreement to which the receivables servicer is a party. The trust and the noteholders will only have rights against the master servicer and will not have any contractual relationship with or rights against any receivables servicer, but the master servicer will enforce, on behalf of the trust, the performance by the receivables servicers of their respective servicing obligations. See "The Master
Servicer and Securities Administrator" in this prospectus supplement.

          The master servicer's obligation to the trust with respect to each receivables servicer will be limited to enforcement of the related receivables servicing agreement. In so doing, unless the master servicer is acting specifically in response to a default by a receivables servicer or other

                                      S-65

occurrence of a servicer termination event under a receivables servicing agreement that has occurred and is continuing, the master servicer will be required only to perform such duties as are specifically set forth in the sale and servicing agreement. No implied covenants or obligations shall be read into the sale and servicing agreement against the master servicer. Generally, the master servicer will not be obligated to, and will not actively monitor or investigate the performance of the receivables servicers. The master servicer will not be charged with knowledge of any default by a receivables servicer or other occurrence of a servicer termination event under a receivables servicing agreement unless one of its servicing officers responsible for carrying out its responsibilities under the sale and servicing agreement has actual knowledge of the event or written notice of the event has been provided to it. The master servicer may generally assume that the information provided to it by the receivables servicers is accurate. The master servicer will not be liable to the trust for any failure by a receivables servicer to perform its obligations under a receivables servicing agreement.

          Each receivables servicer is party to a receivables servicing agreement with the seller under which it agrees to service the receivables that were originated or acquired by it and sold by it to the seller, or in the case of SST, that were originated by E-Loan and sold by E-Loan to the seller. The master servicer will agree under the sale and servicing agreement to enforce the obligations of each receivables servicer to service the receivables covered by the receivables servicing agreement to which it is a party. Each receivables servicer will agree on or prior to the closing date that it will henceforth service the related receivables on behalf of the master servicer and the master servicer will agree to enforce on behalf of the trust the performance of each receivables servicer's servicing obligations under its receivables servicing agreement. The master servicer will perform various data administration functions under the sale and servicing agreement, including aggregating remittance information provided by the receivables servicers for each Collection
Period. The securities administrator will apply this information to determine the amount of Available Collections for each payment date and the amounts to be paid on the notes on each payment date.

          The master servicer may, or upon the direction of holders of not less than 25% of the principal amount of the notes, will terminate a receivables servicer's servicing rights under its receivables servicing agreement upon the occurrence of certain events, including (i) the failure by the receivables servicer to deposit into the appropriate account any required amount that continues unremedied for a period specified in the related receivables servicing agreement that is not more than five business days after the receivables servicer has received required notice, (ii) the material failure by the receivables servicer to perform a covenant under the related receivables servicing agreement that continues for a period specified in the agreement that is not more than 90 days after the required notice and (iii) certain events of insolvency with respect to the receivables servicer.

          If a receivables servicer is terminated as servicer under the related receivables servicing agreement, the master servicer shall either assume performance of the servicing obligations with respect to the related receivables, applying the servicing terms of the master servicing agreement, or shall be required to find a replacement servicer. The master servicer's out-of-pocket expenses in any termination and replacement of a receivables servicer shall be an expense of the trust.

          Neither the master servicer nor any of the receivables servicers will make any advances in respect of the receivables.

                                      S-66

          Ford Credit may, in its sole discretion in order to liquidate a Ford
Credit receivable that has defaulted and is a liquidated receivable under the terms of the Ford Credit receivables servicing agreement, repurchase such receivable from the depositor, which, upon the exercise by Ford Credit of such right, will have purchased such receivable from the trust. For these purposes a liquidated receivable is any Ford Credit receivable (i) that, by its terms, is in default and as to which Ford Credit, as receivables servicer, has determined, in accordance with its customary servicing procedures, that eventual payment in full is unlikely or has repossessed and disposed of the financed vehicle or (ii)
with respect to which the related obligor has become a debtor in a bankruptcy proceeding. Ford Credit will pay a deferred purchase price for any such repurchased receivable. The deferred purchase price will equal the amounts collected on the receivable, net of any amounts expended by Ford Credit under its servicing procedures for the benefit of the related obligor and any amounts required to be remitted to the obligor. The trust, and therefore the noteholders, will be exposed to the credit risk of Ford Credit with respect to
Ford Credit's obligation to pay any deferred purchase price.

EVENTS OF SERVICING TERMINATION

          "Events of Servicing Termination" with respect to the master servicer under the sale and servicing agreement will consist of:

          o    any failure by the master servicer to deliver to the owner trustee, the indenture trustee or the securities administrator any proceeds or payment required to be so delivered under the terms of the notes and the sale and servicing agreement that shall continue unremedied for a period of five business days after written notice of such failure is received by the master servicer from the owner trustee, the indenture trustee or the securities administrator or after discovery of such failure by an officer of the master servicer;

          o    any failure by the master servicer duly to observe or perform in any material respect any other covenant or agreement in that sale and servicing agreement which failure materially and adversely affects the rights of the noteholders and which continues
               unremedied for 60 days after the giving of written notice of that failure (A) to the master servicer or (B) to the master servicer and the indenture trustee by holders of notes of not less than
               25% in principal amount of the outstanding notes; or

          o    the occurrence of certain insolvency events specified in the sale and servicing agreement with respect to the master servicer.

RIGHTS UPON EVENT OF SERVICING TERMINATION

          If an Event of Servicing Termination occurs in respect of the master servicer, the indenture trustee or holders of not less than 25% of the principal amount of all of the notes (rather than the Controlling Class) may remove the master servicer without the consent of any of the other securityholders. The indenture trustee will be obligated to become the successor master servicer if
U.S. Bank National Association is removed as master servicer. Holders of not less than 25% of the principal amount of all the notes (rather than the
Controlling Class) may give notice to the master servicer, the owner trustee and the indenture trustee of a covenant default by the master servicer under the sale and servicing agreement. Any successor master servicer will

                                      S-67

be obligated to keep in place each servicing agreement with the related receivables servicer unless such servicing agreement has otherwise been terminated in accordance with its terms.

WAIVER OF PAST EVENTS OF SERVICING TERMINATION

          If an Event of Servicing Termination occurs in respect of the master servicer, holders of not less than a majority of the principal amount of all of the notes, subject to the exceptions to be provided in the sale and servicing agreement, may waive any Event of Servicing Termination in respect of the master servicer except for a failure to make any required deposits to or payments from any account, without the consent of all of the other securityholders.

DEPOSITS TO THE COLLECTION ACCOUNT

          The master servicer will establish the Collection Account as described under "Description of the Receivables Transfer and Servicing Agreements" in the
prospectus.

          Under each receivables servicing agreement, the related receivables servicer will be required to remit collections on the receivables serviced by it within a specified period after its receipt and identification thereof. This period will not exceed three business days after receipt, or two business days after receipt and identification with the related receivable servicer being required to use commercially reasonable efforts to identify amounts received by it as promptly as possible. The receivables servicers will remit these amounts to the administrator, acting on behalf of the trust. Since the seller will not transfer all of the receivables held by it and serviced by the receivables servicers, the amounts remitted by the receivables servicers will include collected amounts on receivables that are not owned by the trust. The administrator will identify and separate from these amounts collections received on the receivables owned by the trust based on information it receives from the receivables servicers.

          The administrator will deposit collections on the receivables on behalf of the trust until each payment date. On or before each payment date, the administrator will cause all collections on the receivables and other amounts constituting the total distribution amount for the related payment date to be deposited into the Collection Account. Except as described in the next sentence, the administrator will retain the collections until the business day prior to each related payment date and will be permitted to commingle these amounts with its other funds. However, the administrator will be required to remit collections received with respect to the receivables into the Collection Account not later than the second business day after its receipt thereof from the receivables servicer if Merrill Lynch Bank USA is no longer the administrator or if Merrill Lynch & Co., Inc., which has provided a limited guarantee to the administrator for these purposes, no longer has the required minimum ratings set forth in the administration agreement.

          Securities Administrator Will Provide Information to Indenture
Trustee. The securities administrator will be responsible for aggregating and processing the collection information received from the receivables servicers.
At least two business days prior to each payment date, the securities administrator will provide the indenture trustee with the information required pursuant to the sale and servicing agreement with respect to the related
Collection Period, including:

                                      S-68

          o    the aggregate amount of collections on the receivables;

          o    the aggregate amount of receivables designated as defaulted receivables; and

          o    the aggregate amount of receivables to be repurchased by the related originator, the related receivables servicer or the depositor and the aggregate repurchase amount therefor.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

          In the opinion of Sidley Austin Brown & Wood LLP, Federal Tax Counsel
for the trust, for federal income tax purposes, the notes will be characterized as debt, and the trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation. See "Material Federal
Income Tax Consequences" in the prospectus.

          Under the transaction documents, the trust is structured to be classified for federal income tax purposes as a grantor trust under subpart E, part 1, subchapter J, chapter 1 of subtitle A of the Code, and the trust and investor, by its purchase, agree to treat the trust as a grantor trust for federal income tax purposes.

                         CERTAIN STATE TAX CONSEQUENCES

          The tax discussion in the prospectus does not address the tax treatment of the trust, the notes or the noteholders under any state tax laws.
You are urged to consult with your own tax advisors regarding the state tax treatment of the trust as well as any state tax consequences to you, particularly in the case of financial institutions, of purchasing, holding and disposing of your notes.

                      EMPLOYEE BENEFIT PLAN CONSIDERATIONS

          The notes may, in general, be purchased by or on behalf of or with
"plan assets" of Plans. Although we cannot assure you in this regard, the notes should be treated as "debt" and not as "equity interests" for purposes of the
Plan Assets Regulation because the notes --

          o    are expected to be treated as indebtedness under local law and will, in the opinion of Federal Tax Counsel for the trust, be treated as debt, rather than equity, for federal income tax purposes (see "Material Federal Income Tax Consequences" in the
               prospectus); and

          o    should not be deemed to have any "substantial equity features."

          See "Employee Benefit Plan Considerations" in the prospectus.

          However, whether or not the notes are treated as debt, the acquisition and holding of notes of any class by or on behalf of a Plan could be considered to give rise to a prohibited transaction under ERISA and Section 4975 of the
Code or Similar Law if the trust, the owner trustee, the indenture trustee, any holder of 50% or more of the certificates or any of their respective affiliates is or becomes a "party in interest" or a "disqualified person" (as defined in

                                      S-69

ERISA and the Code, respectively) with respect to any Plan whose assets are used to acquire notes. In that case, certain exemptions from the prohibited transaction rules could be applicable to such acquisition and holding by a Plan depending on the type and circumstances of the fiduciary making the decision to acquire an note on behalf of the Plan -- for example:

          o    Prohibited Transaction Class Exemption ("PTCE") 96-23, which exempts certain transactions effected by an "in-house asset manager";

          o    PTCE 95-60, which exempts certain transactions involving
               insurance company general accounts;

          o    PTCE 91-38, which exempts certain transactions involving bank collective investment funds;

          o    PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts; and

          o    PTCE 84-14, which exempts certain transactions effected by a
               "qualified professional asset manager."

There can be no assurance that any of these exemptions will apply with respect to any Plan's investment in the notes, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with the investment.

          Each person that acquires an note and that is or is acquiring the note on behalf of or with plan assets of a Plan will be deemed to have represented that its acquisition and holding of the note satisfy the requirements for relief under one of the foregoing exemptions or, in the case of a Plan subject to
Similar Law, do not result in a nonexempt violation of Similar Law.

          Because the trust, the indenture trustee, the owner trustee, the master servicer, the receivables servicers and the underwriters may receive benefits in connection with a sale of the notes, the purchase of notes with assets of a plan over which any of these parties or their affiliates has investment authority may be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available.
Accordingly, any fiduciary of a Plan for which the depositor, the master servicer, any receivables servicer, an underwriter, the indenture trustee, the owner trustee or any of their affiliates:

          o    has investment or administrative discretion with respect to the assets of the Plan,

          o    has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and will be based on the particular investment needs of the Plan, or

          o    is an employer maintaining or contributing to the Plan, should consult with counsel before investing assets of the Plan in the notes.

                                      S-70

          The sale of notes to a Plan is in no respect a representation by the issuer or any underwriter of the notes that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                                  UNDERWRITING

          Subject to the terms and conditions set forth in the underwriting agreement, the depositor has agreed to cause the trust to sell to Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., J.P. Morgan
Securities Inc. and Wachovia Capital Markets, LLC (together the "UNDERWRITERS"), and each underwriter has agreed severally to purchase, the principal amount of notes set forth opposite its name below.



                                                                PRINCIPAL      PRINCIPAL
                                               PRINCIPAL        AMOUNT OF      AMOUNT OF       PRINCIPAL
                                               AMOUNT OF       CLASS A-2A     CLASS A-2B       AMOUNT OF
UNDERWRITER                                 CLASS A-1 NOTES       NOTES          NOTES      CLASS A-3 NOTES
-----------                                 ---------------   ------------   ------------   ---------------

Merrill Lynch, Pierce, Fenner & Smith
            Incorporated ................     $432,500,000    $137,700,000   $449,000,000     $383,700,000
Citigroup Global Markets Inc.............     $ 12,600,000    $  4,100,000   $ 13,000,000     $ 11,100,000
J.P. Morgan Securities Inc...............     $ 12,600,000    $  4,100,000   $ 13,000,000     $ 11,100,000
Wachovia Capital Markets, LLC............     $ 12,600,000    $  4,100,000   $ 13,000,000     $ 11,100,000
                                              ------------    ------------   ------------     ------------
   Total.................................     $470,300,000    $150,000,000   $488,000,000     $417,000,000

                                               PRINCIPAL        PRINCIPAL       PRINCIPAL
                                               AMOUNT OF        AMOUNT OF       AMOUNT OF
UNDERWRITER                                 CLASS A-4 NOTES   CLASS B NOTES   CLASS C NOTES
-----------                                 ---------------   -------------   -------------

Merrill Lynch, Pierce, Fenner & Smith
            Incorporated ................     $143,100,000     $57,800,000     $31,120,000
Citigroup Global Markets Inc.............     $  4,100,000     $         0     $         0
J.P. Morgan Securities Inc...............     $  4,100,000     $         0     $         0
Wachovia Capital Markets, LLC............     $  4,100,000     $         0     $         0
                                              ------------     -----------     -----------
   Total.................................     $155,400,000     $57,800,000     $31,120,000


          In the underwriting agreement, the underwriters have severally agreed, subject to the terms and conditions set forth therein, to purchase all of the notes if any notes are purchased. In the event of a default by an underwriter, the underwriting agreement provides that, in certain circumstances, the underwriting agreement may be terminated.

          The depositor has been advised by the underwriters that they propose initially to offer the notes to the public at the applicable prices set forth on the cover page of this prospectus supplement. After the initial public offering of the notes, the public offering prices of the notes may change.

          The underwriting discounts and commissions, the selling concessions that each underwriter may allow to certain dealers, and the discounts that those dealers may reallow to certain other dealers, expressed as a percentage of the principal amount of each class of notes will be as follows:

                                      S-71



                                  UNDERWRITING                            SELLING
                                  DISCOUNT AND   NET PROCEEDS TO THE    CONCESSIONS     REALLOWANCE
                                  COMMISSIONS        DEPOSITOR(1)      NOT TO EXCEED   NOT TO EXCEED
                                 -------------   -------------------   -------------   -------------

Class A-1 Notes...............       0.10%            99.90000%            0.060%          0.040%
Class A-2a Notes..............       0.16%            99.83676%            0.096%          0.064%
Class A-2b Notes..............       0.16%            99.84000%            0.096%          0.064%
Class A-3 Notes...............       0.22%            99.76255%            0.132%          0.088%
Class A-4 Notes...............       0.25%            99.75000%            0.150%          0.100%
Class B Notes.................       0.40%            99.60000%            0.240%          0.160%
Class C Notes.................       0.50%            99.50000%            0.300%          0.200%
                                 -------------    -----------------
   Total......................   $3,183,800.00    $1,766,358,573.50


----------
(1)  Plus accrued interest, if any, from June 23, 2005 and before deducting other expenses estimated at $1,500,000.

          Until the distribution of the notes is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the notes. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the notes. These transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the notes.

          If an underwriter creates a short position in the notes in connection with this offering (i.e., it sells more notes than are set forth on the cover page of this prospectus supplement), that underwriter may reduce that short position by purchasing notes in the open market.

          In general, purchases of an note for the purpose of stabilization or to reduce a short position could cause the price of the note to be higher than it might be in the absence of those purchases. The imposition of a penalty bid might also have an effect on the price of an note to the extent that it were to discourage resales of the note.

          None of the seller, the depositor or the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, none of the seller, the depositor or the underwriters make any representation that any underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

          The notes are new issues of securities and there currently is no secondary market for the notes. The underwriters expect to make a market in such securities but will not be obligated to do so. We cannot assure you that a secondary market for the notes will develop. If a secondary market for the notes does develop, it might end at any time or it might not be sufficiently liquid to enable you to resell any of your notes.

          In the ordinary course of business, the underwriters and their respective affiliates have engaged and may engage in investment banking and commercial banking transactions with the originators and their respective affiliates.

          The depositor has agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended, or to contribute to payments that any underwriter may be required to make in respect thereof.

                                      S-72

          The closings of the sale of each class of notes are conditioned on the closing of the sale of each other class of notes and the certificates.

          Upon receipt of a request by an investor who has received an electronic prospectus from an underwriter or a request by that investor's representative within the period during which there is an obligation to deliver a prospectus, the depositor or such underwriter will promptly deliver, without charge, a paper copy of this prospectus supplement and the prospectus.

          The depositor is an affiliate of Merrill Lynch & Co., Inc. and Merrill
Lynch Bank USA.

                                 LEGAL OPINIONS

          Certain legal matters and federal income tax matters relating to the notes will be passed upon for the depositor by Sidley Austin Brown & Wood LLP.
Certain legal matters relating to the notes will be passed upon for the underwriters by Sidley Austin Brown & Wood LLP.

         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

                                      S-73

                                GLOSSARY OF TERMS

          Additional defined terms used in this prospectus supplement are defined under "Glossary of Terms" in the prospectus.

          "ABS" means the Absolute Prepayment Model, which we use to measure prepayments on receivables and we describe under "Maturity and Prepayment
Considerations."

          "ABS TABLES" means the tables captioned "Percent of Initial Principal
Amount at Various ABS Percentages" beginning on page S-45 of this prospectus supplement.

          "ADJUSTED PRINCIPAL BALANCE" of a receivable is described under
"Application of Available Collections--Priority of Payments."

          "ADMINISTRATION AGREEMENT" means the administration agreement dated as of May 31, 2005, among ML Asset Backed Corporation, HSBC Bank USA, National
Association, as Indenture Trustee, and Merrill Lynch Bank USA, as administrator.

          "AGGREGATE CUT-OFF DATE PRINCIPAL BALANCE" means $1,818,270,183.60.

          "AGGREGATE SERVICING FEE" means the aggregate of the monthly fees payable to the master servicer and the receivables servicers, which amount shall not exceed the product of 1/12th of 1.0185% and the aggregate principal balance of the receivables as of the first day of the related Collection Period.

          "ANNUALIZED AVERAGE MONTHLY NET LOSS RATE" is described in under
"Description of the Notes -- Payments of Principal."

          "AVAILABLE COLLECTIONS" for a payment date will be the Net Swap
Receipts, if any, with respect to the payment date plus the sum of the following amounts with respect to the Collection Period preceding that payment date
(subject to the exclusions set forth below those amounts):

          o    all payments collected on the receivables after the Cut-off Date other than the interest portion of any payments that were due prior to May 31, 2005;

          o    all Liquidation Proceeds in respect of receivables that were designated as defaulted receivables during such Collection
               Period;

          o    all recoveries in respect of receivables that were designated as defaulted receivables, liquidated and written off in prior
               Collection Periods;

          o    the Purchase Amount remitted by the related originator, the related receivables servicer or the depositor in respect of each receivable that such party repurchased under an obligation that arose during the related Collection Period;

          o    investment earnings on funds on deposit in the accounts
               established in connection with the trust, to the extent allocated to the trust; and

                                      S-74

          o    partial prepayments of any refunded item included in the
               principal balance of a receivable, such as extended warranty protection plan costs, or physical damage, credit life,
               disability insurance premiums or any partial prepayment that causes a reduction in the obligor's periodic payment to an amount below the scheduled payment as of the Cut-off Date.

          Available Collections on any payment date will exclude or be reduced by the following:

          o    the servicing fee that each receivables servicer is entitled to, payable from collections in respect of the respective receivables serviced by it;

          o    all payments and proceeds (including Liquidation Proceeds) of any receivables, which have previously been repurchased as described in this prospectus supplement and for which the related Purchase
               Amounts have been included in the Available Collections in a prior Collection Period; and

          o    any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law, collected or retained by or paid to the related receivables servicer during the related Collection Period.

          "CALCULATION AGENT" means the securities administrator.

          "COAF" means Capital One Auto Finance, Inc. and its successors.

          "COAF RECEIVABLES" means the receivables originated by COAF.

          "COAF RECEIVABLES SERVICING AGREEMENT" shall mean the Sale and
Servicing Agreement, dated June 13, 2003, between COAF (f/k/a PeopleFirst
Finance LLC), as seller and servicer, and MLBUSA, as the purchaser.

          "CLASS A NOTES" means the Class A-1 Notes, Class A-2a Notes, Class
A-2b Notes, Class A-3 Notes and Class A-4 Notes, collectively.

          "CLASS A PRINCIPAL PAYMENT AMOUNT" is described under "Description of the Notes -- Payments of Principal."

          "CLASS B PRINCIPAL PAYMENT AMOUNT" is described under "Description of the Notes -- Payments of Principal."

          "CLASS C PRINCIPAL PAYMENT AMOUNT" is described under "Description of the Notes -- Payments of Principal."

          "CLEARSTREAM" means Clearstream Banking, societe anonyme, a professional depository organized under the laws of Luxembourg.

          "CLOSING DATE" means June 23, 2005.

          "CODE" means the Internal Revenue Code of 1986, as amended.

                                      S-75

          "COLLECTION ACCOUNT" means an account established pursuant to the sale and servicing agreement, held in the name of the indenture trustee for the benefit of the noteholders, into which the master servicer is required to cause to be deposited collections on the receivables and other amounts.

          "COLLECTION PERIOD" means, with respect to each payment date, the calendar month preceding the calendar month in which that payment date occurs.

          "CONTRACT RATE" means the per annum interest borne by a receivable.

          "CONTROLLING CLASS" is described under "Description of the Notes --
Certain Provisions of the Indenture."

          "CUT-OFF DATE" means as of the close of business on May 31, 2005.

          "DISCOUNT RECEIVABLE" means a receivable with an interest rate less than 6.25% per annum.

          "DTC" means The Depository Trust Company and any successor depository selected by the trustee.

          "E-LOAN" means E-Loan, Inc. and its successors.

          "E-LOAN RECEIVABLES" means the receivables originated or acquired by
E-Loan or its subsidiaries.

          "E-LOAN SERVICING AGREEMENT" shall mean the Servicing and Custodian
Agreement, dated July 14, 2004, among the E-Loan Servicer, as servicer and custodian, and E-Loan, Inc., as administrator, and the Seller.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

          "EUROCLEAR" means a professional depository operated by Euroclear Bank
S.A./N.V.

          "EVENT OF DEFAULT" is described under "Description of the
Notes--Certain Provisions of the Indenture--Events of Default."

          "FEDERAL TAX COUNSEL" means Sidley Austin Brown & Wood LLP.

          "FINAL SCHEDULED PAYMENT DATE" for each class of notes means the date set forth on the cover page of this prospectus supplement or, if such date is not a Business Day, the next succeeding Business Day.

          "FITCH" means Fitch, Inc. and its successors in interest.

          "FIXED RATE NOTES" means the Class A-1, Class A-2a and Class A-3
Notes.

          "FLOATING RATE NOTES" means the Class A-2b, Class A-4, Class B and
Class C Notes.

                                      S-76

          "FORD CREDIT" means Ford Motor Credit Company and its successors.

          "FORD CREDIT RECEIVABLES" means the receivables originated by Ford
Credit.

          "FORD CREDIT SERVICING AGREEMENTS" shall mean (i) the Servicing
Agreement dated as of May 1, 2003 between the Seller, as purchaser, and Ford
Credit, as servicer and (ii) the Servicing Agreement dated as of September 1,
2003 between the Seller, as purchaser, and Ford Credit, as servicer.

          "INDENTURE TRUSTEE" means HSBC Bank USA, National Association as indenture trustee under the indenture, and any successor indenture trustee.

          "LIBOR DETERMINATION DATE" means the day that is two London Banking
Days preceding the first day of an interest period and with respect to the first
LIBOR Determination Date, the day that is two London Banking Days preceding the closing date.

          "LIQUIDATION PROCEEDS" means all proceeds of the liquidation of defaulted receivables, net of expenses incurred by the master servicer or the related receivables servicer in connection with the liquidation of those defaulted receivables and any amounts required by law to be remitted to the obligors on those liquidated receivables.

          "LONDON BANKING DAY" means any day on which dealings in deposits in
U.S. dollars are transacted in the London interbank market.

          "MASTER SERVICER" means U.S. Bank National Association and any successor master servicer under the sale and servicing agreement.

          "MASTER SERVICING FEE" means a fee payable to the master servicer on each payment date for servicing the receivables, which is equal to the product of 1/12th of 0.0185% and the aggregate principal balance of the receivables as of the first day of the related Collection Period.

          "MONTHLY NET LOSS RATE" is described under "Description of the
Notes--Payments of Principal."

          "MOODY'S" means Moody's Investors Service Inc. and its successors in interest.

          "NET SWAP PAYMENT" is described under "Application of Available
Collections--Interest Rate Swaps.

          "NET SWAP RECEIPT" Is described under "Application of Available
Collections--Interest Rate Swaps.

          "NON-DISCOUNT RECEIVABLE" means a receivable with an interest rate at least equal to 6.25% per annum.

          "ONYX" means Onyx Acceptance Corporation and its successors.

          "ONYX RECEIVABLES" means the receivables originated or acquired by
Onyx.

                                      S-77

          "ONYX RECEIVABLES SERVICING AGREEMENT" shall mean the Sale and
Servicing Agreement, dated May 22, 2003, between Onyx, as seller, servicer and custodian, and the Seller.

          "ORIGINATOR" means COAF with respect to the receivables originated by it or its subsidiaries, E-Loan with respect to the receivables originated by it,
Ford Credit with respect to the receivables originated by it and Onyx with respect to receivables originated or acquired by it.

          "OWNER TRUSTEE" means U.S. Bank Trust National Association, a national banking association, as owner trustee under the trust agreement under which the trust is formed.

          "PAYMENT DATE" means the date on which the trust will pay interest and principal on the notes and the certificates, which will be the 25th day of each month or, if any such day is not a business day, on the next business day, commencing July 25, 2005.

          "PLAN" means an employee benefit or other plan or arrangement (such as an individual retirement account or Keogh plan) that is subject to ERISA,
Section 4975 of the Code or a Similar Law.

          "PRINCIPAL DISTRIBUTION ACCOUNT" means the account maintained by and in the name of the indenture trustee for the benefit of the noteholders, the funds in which are applied to pay principal of the notes.

          "PURCHASE AMOUNT" means with respect to a receivable that is required to be repurchased by an originator, a receivables servicer or the depositor because of a breach of a representation or warranty relating to the receivable by such party under the related agreement, an amount that, as set forth in such agreement, shall be at least equal to the principal balance of such receivable on the date of purchase, plus accrued and unpaid interest thereon to the date of such purchase.

          "RATING AGENCY" means each of Standard & Poor's Ratings Services, a
Division of The McGraw-Hill Companies, Inc., Moody's Investors Service Inc. and
Fitch, Inc.

          "RECEIVABLES SERVICER" means COAF with respect to the COAF receivables, Ford Credit with respect to the Ford Credit receivables, Onyx with respect to the Onyx receivables and SST with respect to the E-Loan receivables.

          "RECEIVABLES SERVICING AGREEMENT" means the COAF Receivables Servicing
Agreement, the E-Loan Servicing Agreement, the Ford Credit Servicing Agreements
and the Onyx Receivables Servicing Agreement, as applicable.

          "RECORD DATE" with respect to any payment date means the day immediately preceding the payment date or, if the securities are issued as
Definitive Securities, the last day of the preceding month.

          "RECOVERIES" means, with respect to any Collection Period after a
Collection Period in which a receivable becomes a defaulted receivable, all monies received by the master servicer with respect to that defaulted receivable during that Collection Period, net of any fees, costs and expenses incurred by and reimbursed to the master servicer in connection with the collection of that defaulted receivable and any payments required by law to be remitted to the obligor.

                                      S-78

          "REFERENCE BANK RATE" means, for any payment date, a rate determined on the basis of the rates at which deposits in U.S. Dollars are offered by reference banks as of 11:00 a.m., London time, on the day that is two London
Banking Days prior to the immediately preceding payment date to prime banks in the London interbank market for a period of one month, in amounts approximately equal to the then outstanding principal amount of each applicable class of floating rate notes. The reference banks will be four major banks that are engaged in transactions in the London interbank market, selected by the swap counterparty. The swap counterparty will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations, rounded upwards to the nearest one-sixteenth of one percent. If on that date fewer than two quotations are provided as requested, the rate will be the arithmetic mean, rounded upwards to the nearest one-sixteenth of one percent, of the rates quoted by one or more major banks in New York City, selected by the swap counterparty, as of 11:00 a.m., New York City time, on that date to leading
European banks for United States dollar deposits for a period of one month in amounts approximately equal to the outstanding principal amount of each applicable class of floating rate notes. If no quotation can be obtained, then
One-Month LIBOR will be the rate from the prior payment date.

          "REGULAR PRINCIPAL ALLOCATION" is described under "Description of the
Notes -- Payments of Principal."

          "SEC" means the Securities and Exchange Commission and its successors.

          "SECURITIES" means the notes and certificates.

          "SELLER" means Merrill Lynch Bank USA and its successors.

          "SIMILAR LAW" means a federal, state or local law that imposes requirements similar to Title I of ERISA or Section 4975 of the Code.

          "STANDARD & POOR'S" means Standard & Poor's Ratings Services, a
Division of The McGraw-Hill Companies, Inc. and its successors in interest.

          "TARGET OVERCOLLATERALIZATION LEVEL" means on each payment date an amount equal to the greater of (x) 2.50% of the aggregate adjusted principal balance of the receivables as of the end of the related Collection Period and
(y) $17,785,108.00 which amount is equal to 1.00% of the initial aggregate adjusted principal balance of the receivables.

                                      S-79

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

PROSPECTUS

                           VEHICLE RECEIVABLES TRUSTS

                               ASSET BACKED NOTES
                            ASSET BACKED CERTIFICATES
                            (EACH ISSUABLE IN SERIES)

                                   ----------

                           ML ASSET BACKED CORPORATION
                                    DEPOSITOR

                                   ----------

--------------------------------------------------------------------------------

BEFORE YOU PURCHASE ANY OF THESE SECURITIES, BE SURE TO READ THE RISK FACTORS
BEGINNING ON PAGE 6 OF THIS PROSPECTUS AND THE RISK FACTORS SET FORTH IN THE
RELATED PROSPECTUS SUPPLEMENT.

The notes and the certificates will represent interests in or obligations of the trust only and will not represent interests in or obligations of ML Asset Backed
Corporation or any of its affiliates.

This prospectus may be used to offer and sell any of the notes or certificates only if accompanied by the prospectus supplement for the related trust.

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EACH TRUST --

o    will issue a series of asset-backed notes and/or certificates in one or more classes;

o    will own --

     o    a portfolio of motor vehicle installment sales contracts or secured loans;

     o    collections on those loans;

     o    security interests in the vehicles financed by those loans; and

     o    funds in the accounts of the trust; and

o    may have the benefit of one or more other forms of credit enhancement.

The only sources of funds for making payments on a trust's securities will be collections on its motor vehicle installment sales contracts and secured loans and any credit enhancement that the trust may have. Each class of offered securities will be rated at the time of issuance in one of the four highest rating categories by at least one nationally recognized statistical rating organization.

The amounts, prices and terms of each offering of securities will be determined at the time of sale and will be described in an accompanying prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE
ADEQUACY OR ACCURACY OF THIS PROSPECTUS OR ANY RELATED PROSPECTUS SUPPLEMENT.
ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   ----------

                               MERRILL LYNCH & Co.

                                   ----------

                  The date of this prospectus is June 13, 2005.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE

   Limitations on Commencement of Voluntary Bankruptcy Proceeding by

   Trusts for Issuing Notes and Certificates Owned by Multiple Holders ..    57
   Trusts Issuing Notes and in Which all Certificates are Retained by

                                       ii

                 IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN
                      THIS PROSPECTUS AND THE ACCOMPANYING
                              PROSPECTUS SUPPLEMENT

          We provide information on your securities in two separate documents that offer varying levels of detail:

          o    this prospectus provides general information, some of which may not apply to a particular series of securities, including your securities, and

          o    the accompanying prospectus supplement will provide a summary of the specific terms of your securities.

          If the terms of the securities described in this prospectus vary with the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

          We include cross-references to sections in these documents where you can find further related discussions. Refer to the table of contents in the front of each document to locate the referenced sections.

          You will find a glossary of defined terms used in this prospectus on page 76.

          You should rely only on the information contained in this prospectus and the accompanying prospectus supplement, including any information incorporated by reference. We have not authorized anyone to provide you with different information. The information in this prospectus or the accompanying prospectus supplement is only accurate as of the dates on their respective covers.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

          ML Asset Backed Corporation has filed a registration statement (No.
333-109271) with the Securities and Exchange Commission under the Securities
Act. This prospectus is part of the registration statement but the registration statement includes additional information.

          You may inspect and copy the registration statement at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington,
D.C. 20549 (telephone 1-800-732-0330).

          Also, the SEC maintains a web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, such as ML Asset Backed Corporation, that file electronically with the SEC. The registration statement, together with our other SEC filings, are available on that web site, as well as on various privately run internet web sites that include the SEC filings of registrant's such as ML Asset Backed
Corporation.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The SEC allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the related prospectus supplement. We incorporate by reference any future annual, monthly or special SEC reports and proxy materials filed by or on behalf of a trust until we terminate our offering of the securities by that trust.

                                       iii

COPIES OF THE DOCUMENTS

          You may receive a free copy of any or all of the documents incorporated by reference in this prospectus or incorporated by reference into the accompanying prospectus supplement if:

          o    you received this prospectus and the prospectus supplement and

          o    you request copies from us at:

                           ML Asset Backed Corporation
                            4 World Financial Center
                            North Tower - 12th Floor
                            New York, New York 10080
                                 (212) 449-0336

This offer only includes the exhibits to the documents if the exhibits are specifically incorporated by reference in the documents. You may also read and copy these materials at the public reference facilities of the SEC in
Washington, D.C. referred to above.

                                       iv

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                                     SUMMARY

          The following summary is a short description of the main structural features that a trust's securities may have. For that reason, this summary does not contain all of the information that may be important to you or that describes all of the terms of a security. To fully understand the terms of a trust's securities, you will need to read both this prospectus and the related prospectus supplement in their entirety.

THE TRUSTS

A separate trust will be formed to issue each series of securities. Each trust will be formed by an agreement between the depositor and the trustee of the trust.

DEPOSITOR

ML Asset Backed Corporation. As the depositor for each trust, we will sell to, or otherwise deposit into, the trust the receivables that back the related series of securities.

SELLER

The prospectus supplement will name the seller for the trust. The seller for each trust will sell the related receivables to the depositor for that trust.
There may be more than one seller of receivables for a trust. In the case of a trust for which there is more than one seller, you should construe references in the prospectus to the "seller" to be references to each seller for the applicable trust.

THE ORIGINATOR

The prospectus supplement will name the originator of the receivables (other than motor vehicle dealers) with respect to each trust if the seller did not originate those receivables. If the seller did originate the receivables of a trust, references in this prospectus to the originator are references to that seller.

There may be more than one originator of receivables with respect to a trust. In the case of a trust with respect to which there is more than one originator, you should construe references in this prospectus to the "originator" to be references to each applicable originator, as appropriate.

SERVICER

The prospectus supplement will name the servicer of the receivables for the trust. A trust may have more than one servicer, in which case the prospectus supplement will name each servicer and specify which servicing duties each servicer will perform. If a trust has more than one servicer, references in this prospectus to the "servicer" will include each of the related trust's servicers unless otherwise specified.

A prospectus supplement may specify that a servicer will engage one or more subservicers or administrator to perform all or some of its servicing obligations. A servicer that does not directly service the receivables, but engages one or more subservicers or administrators may be referred to in the related prospectus supplement as the "master servicer".

TRUSTEE

The prospectus supplement will name the trustee for the trust.

INDENTURE TRUSTEE

If a trust issues notes, the prospectus supplement will name the indenture trustee.

SECURITIES

A trust's securities may include one or more classes of notes and/or certificates. You will find the following information about each class of securities in the prospectus supplement:

o    its principal amount;

o    its interest rate, which may be fixed or variable;

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                                        1

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o    the timing, amount and priority or subordination of payments of principal and interest;

o    the method for calculating the amount of principal and interest payments;

o    the payment dates, which may occur at monthly, quarterly or other specified intervals, for that class;

o    its final scheduled payment date;

o    whether and when it may be redeemed prior to its final scheduled payment date; and

o    how losses on the receivables are allocated among the classes of securities.

Some classes of securities may be entitled to:

o    principal payments with disproportionate, nominal or no interest payments
     or

o    interest payments with disproportionate, nominal or no principal payments.

The prospectus supplement will identify any class of securities that is not being offered to the public.

THE RECEIVABLES

The receivables of each trust will consist of a pool of motor vehicle loans secured by new or used automobiles, minivans, sport utility vehicles, light-duty trucks, motorcycles or recreational vehicles including:

o    the rights to receive payments made on the loans after the cutoff date specified in the related prospectus supplement;

o    security interests in the vehicles financed by the loans; and

o    any proceeds from claims on various related insurance policies.

The receivables will be originated either by the originator with respect to the trust or by motor vehicle dealers or lenders. In the latter case, the receivables will have been purchased, directly or indirectly, by the originator pursuant to agreements with the dealers or lenders. The seller, if different from the originator, will have purchased the receivables from the originator, and in any event will sell the receivables to the depositor who will in turn convey them to the trust that is issuing the related series of securities.

You will find a description of the characteristics of each trust's receivables in the related prospectus supplement.

For a more detailed description of the receivables, including the criteria they must meet in order to be included in a trust, and the other property supporting the securities, see "The Receivables Pools" in this prospectus.

OTHER PROPERTY OF THE TRUST

In addition to the receivables, each trust will own amounts on deposit in various trust accounts, which may include:

o    an account into which collections are deposited;

o    an account to fund post-closing purchases of additional receivables; and

o    a reserve account or other account providing credit enhancement.

PURCHASE OF RECEIVABLES AFTER THE CLOSING DATE

If a trust has not purchased all of its receivables at the time you purchase your securities, it will purchase the remainder of its receivables from the seller over a period specified in the prospectus supplement. A trust may, during a period specified in the prospectus supplement, use principal collections on its receivables to purchase additional receivables.

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                                        2

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CREDIT OR PAYMENT ENHANCEMENT

The prospectus supplement will specify the credit or payment enhancement, if any, for each series of securities. Credit or payment enhancement may consist of one or more of the following:

o    subordination of one or more classes of securities;

o    a reserve account;

o    overcollateralization, meaning the amount by which the principal amount of the receivables exceeds the principal amount of all of the trust's securities;

o    excess interest collections, meaning the excess of anticipated interest collections on the receivables over servicing fees, interest on the trust's securities and any amounts required to be deposited in a reserve account, if any;

o    letter of credit or other credit facility;

o    surety bond or insurance policy;

o    liquidity arrangements;

o    swaps (including currency swaps) and other derivative instruments and interest rate protection agreements;

o    repurchase or put obligations;

o    yield supplement accounts or agreements;

o    guaranteed investment contracts;

o    guaranteed rate agreements;

o    arrangements that discount the principal balance of certain receivables; or

o    other agreements with respect to third party payments or other support.

Limitations or exclusions from coverage could apply to any form of credit or payment enhancement. The prospectus supplement will describe the credit or payment enhancement and related limitations and exclusions applicable for securities issued by a trust. The presence of enhancements cannot guarantee that losses will not be incurred on the securities.

RESERVE ACCOUNT

If there is a reserve account, the trust or seller will initially deposit in it cash or securities having a value equal to the amount specified in the prospectus supplement. The prospectus supplement may also specify other methods of funding the reserve account.

Amounts on deposit in a reserve account will be available to cover shortfalls in the payments on the securities as described in the prospectus supplement. The prospectus supplement will also specify (1) any minimum balance to be maintained in the reserve account and what funds are available for deposit to reinstate that balance and (2) when and to whom any amount will be distributed if the balance exceeds this minimum amount.

For more information about credit enhancement, see "Description of the
Receivables Transfer and Servicing Agreements -- Credit and Payment Enhancement"
in this prospectus.

TRANSFER AND SERVICING OF THE RECEIVABLES

With respect to each trust, if the seller did not originate the receivables, it will have purchased the receivables from one or more originators. The seller will sell the related receivables to the depositor under a receivables purchase agreement, which, in turn, will transfer the receivables to the trust under a sale and servicing agreement or a pooling and servicing agreement. The servicer will agree with the trust to be responsible for servicing, managing, maintaining custody of and making collections on the receivables. If a trust has more than one servicer, references in this prospectus to a servicer will include each of the trust's servicers unless otherwise specified. A servicer may engage one or more subservicers or

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                                        3

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administrators to perform all or part of its obligations. If the servicer of a trust engages one or more subservicers or administrators, references in this prospectus to a servicer will include each of the related trust's subservicers unless otherwise specified. A servicer that does not directly service the receivables, but engages one or more subservicers or administrators may be referred to in the related prospectus supplement as the "master servicer".

For more information about the sale and servicing of the receivables, see
"Description of the Receivables Transfer and Servicing Agreements -- Sale and
Assignment of Receivables" in this prospectus.

SERVICING FEES

Each trust will pay the related servicer a servicing fee based on the outstanding balance of the receivables. The amount of the servicing fee will be specified in the prospectus supplement. The servicer may also be entitled to retain as supplemental servicing compensation the fees and charges paid by obligors and net investment income from reinvestment of collections on the receivables.

SERVICER ADVANCES OF LATE INTEREST PAYMENTS

If so specified in the related prospectus supplement, when interest collections received on the receivables are less than the scheduled interest collections in a monthly collection period, the servicer will advance to the trust that portion of the shortfalls that the servicer, in its sole discretion, expects to be paid in the future by the related obligors.

The servicer will be entitled to reimbursement from other collections of the trust for advances that are not repaid out of collections of the related late payments.

REPURCHASE MAY BE REQUIRED FOR BREACHES OF REPRESENTATIONS

Each originator, or other person specified in the related prospectus supplement, will make representations and warranties as of the cutoff date relating to the receivables sold by it. The party making representations and warranties relating to the receivables will be obligated to repurchase any receivable from the trust if (1) one of the its representations or warranties is breached with respect to that receivable, (2) the receivable is materially and adversely affected by the breach and (3) the breach has not been cured following the discovery by or notice to that party of the breach. If so specified in the related prospectus supplement, the party making representations and warranties relating to the receivables will be permitted, in a circumstance where it would otherwise be required to repurchase a receivable as described in the preceding sentence, to instead substitute a comparable receivable for the receivable otherwise requiring repurchase.

For a description of the representations and warranties relating to the receivables, see "Description of the Receivables Transfer and Servicing
Agreements -- Sale and Assignment of Receivables" in this prospectus.

OPTIONAL REDEMPTION

The servicer for each trust will have the option to purchase the trust's receivables on any payment date when the aggregate principal balance of the receivables has declined to or below a specified percentage of their balance as of the applicable cutoff date. That percentage will be specified in the related prospectus supplement and is expected to be 10% of the cutoff date balance.
Should the servicer exercise its option, the securities of that trust will be prepaid in full with the purchase proceeds.

TAX STATUS

It is the opinion of Sidley Austin Brown & Wood LLP, as federal tax counsel to the depositor, is of the opinion that, for federal income tax purposes:

o    securities issued as notes will be treated as indebtedness;

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                                        4

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o    each trust will not be characterized as an association (or publicly traded partnership) taxable as a corporation.

The depositor will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes.

For additional information concerning the application of federal and state tax laws to the securities, see"Material Federal Income Tax Consequences" and
"Certain State Tax Consequences" in this prospectus.

EMPLOYEE BENEFIT PLAN CONSIDERATIONS

Notes

Notes will generally be eligible for purchase by employee benefit plans.

Grantor Trust Certificates

Certificates issued by a grantor trust with an investment grade rating will generally be eligible for purchase by employee benefit plans.

Certificates issued by a grantor trust that are not rated investment grade and certificates issued by owner trusts generally will not be eligible for purchase by or with plan assets of employee benefit and other plans.

If you are an employee benefit plan, you should review the matters discussed under "Employee Benefit Plan Considerations" before investing in the securities.

FORM, DENOMINATION AND RECORD DATE

The notes will be issued only in book-entry form. Each investor's interest in the notes will be represented through an agent, rather than by a physical note held by the investor. A trust will not issue physical notes to investors unless specific events occur which make it necessary or desirable to do so.

The certificates may be issued in physical form or in book-entry form, as described in the prospectus supplement.

The denominations in which securities may be purchased and the record date for each payment on the securities will be set forth in the prospectus supplement.

--------------------------------------------------------------------------------

                                        5

                                  RISK FACTORS

          You should consider the following risk factors in deciding whether to purchase any of the securities.

YOU MAY HAVE DIFFICULTY          There may be no secondary market for the
SELLING YOUR SECURITIES OR       securities. Underwriters may participate in
OBTAINING YOUR DESIRED PRICE     making a secondary market in the securities,
                                 but are under no obligation to do so. We cannot
                                 assure you that a secondary market will
                                 develop. In addition, there have been times in
                                 the past where there have been very few buyers
                                 of asset backed securities and thus there has
                                 been a lack of liquidity. There may be a
                                 similar lack of liquidity in the future. As a
                                 result, you may not be able to sell your
                                 securities when you want to do so, or you may
                                 not be able to obtain the price that you wish
                                 to receive.

INTERESTS OF OTHER PERSONS IN    Financing statements under the Uniform
THE RECEIVABLES COULD REDUCE     Commercial Code will be filed reflecting the
THE FUNDS AVAILABLE TO MAKE      sale of the receivables by the originator to
PAYMENTS ON YOUR SECURITIES      the seller (if the seller is not the
                                 originator), by the seller to the depositor and
                                 by the depositor to the trust. The originator's
                                 accounting records and computer systems will be
                                 marked to reflect a sale of the receivables to
                                 the seller, and each of the transfers of the
                                 receivables by the seller to the depositor and
                                 by the depositor to the trust. However, because
                                 the servicer will maintain possession of the
                                 receivables and will not segregate or mark the
                                 receivables as belonging to the trust, another
                                 person could acquire an interest in a
                                 receivable that is superior to the trust's
                                 interest by obtaining physical possession of
                                 the loan documentation representing that
                                 receivable without knowledge of the assignment
                                 of the receivable to the trust. If another
                                 person acquires an interest in a receivable
                                 that is superior to the trust's interest in the
                                 receivable, some or all of the collections on
                                 that receivable may not be available to make
                                 payment on the securities.

                                 Additionally, if another person acquires a
                                 security or other interest in a vehicle
                                 financed by a receivable that is superior to
                                 the trust's security interest in the vehicle,
                                 some or all of the proceeds from the sale of
                                 the vehicle may not be available to make
                                 payments on the securities.

                                 The trust's security interest in the financed
                                 vehicles could be impaired for one or more of
                                 the following reasons:

                                 o    the originator or the seller (if the
                                      seller is not also the originator) might
                                      fail to perfect its security interest in a
                                      financed vehicle;

                                 o    another person may acquire an interest in
                                      a financed vehicle that is superior to the
                                      trust's security interest through fraud,
                                      forgery, negligence or error because the
                                      servicer will not amend the certificate of
                                      title or ownership to identify the trust
                                      as the new secured party;

                                       6

                                 o    the trust may not have a security interest
                                      in the financed vehicles in some states
                                      because the certificates of title to the
                                      financed vehicles will not be amended to
                                      reflect assignment of the security
                                      interest therein to the trust;

                                 o    holders of some types of liens, such as
                                      tax liens or mechanics' liens, may have
                                      priority over the trust's security
                                      interest; and

                                 o    the trust may lose its security interest
                                      in vehicles confiscated by the government.

                                 None of the originator, the seller, the
                                 servicer or any other party will be required to
                                 repurchase a receivable if the security
                                 interest in a related vehicle or the receivable
                                 becomes impaired after the receivable is sold
                                 to the trust.

CONSUMER PROTECTION LAWS         Federal and state consumer protection laws
MAY REDUCE PAYMENTS ON YOUR      impose requirements upon creditors in
SECURITIES                       connection with extensions of credit and
                                 collections on retail installment loans. Some
                                 of these laws make an assignee of the loan,
                                 such as a trust, liable to the obligor for any
                                 violation by the lender. Any liabilities of the
                                 trust under these laws could reduce the funds
                                 that the trust would otherwise have to make
                                 payments on your securities.

ONLY THE ASSETS OF THE TRUST     The securities represent interests solely in a
ARE AVAILABLE TO PAY YOUR        trust or indebtedness of a trust and will not
SECURITIES                       be insured or guaranteed by the depositor, the
                                 seller or any of their respective affiliates,
                                 or any other person or entity other than the
                                 trust. The assets of a trust will consist
                                 solely of its receivables and, to the extent
                                 specified in the prospectus supplement, various
                                 deposit accounts and any credit enhancement.
                                 The only source of payment on your securities
                                 are payments received on the receivables and,
                                 if and to the extent available, any credit or
                                 payment enhancement for the trust. If so
                                 specified in the related prospectus supplement,
                                 a class of securities may be secured or
                                 supported only by a portion of a trust's
                                 receivables. Therefore, you must rely solely on
                                 the assets of the trust, or a specified portion
                                 of those assets, for repayment of your
                                 securities. If these assets are insufficient,
                                 you may suffer losses on your securities.

AMOUNTS ON DEPOSIT IN ANY        The amount required to be on deposit in any
RESERVE ACCOUNT WILL BE          reserve account will be limited. If the amounts
LIMITED AND SUBJECT TO           in the reserve account are depleted as amounts
DEPLETION                        are paid out to cover shortfalls in
                                 distributions of principal and interest on your
                                 securities, the trust will depend solely on
                                 collections on the receivables and any other
                                 credit or payment enhancement, which will be
                                 limited, to make payments on your securities.
                                 In addition, the minimum required balance in a
                                 reserve account may decrease as the outstanding
                                 balance of the receivables decreases.

                                       7

YOU MAY SUFFER LOSSES UPON A     Under the circumstances described in this
LIQUIDATION OF THE RECEIVABLES   prospectus and in the related prospectus
IF THE PROCEEDS OF THE           supplement, the receivables of a trust may be
LIQUIDATION ARE LESS THAN THE    sold after the occurrence of an event of
AMOUNTS DUE ON THE               default. The related securityholders will
OUTSTANDING SECURITIES           suffer losses if the trust sells the
                                 receivables for less than the total amount due
                                 on its securities. We cannot assure you that
                                 sufficient funds would be available to repay
                                 those securityholders in full.

DELAYS IN COLLECTING PAYMENTS    If a servicer or its subservicer that is
COULD OCCUR IF THE SERVICER      specified in the related prospectus supplement
CEASES TO ACT AS SERVICER OR     were to cease acting as servicer or
ITS SUBSERVICER                  subservicer, the processing of payments on the
                                 receivables serviced by that servicer or its
                                 subservicer and information relating to
                                 collections could be delayed, which could delay
                                 payments to securityholders. Unless otherwise
                                 specified in the related prospectus supplement,
                                 a servicer can be removed as servicer if it
                                 defaults on its servicing obligations as
                                 described in this prospectus. See "Description
                                 of the Receivables Transfer and Servicing
                                 Agreements -- Events of Servicing Termination"
                                 and " --Rights Upon Event of Servicing
                                 Termination." Unless otherwise specified in the
                                 related prospectus supplement, a servicer may
                                 resign as servicer under certain circumstances
                                 described in this prospectus. See "Description
                                 of the Receivables Transfer and Servicing
                                 Agreements -- Certain Matters Regarding the
                                 Servicer."

BANKRUPTCY OF THE ORIGINATOR,    If a seller, an originator of the receivables
THE SELLER OR THE DEPOSITOR      or the depositor becomes subject to bankruptcy
COULD RESULT IN DELAYS IN        proceedings, you could experience losses or
PAYMENT OR LOSSES ON THE         delays in payments on your securities. The
SECURITIES                       originator specified in the related prospectus
                                 supplement will sell the receivables to the
                                 seller who will sell the receivables to the
                                 depositor, and the depositor will in turn
                                 transfer the receivables to the applicable
                                 trust. The seller may or may not be the
                                 originator of the receivables, and if so
                                 specified in the related prospectus supplement,
                                 the seller may itself have acquired the
                                 receivables from one or more originators. If a
                                 non-bank originator or a seller becomes subject
                                 to a bankruptcy proceeding, a court in the
                                 bankruptcy proceeding could conclude that the
                                 originator or the seller, as applicable,
                                 effectively still owns the receivables by
                                 concluding that the sale to the seller or the
                                 depositor, as applicable, was not a "true
                                 sale." Similarly, if the depositor becomes
                                 subject to a bankruptcy proceeding, a court in
                                 the bankruptcy proceeding could conclude that
                                 the depositor effectively still owns the
                                 receivables by concluding that the sale to the
                                 trust was not a "true sale." In addition, if
                                 the parent of a non-bank originator or a seller
                                 or the depositor becomes subject to a
                                 bankruptcy proceeding, a court in the
                                 bankruptcy proceeding could conclude that the
                                 parent effectively still owns the receivables
                                 by concluding that the parent should be
                                 consolidated with the subsidiary for bankruptcy
                                 purposes. If a court were to reach any of these
                                 conclusions, you could experience losses or
                                 delays in payments on your securities due to,
                                 among other things:

                                 o    the "automatic stay" which prevents
                                      secured creditors from exercising remedies
                                      against a debtor in bankruptcy without
                                      permission from the court and provisions
                                      of the U.S. Bankruptcy Code that permit
                                      substitution of collateral in certain
                                      circumstances;

                                       8

                                 o    certain tax or government liens on the
                                      originator's or the seller's property that
                                      arose prior to the transfer of the
                                      receivables to the trust have a claim on
                                      collections that is senior to payments on
                                      your securities; and

                                 o    the trust not having a perfected security
                                      interest in (1) one or more of the
                                      vehicles securing the receivables or (2)
                                      any cash collections held by the servicer,
                                      if the servicer is the originator or the
                                      seller, at the time that the servicer
                                      becomes the subject of a bankruptcy
                                      proceeding.

                                 In general, the depositor will take certain
                                 steps in structuring the transactions to reduce
                                 in certain respects the risk that a court would
                                 consolidate the depositor with its parent for
                                 bankruptcy purposes or conclude that the sale
                                 of the receivables by the originator to the
                                 seller and the seller to the depositor were not
                                 "true sales or to otherwise mitigate the effect
                                 of such an occurrence." If there are other
                                 transfers of receivables specified in a
                                 prospectus supplement, the same considerations
                                 discussed above in this risk factor will apply
                                 to each such transfer and the related
                                 transferor.

                                 The considerations arising from the
                                 originator's or seller's insolvency will vary
                                 somewhat from those discussed above if the
                                 originator or seller, as applicable, is a bank
                                 subject to the Federal Deposit Insurance Act,
                                 as amended by the Financial Institutions
                                 Reform, Recovery and Enforcement Act of 1989.
                                 If the originator or seller specified in the
                                 related prospectus supplement is a bank, and if
                                 that originator or seller were to become
                                 insolvent or if certain other insolvency
                                 realted events were to occur, the FDIC would be
                                 appointed as conservator or receiver. In that
                                 event if the FDIC, as receiver of the
                                 originator or seller decided to challenge any
                                 transfer of the receivables transfer, delays in
                                 payments on your securities and possible
                                 reductions in the amount payable under the
                                 receivables could occur. That attempt, even if
                                 unsuccessful, could result in delays in
                                 distributions to you. On May 15, 2002, the
                                 Comptroller of the Currency issued a temporary
                                 cease and desist order against a national
                                 banking association (unrelated to any
                                 originator or seller with respect to any series
                                 of securities under this prospectus) in
                                 connection with a securitization of its
                                 consumer credit card receivables because the
                                 Comptroller asserted that, among other things,
                                 the servicing fee paid to the national banking
                                 association was inadequate. In the event that
                                 the Comptroller were to determine that any bank
                                 originator or seller was in economic or
                                 regulatory difficulty, it might order that
                                 originator or seller to amend or rescind the
                                 related agreement relating to the purchase or
                                 servicing of the receivables to which that
                                 originator or seller is a party, or take other
                                 actions including, if any servicing or
                                 administrative fees payable under the related
                                 agreement did not fully compensate the
                                 originator or seller for its actual costs in
                                 providing those services, an order to amend or
                                 rescind or to withhold amounts equal to its
                                 actual costs.

                                        9

SUBORDINATION OF CERTAIN         To the extent specified in the related
SECURITIES MAY REDUCE PAYMENTS   prospectus supplement, the rights of the
TO THOSE SECURITIES              holders of any class of securities to receive
                                 payments of interest and principal may be
                                 subordinated to one or more other classes of
                                 securities. Holders of subordinated classes of
                                 securities will bear more credit risk than more
                                 senior classes. Subordination may take the
                                 following forms:

                                 o    interest payments on any date on which
                                      interest is due may first be allocated to
                                      the more senior classes;

                                 o    principal payments on the subordinated
                                      classes might not begin until principal of
                                      the more senior classes is repaid in full;

                                 o    principal payments on the more senior
                                      classes may be made on a payment date
                                      before interest payments on the
                                      subordinated classes are made;

                                 o    subordinated classes bear the risk of
                                      losses on the receivables and the
                                      resulting cash shortfalls before the more
                                      senior classes do; and

                                 o    if the trustee sells the receivables after
                                      an event of default, the net proceeds of
                                      that sale may be allocated first to pay
                                      principal and interest on the more senior
                                      classes.

                                 The timing and priority of payment, seniority,
                                 allocations of losses and method of determining
                                 payments on the respective classes of
                                 securities of any trust will be described in
                                 the prospectus supplement.

PREPAYMENTS ON THE RECEIVABLES   You may not be able to reinvest the principal
MAY ADVERSELY AFFECT THE         repaid to you at a rate of return that is equal
AVERAGE LIVES OF AND RATE OF     to or greater than the rate of return on your
RETURN ON YOUR SECURITIES        securities. Faster than expected prepayments on
                                 the receivables may cause the trust to make
                                 payments on its securities earlier than
                                 expected. A higher or lower than anticipated
                                 rate of prepayments on the receivables may
                                 reduce the yield on your securities. We cannot
                                 predict the effect of prepayments on the
                                 average lives of your securities.

                                 All the receivables, by their terms, may be
                                 prepaid at any time. Prepayments, and sales of
                                 receivables that have the effect of a
                                 prepayment, include:

                                 o    prepayments in whole or in part by the
                                      obligor;

                                 o    liquidations due to default;

                                 o    partial payments with proceeds from
                                      physical damage, credit life and
                                      disability insurance policies;

                                 o    required purchases of receivables by the
                                      servicer or repurchases of receivables by
                                      the seller for specified breaches of their
                                      respective representations or covenants;

                                       10

                                 o    an optional repurchase of a trust's
                                      receivables by the servicer or another
                                      person specified in the related prospectus
                                      supplement when the aggregate principal
                                      balance of the receivables sold to the
                                      trust has declined to 10% (or such other
                                      percentage specified in the related
                                      prospectus supplement) or less of the
                                      initial aggregate principal balance of the
                                      receivables, or under any other
                                      circumstances as may be specified in the
                                      related prospectus supplement; and

                                 o    the sale of a trust's receivables in a
                                      successful auction.

                                 A variety of economic, social and other factors
                                 will influence the rate of optional prepayments
                                 on the receivables and defaults.

                                 As a result of prepayments, the final payment
                                 of each class of securities is expected to
                                 occur prior to the final scheduled payment date
                                 for that class specified in the related
                                 prospectus supplement. If sufficient funds are
                                 not available to pay any class of notes in full
                                 on its final scheduled payment date, an event
                                 of default will occur and final payment of that
                                 class of notes may occur later than that date.

                                 For more information regarding the timing of
                                 repayments of the securities, see "Maturity and
                                 Prepayment Considerations" in the related
                                 prospectus supplement and in this prospectus.

YOU MAY SUFFER A LOSS ON YOUR    With respect to each trust, to the extent
SECURITIES BECAUSE THE           specified in the related prospectus supplement,
SERVICER, OR A SUBSERVICER, IF   the servicer, or a subservicer, if applicable,
APPLICABLE, WILL HOLD            will generally be permitted to hold with its
COLLECTIONS AND MAY COMMINGLE    own funds (1) collections it receives from
THEM WITH ITS OWN FUNDS          obligors on the receivables and (2) the
                                 purchase price of receivables required to be
                                 repurchased from the trust until the day prior
                                 to the next date on which distributions are
                                 made on the securities. During this time, the
                                 servicer may invest those amounts at its own
                                 risk and for its own benefit and need not
                                 segregate them from its own funds. If the
                                 servicer is unable for any reason to pay these
                                 amounts to the trust on the payment date, you
                                 might incur a loss on your securities.

                                 For more information about the servicer's
                                 obligations regarding payments on the
                                 receivables, see "Description of the
                                 Receivables Transfer and Servicing Agreements
                                 -- Collections" in this prospectus.

                                       11

RELIANCE ON REPRESENTATIONS      With respect to the receivables of a trust, the
AND WARRANTIES BY THE            seller, or if so specified in the related
ORIGINATOR, THE SELLER, THE      prospectus supplement in circumstances where
DEPOSITOR OR THE SERVICER THAT   the seller is not also the originator of the
PROVES TO BE INADEQUATE MAY      receivables, the originator will make
RESULT IN LOSSES ON YOUR         representations and warranties on the
SECURITIES                       characteristics of the receivables to the
                                 seller. In connection with the sale of the
                                 receivables by the seller to the depositor, the
                                 seller may assign those representations and
                                 warranties to the depositor or make its own
                                 representations and warranties to the
                                 depositor. In connection with the transfer of
                                 receivables by the depositor to a trust, the
                                 depositor will assign those representations and
                                 warranties to the trust. In some cases, an
                                 originator will make its representations and
                                 warranties to the depositor, which will then
                                 exercise remedies in respect of those
                                 representations and warranties in favor of the
                                 trust. In some circumstances, the originator
                                 may be required to repurchase receivables that
                                 do not conform to the representations and
                                 warranties. In addition, under some
                                 circumstances the servicer may be required to
                                 purchase receivables from a trust. Any of the
                                 seller, an originator or servicer could
                                 experience financial declines or other problems
                                 that could adversely affect its ability to
                                 purchase receivables from the trust. If the
                                 seller, an originator or the servicer fails to
                                 repurchase any receivables that it is required
                                 to purchase, the trust may suffer a loss and,
                                 in turn, you may suffer a loss on your
                                 securities.

THE SENIOR CLASS OF SECURITIES   Generally, the holders of a majority of a
CONTROLS REMOVAL OF THE          trust's senior class of notes (or the
SERVICER UPON A DEFAULT ON ITS   applicable trustee acting on their behalf), or,
SERVICING OBLIGATIONS            if no notes are outstanding, the holders of a
                                 majority of a trust's senior class of
                                 certificates (or the applicable trustee acting
                                 on their behalf) can remove the related
                                 servicer if the servicer --

                                 o    does not deliver to the applicable trustee
                                      the available funds for application to a
                                      required payment after a grace period
                                      after notice or discovery;

                                 o    defaults on a servicing obligation which
                                      materially and adversely affects the trust
                                      after a grace period after notice; or

                                 o    initiates or becomes the subject of
                                      insolvency proceedings.

                                 Those holders may also waive a default by the
                                 servicer. The holders of any subordinate class
                                 of securities may not have any rights to
                                 participate in these determinations for so long
                                 as any of the more senior classes are
                                 outstanding, and the subordinate classes of
                                 securities may be adversely affected by
                                 determinations made by the more senior classes.
                                 See "Description of the Receivables Transfer
                                 and Servicing Agreements -- Events of Servicing
                                 Termination" in this prospectus.

                                       12

GEOGRAPHIC CONCENTRATION OF A    Adverse economic conditions or other factors
TRUST'S RECEIVABLES MAY          particularly affecting any state or region
ADVERSELY AFFECT YOUR            where there is a high concentration of a
SECURITIES                       trust's receivables could adversely affect the
                                 securities of that trust. We are unable to
                                 forecast, with respect to any state or region,
                                 whether any of these conditions may occur, or
                                 to what extent the receivables or the repayment
                                 of your securities may be affected. The
                                 location of a trust's receivables by state,
                                 based upon obligors' addresses at the time the
                                 receivables were originated, will be set out in
                                 the related prospectus supplement.

RATINGS OF THE SECURITIES        At the initial issuance of the securities of a
                                 trust, at least one nationally recognized
                                 statistical rating organization will rate the
                                 offered securities in one of the four highest
                                 rating categories or in the categories
                                 otherwise specified in the prospectus
                                 supplement. A rating is not a recommendation to
                                 purchase, hold or sell securities, and it does
                                 not comment as to market price or suitability
                                 for a particular investor. The ratings of the
                                 offered securities address the likelihood of
                                 the payment of principal and interest on the
                                 securities according to their terms. We cannot
                                 assure you that a rating will remain for any
                                 given period of time or that a rating agency
                                 will not lower or withdraw its rating if, in
                                 its judgment, circumstances in the future so
                                 warrant. A reduction or withdrawal of an
                                 offered security's rating would adversely
                                 affect its market value.

IF BOOK-ENTRY REGISTRATION IS    The securities will be delivered to you in
USED, YOU WILL BE ABLE TO        book-entry form through the facilities of The
EXERCISE YOUR RIGHTS AS A        Depository Trust Company or Clearstream
SECURITYHOLDER ONLY THROUGH      (formerly Cedelbank) or Euroclear.
THE CLEARING AGENCY AND YOUR     Consequently, your securities will not be
ABILITY TO TRANSFER YOUR         registered in your name and you will not be
SECURITIES MAY BE LIMIT          recognized as a securityholder by the trustee
                                 or any applicable indenture trustee. You will
                                 only be able to exercise the rights of a
                                 securityholder indirectly through The
                                 Depository Trust Company and its participating
                                 organizations. Specifically, you may be limited
                                 in your ability to resell the securities to a
                                 person or entity that does not participate in
                                 the Depository Trust Company system or
                                 Clearstream or Euroclear. Physical certificates
                                 will only be issued in the limited
                                 circumstances described in the prospectus. See
                                 "Certain Information Regarding the Securities
                                 -- Definitive Securities" in this prospectus.

                                       13

                                   THE TRUSTS

          We will establish a separate trust as either a Delaware statutory trust or a common law trust to issue each series of notes and/or certificates.
Each trust will be established for the transactions described in this prospectus and in the related prospectus supplement. If a trust is a grantor trust for federal income tax purposes, the prospectus supplement will so state.

          The terms of each series of notes or certificates issued by each trust and additional information concerning the assets of each trust and any applicable credit or payment enhancement will be set forth in a prospectus supplement.

THE RECEIVABLES

          The property of each trust will consist primarily of a pool of receivables consisting of motor vehicle installment loans secured by the vehicles financed by those loans. The financed vehicles will consist of new and used automobiles, minivans, sport utility vehicles, light-duty trucks, motorcycles or recreational vehicles. Each trust will be entitled to all payments due on the receivables that are property of the trust on and after the applicable cutoff date in the case of precomputed receivables, and to all payments received on the loans on and after the applicable cutoff date in the case of simple interest receivables. The receivables will be originated either by the seller with respect to the trust or by dealers or lenders and then purchased by the seller. The receivables will be serviced by the servicer specified in the related prospectus supplement. On or prior to the closing date for the trust, the seller will sell the receivables to the depositor and the depositor, in turn, will sell the receivables to the trust.

          To the extent provided in the prospectus supplement, the seller will convey additional receivables to the trust as frequently as daily during the funding period specified in the prospectus supplement. For a series of securities for which a funding period is established, the trust will purchase additional receivables during the funding period using amounts on deposit in a pre-funding account. In addition, or in the alternative, the prospectus supplement may specify a revolving period for the related trust. During a revolving period the trust may use principal collections on its receivables to purchase additional receivables from the seller.

          The property of each trust will also include:

          o    security interests in the financed vehicles;

          o    the rights to proceeds, if any, from claims on theft, physical damage, credit life or credit disability insurance policies, if any, covering the financed vehicles or the obligors;

          o    the seller's and depositor's rights to documents and instruments relating to the receivables;

          o    amounts that from time to time may be held in one or more
               accounts maintained for the trust;

          o    any credit or payment enhancement specified in the prospectus supplement;

          o    any property that shall have secured a receivable and that shall have been acquired by or on behalf of the seller, the servicer, the depositor or the applicable trust;

                                       14

          o    the interest of the depositor in any proceeds from recourse to dealers on receivables or financed vehicles with respect to which the servicer has determined that eventual repayment in full is unlikely;

          o    any rebates of insurance premiums or other amounts to the extent financed under the receivables; and

          o    any and all proceeds of the above items.

          If the trust issues notes, the trust's rights and benefits with respect to the property of the trust will be assigned to the indenture trustee for the benefit of the noteholders. If the trust issues certificates, the certificates will represent beneficial interests in the trust, and will be subordinated to the notes to the extent described in the related prospectus supplement.

THE TRUSTEES

          The trustee for each trust and, if notes are issued, the indenture trustee, will be specified in the related prospectus supplement. The liability of each trustee in connection with the issuance and sale of the securities will be limited solely to the express obligations of the trustee set forth in the applicable trust agreement, pooling and servicing agreement or indenture. A trustee may resign at any time, in which event the administrator of the trust, in the case of a trust agreement, or the servicer, in case of a pooling and servicing agreement or indenture, will be obligated to appoint a successor trustee. The administrator of each trust may also remove a trustee if:

          o    the trustee ceases to be eligible to continue as trustee under the applicable trust agreement, pooling and servicing agreement or indenture, or

          o    the trustee becomes insolvent.

          In either of these circumstances, the administrator or servicer must appoint a successor trustee. If a trustee resigns or is removed, the resignation or removal and appointment of a successor trustee will not become effective until the successor trustee accepts its appointment.

          The administrator will be obligated to indemnify the trustee. If the administrator does not provide indemnification to the trustee, the trustee may be indemnified from the assets of the related trust. No indemnification will be permitted to be paid on any payment date until the holders of the securities issued by the trust have been paid and the servicer has been paid all amounts otherwise due to them on that date out of funds of the trust and the amount on deposit in any enhancement account equals its required amount.

          You will find the addresses of the principal offices of the trust and each trustee in the prospectus supplement.

                              THE RECEIVABLES POOLS

CRITERIA FOR SELECTING THE RECEIVABLES

          The related prospectus supplement will describe the applicable seller's underwriting procedures and guidelines, including the type of information reviewed in respect of each applicant, and the applicable servicer's servicing procedures, including the steps customarily taken in respect of delinquent receivables and the maintenance of physical damage insurance.

                                       15

          The receivables to be held by each trust will be purchased by the depositor from the seller specified in the related prospectus supplement in accordance with several criteria, including that each receivable -

          o    is secured by a financed vehicle that, as of the cutoff date, has not been repossessed without reinstatement,

          o    was originated in the United States,

          o    has a fixed or variable interest rate,

          o    is a simple interest receivables or a precomputed receivable,

          o    provides for level monthly payments that fully amortize the amount financed over its original term to maturity or provides for a different type of amortization described in the prospectus supplement,

          o    as of the cut-off date:

               o    had an outstanding principal balance of at least the amount set forth in the related prospectus supplement;

               o    was not more than 30 days (or such other number of days
                    specified in the related prospectus supplement) past due;

               o    had a remaining number of scheduled payments not more than the number set forth in the related prospectus supplement;

               o    had an original number of scheduled payments not more than the number set forth in the related prospectus supplement;
                    and

               o    had an annual percentage rate of not less than the rate per annum set forth in the related prospectus supplement, and

          o    satisfies any other criteria set forth in the prospectus
               supplement.

          No selection procedures believed by the related seller to be adverse to the holders of securities of the related series will be used in selecting the receivables for the trust. Terms of the receivables included in each trust which are material to investors will be described in the related prospectus supplement.

SIMPLE INTEREST RECEIVABLES

          The receivables may provide for the application of payments on the simple interest method that provides for the amortization of the loan over a series of fixed level payment monthly installments. Each monthly installment under a simple interest receivable consists of an amount of interest which is calculated on the basis of the outstanding principal balance multiplied by the stated contract rate of interest of the loan and further multiplied by the period elapsed since the last payment of interest was made. As payments are received under a simple interest receivable, the amount received is applied

          o    first, to interest accrued to from the date of last payment to the date of the current payment,

                                       16

          o    second, to reduce the unpaid principal balance, and

          o    third, to late fees and other fees and charges, if any.

          Accordingly, if an obligor on a simple interest receivable pays a fixed monthly installment before its scheduled due date -

          o    the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled and

          o    the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater.

          Conversely, if an obligor pays a fixed monthly installment after its scheduled due date--

          o    the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled and

          o    the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less.

          In either case, the obligor under a simple interest receivable pays fixed monthly installments until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance. If a simple interest receivable is prepaid, the obligor is required to pay interest only to the date of prepayment.

PRECOMPUTED RECEIVABLES

          Alternatively, the receivables may provide for amortization of the loan over a series of fixed level payment monthly installments, each consisting of an amount of interest equal to 1/12 of the stated contract rate of interest of the loan multiplied by the unpaid principal balance of the loan, and an amount of principal equal to the remainder of the monthly payment, or for allocation of payments according to the "rule of 78's" or other method which will be described in the related prospectus supplement.

BALLOON PAYMENT RECEIVABLES

          The receivables to be held by each trust, whether simple interest receivables or precomputed receivables, may provide for level monthly payments that fully amortize the amount financed over its original term to maturity or, alternatively, provide for the amount financed to amortize over a series of equal monthly installments with a substantially larger final scheduled payment of principal together with one month's interest. This final payment, known as a balloon payment, is generally set by the related seller for each particular model of vehicle at the time the receivable is originated and is due at the end of the term of the receivable. The net amount actually due from an obligor at the end of term of a balloon payment receivable may be greater or less than the balloon payment as a result of -

          o    additional fees and charges that may be owed by the obligor with respect to the contract or the financed vehicle, including charges for excess wear and tear and excess mileage on the financed vehicle, and

                                       17

          o    in the case of a simple interest receivable, early or late payments by the obligor during the term of the receivable and the application of day counting conventions.

          Upon maturity of a balloon payment receivable, the related obligor may satisfy the amount it owes by:

          o    paying the remaining principal amount of the receivable, all accrued and unpaid interest, plus any fees, charges and other amounts then owing, during the term of the receivable and the application of day counting conventions,

          o    refinancing the amount then due, subject to satisfying the conditions associated with the new loan, or

          o    selling the related financed vehicle to the servicer or its assignee for an amount equal to the balloon payment, as reduced by charges for excess wear and tear and excess mileage and by a disposition fee payable to the servicer, and paying any excess of the total amount owed under the receivable over the balloon payment to the servicer.

          If the obligor sells the financed vehicle to the servicer, acting on behalf of the trust, the trust may or may not receive the full amount of the balloon payment upon the subsequent sale of the financed vehicle. If the full amount owed by an obligor under a balloon payment receivable is not collected, the shortfall will reduce the funds available to make payments on the securities.

          If the receivables in a pool of receivables included in a trust include balloon payment receivables, we will provide more specific information about the origination and servicing of those receivables and the consequences of including them in a trust in the related prospectus supplement.

WE WILL PROVIDE MORE SPECIFIC INFORMATION ABOUT THE RECEIVABLES IN THE
PROSPECTUS SUPPLEMENT

          Information with respect to each pool of receivables included in a trust will be set forth in the related prospectus supplement, including, to the extent appropriate:

          o    the portion of the receivables pool consisting of precomputed receivables and of simple interest receivables;

          o    the portion of the receivables pool secured by new financed vehicles and by used financed vehicles;

          o    the aggregate principal balance of all of the related
               receivables;

          o    the average principal balance of the related receivables and the range of principal balances;

          o    the number of receivables in the receivables pool;

          o    the geographic distribution of receivables in the receivables pool;

          o    the average original amount financed and the range of original amounts financed;

          o    the weighted average contract rate of interest and the range of rates;

                                       18

          o    the weighted average original term and the range of original terms;

          o    the weighted average remaining term and the range of remaining terms;

          o    the scheduled weighted average life;

          o    the distribution by stated contract rate of interest;

          o    the seller's underwriting procedures and guidelines applicable to the receivables; and

          o    the servicer's servicing procedures applicable to the
               receivables.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

          The weighted average life of the securities of each trust will be influenced by the rate at which the principal balances of its receivables are paid. Payments may be in the form of scheduled amortization, prepayments or other receipt of payments on the receivables in advance of their due date. The circumstances under which these payments may occur include:

          o    Prepayments by obligors, who may repay at any time without penalty.

          o    The seller may be required to repurchase a receivable sold to the trust if a breach of the representations and warranties made by the seller with respect to the receivable has occurred and the receivable is materially and adversely affected by the breach.

          o    The servicer may be obligated to purchase a receivable from the trust if breaches of specified covenants occur or if the servicer extends or modifies the terms of a receivable beyond the
               collection period preceding the final scheduled payment date for the securities.

          o    Partial prepayments, including those related to rebates of extended warranty contract costs and insurance premiums.

          o    Liquidations of the receivables due to default.

          o    Partial prepayments from proceeds from physical damage, credit life and disability insurance policies.

          In light of the above considerations, we cannot assure you as to the amount of principal payments to be made on the securities of a trust on each payment date since that amount will depend, in part, on the amount of principal collected on the trust's receivables during the applicable collection period.
Any reinvestment risks resulting from a faster or slower incidence of prepayment of receivables will be borne entirely by the securityholders. The related prospectus supplement may set forth additional information with respect to the maturity and prepayment considerations applicable to the receivables and the securities of the trust.

          The rate of payments on the receivables may be influenced by a variety of economic, social and other factors, including the fact that an obligor may not sell or transfer its financed vehicle without the seller's consent. These factors may also include unemployment, servicing decisions, seasoning of loans, destruction of vehicles by accident, sales of vehicles and market interest rates. A predominant factor affecting the rate of prepayments of a large group of loans is the difference between the interest rates on

                                       19

the loans and prevailing market interest rates. If the prevailing market interest rates were to fall significantly below the interest rates borne by the loans, the rate of prepayment and refinancings would be expected to increase.
Conversely, if prevailing market interest rates were to increase significantly above those interest rates, the rate of prepayments and refinancings would be expected to decrease.

          The related prospectus supplement may set forth additional information with respect to the maturity and prepayment considerations applicable to the receivables and the securities of the trust.

                                USE OF PROCEEDS

          The net proceeds from the sale of the securities of a trust will be applied by the trust:

          o    to the purchase of the receivables from the depositor;

          o    if the trust has a pre-funding account, to make the deposit into that account;

          o    if the trust has a yield supplement account, to make the deposit into that account;

          o    if the trust has a reserve account, to make the initial deposit into that account; and

          o    for any other purposes specified in the prospectus supplement.

          The depositor will use the portion of the net proceeds from the sale of the securities that is paid to it to purchase receivables from the related seller and to pay for expenses incurred in connection with the purchase of the receivables and sale of the securities. The trust may also issue one or more classes of securities to the seller in partial payment for the receivables.

                                  THE DEPOSITOR

          ML Asset Backed Corporation, the depositor, was incorporated in the
State of Delaware on September 22, 1987 and is a wholly-owned subsidiary of
Merrill Lynch & Co., Inc. and an affiliate of Merrill Lynch, Pierce, Fenner &
Smith Incorporated. The depositor maintains its principal office at 4 World
Financial Center, North Tower - 12th Floor, New York, New York 10080. Its
telephone number is (212) 449-0336.

          The depositor will acquire the receivables to be included in each trust from one or more sellers in the open market or in privately negotiated transactions. The only obligations of the depositor with respect to the securities issued by any trust will be to repurchase receivables in the event of a material breach of a representation or warranty, but even then only to the extent the related seller simultaneously performs its obligation to repurchase the same receivables from the depositor. The depositor will have no ongoing servicing obligations or responsibilities with respect to any receivable.

          The depositor does not have, is not required to have, and is not expected in the future to have, any significant assets. None of the depositor, the related seller, any other originator of the receivables or any of their respective affiliates will insure or guarantee the receivables or the securities of any series.

                                       20

                               PRINCIPAL DOCUMENTS

          In general, the operations of a trust will be governed by the following documents:

IF THE TRUST ISSUES NOTES:



         DOCUMENT                      PARTIES                      PRIMARY PURPOSES
-------------------------   -------------------------------   ---------------------------

Trust Agreement             Owner trustee and the depositor   Creates the trust

                                                              Provides for issuance of
                                                              any certificates and
                                                              payments to
                                                              certificateholders

                                                              Establishes rights and
                                                              duties of owner trustee

                                                              Establishes rights of
                                                              certificateholders

Indenture                   Trust, as issuer of the notes,    Provides for issuance of
                            and indenture trustee             the notes, the terms of the
                                                              notes and payments to
                                                              noteholders

                                                              Establishes rights and
                                                              duties of indenture trustee

                                                              Establishes rights of
                                                              noteholders

Receivables Purchase        The seller and the depositor as   Effects sale of receivables
Agreement                   purchaser                         from the seller to the
                                                              depositor

                                                              Contains representations
                                                              and warranties of seller
                                                              concerning the receivables

                                                              Provides that assignees of
                                                              the depositor, specifically
                                                              the indenture trustee, may
                                                              enforce the seller's
                                                              representations and
                                                              warranties directly

Sale and Servicing          The depositor, as seller, the     Effects sale of receivables
Agreement                   servicer, and the trust as        from the depositor to the
                            purchaser                         trust

                                                              Contains servicing
                                                              obligations of servicer

                                                              Provides for compensation
                                                              to servicer

                                                              Directs how cash flow will
                                                              be applied to expenses of
                                                              the trust and payments on
                                                              its securities


                                       21

IF THE TRUST IS A GRANTOR TRUST (AS SPECIFIED IN THE PROSPECTUS SUPPLEMENT):



         DOCUMENT                      PARTIES                      PRIMARY PURPOSES
-------------------------   -------------------------------   ---------------------------

Receivables Purchase        The seller and the depositor as   Effects sale of receivables
Agreement                   purchaser                         from the seller to the
                                                              depositor

                                                              Contains representations
                                                              and warranties of seller
                                                              concerning the receivables

                                                              Provides that assignees of
                                                              the depositor, specifically
                                                              the trustee, may enforce
                                                              the seller's
                                                              representations and
                                                              warranties directly

Pooling and Servicing       Trustee, the depositor and the    Creates the trust
Agreement                   servicer

                                                              Effects sale of receivables
                                                              from the depositor to the
                                                              trust

                                                              Contains servicing
                                                              obligations of servicer

                                                              Provides for compensation
                                                              to servicer

                                                              Provides for issuance of
                                                              certificates and payments
                                                              to certificateholders

                                                              Directs how cash flow will
                                                              be applied to expenses of
                                                              the trust and payments to
                                                              certificateholders

                                                              Establishes rights and
                                                              duties of trustee

                                                              Establishes rights of
                                                              certificateholders


          Various provisions of these documents are described throughout this prospectus and in the related prospectus supplement. The prospectus supplement for a series will describe any material provisions of these documents as used in that series that differ in a material way from the provisions described in this prospectus.

          A form of each of these principal documents has been filed as an exhibit to the registration statement of which this prospectus forms a part. The summaries of the principal documents in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of those principal documents.

                                       22

                  CERTAIN INFORMATION REGARDING THE SECURITIES

GENERAL

          The prospectus supplement will describe

          o    the timing, amount and priority of payments of principal and interest on each class of the securities,

          o    their interest rates or the formula for determining their
               interest rates,

          o    the method of determining the amount of their principal payments,

          o    the priority of the application of the trust's available funds to its expenses and payments on its securities and

          o    the allocation of losses on the receivables among the classes of securities.

          The rights of any class of securities to receive payments may be senior or subordinate to other classes of securities. A security may be entitled to

          o    principal payments with disproportionate, nominal or no interest payments or

          o    interest payments with disproportionate, nominal or no principal payments or

          o    residual cash flow remaining after all other classes have been paid.

Interest rates may be fixed or floating. If a class of securities is redeemable, the prospectus supplement will describe when they may be redeemed and at what price. The aggregate initial principal amount of the securities issued by a trust may be greater than, equal to or less than the aggregate initial principal amount of the receivables held by that trust.

          Payments of principal and interest on any class of securities will be made on a pro rata basis among all the security holders of the applicable class.
If the amount of funds available to make a payment on a class is less than the required payment, the holders of the securities of that class will receive their pro rata share of the amount available for the class. A series may provide for a liquidity facility or similar arrangement that permits one or more classes of securities to be paid in planned amounts on scheduled payment dates.

FIXED RATE SECURITIES

          Each class of securities entitled to receive principal and interest payments may bear interest at a fixed rate of interest or a floating rate of interest. Each class of fixed rate securities will bear interest at the applicable per annum interest rate or pass-through rate, as the case may be, specified in the related prospectus supplement. Interest on each class of fixed rate securities may be computed on the basis of a 360-day year of twelve 30-day months or on another day count basis specified in the related prospectus supplement.

FLOATING RATE SECURITIES

          Each class of floating rate securities will bear interest for each applicable interest accrual period described in the prospectus supplement at a rate determined (1) by reference to a base rate of interest, plus

                                       23

or minus the number of basis points specified in the prospectus supplement, if any, or multiplied by the percentage specified in the prospectus supplement, if any, or (2) as otherwise specified in the related prospectus supplement.

          The base rate of interest for any floating rate securities will be based on a London interbank offered rate, commercial paper rates, federal funds rates, United States government treasury securities rates, negotiable certificates of deposit rates or another index set forth in the related prospectus supplement.

          A class of floating rate securities may also have either or both of the following (in each case expressed as a rate per annum):

          o    a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest accrual period; in addition to any maximum interest rate that may be applicable to any class of floating rate securities, the interest rate applicable to any class of floating rate securities will in no event be higher than the maximum rate permitted by applicable law, and

          o    a minimum limitation, or floor, on the rate at which interest may accrue during any interest accrual period.

          Each trust issuing floating rate securities may appoint a calculation agent to calculate interest rates on each class of its floating rate securities.
The prospectus supplement will identify the calculation agent, if any, for each class of floating rate securities, which may be either the trustee or indenture trustee with respect to the trust. All determinations of interest by a calculation agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of the floating rate securities. All percentages resulting from any calculation of the rate of interest on a floating rate security will be rounded, if necessary, to the nearest 1/100,000 of 1%
(.0000001), with five one-millionths of a percentage point rounded upward.

BOOK-ENTRY REGISTRATION

          The Trusts May Use Book-Entry Registration Instead of Issuing
Definitive Securities. Except for the securities, if any, of a trust retained by the seller or an affiliate thereof, each class of securities offered through this prospectus and the related prospectus supplement may initially be represented by one or more certificates registered in the name of The Depository
Trust Company's nominee. The securities will be available for purchase in the denominations specified in the related prospectus supplement and may be available for purchase in book-entry form only. Accordingly, DTC's nominee is expected to be the holder of record of any class of securities issued in book-entry form. If a class of securities is issued in book-entry form, unless and until definitive securities are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, you, as an owner of securities will not be entitled to receive a physical certificate representing your interest in the securities.

          If a class of securities is issued in book-entry form, all references in this prospectus and in the related prospectus supplement to actions by holders of the securities refer to actions taken by DTC upon instructions from its participating organizations and all references in this prospectus and in the related prospectus supplement to distributions, notices, reports and statements to certificateholders of a class of certificates refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the class of certificates, for distribution to certificateholders in accordance with DTC's procedures with respect thereto.

                                       24

          Any securities of a given trust owned by the seller or its affiliates will be entitled to equal and proportionate benefits under the applicable indenture, trust agreement or pooling and servicing agreement, except that, unless the seller and its affiliates own the entire class, the securities will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of securityholders have given any request, demand, authorization, direction, notice, consent or other action under the related agreements.

          The prospectus supplement will specify whether the holders of the notes or certificates of the trust may hold their respective securities as book-entry securities.

          You may hold your securities through DTC in the United States,
Clearstream or the Euroclear System in Europe or in any manner described in the related prospectus supplement. The global securities will be tradeable as home market instruments in both the European and United States domestic markets.
Initial settlement and all secondary trades will settle in same-day funds.

          Initial Settlement of the Global Securities. All global securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of
DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their customers or participants through their respective depositaries, which in turn will hold such positions in accounts as DTC participants.

          Investors electing to hold their global securities through DTC will follow the settlement practices that apply to United States corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

          Investors electing to hold their global securities through Clearstream or Euroclear accounts will follow the settlement procedures that apply to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

          Except as required by law, none of the administrator, if any, the applicable trustee or the applicable indenture trustee, if any, will have any liability for any aspect of the records relating to payments made on account of beneficial ownership interests of the securities of any trust held by DTC's nominee, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

          Secondary Market Trading of the Global Securities. Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

          Trading between DTC participants. Secondary market trading between DTC participants will be settled using the procedures applicable to United States corporate debt obligations in same-day funds.

          Trading between Clearstream customers and/or Euroclear participants.
Secondary market trading between Clearstream customers or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

          Trading between DTC seller and Clearstream or Euroclear purchaser.
When global securities are to be transferred from the account of a DTC participant to the account of a Clearstream customer or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a
Clearstream customer or Euroclear participant at least one business day prior to settlement. Clearstream

                                       25

or Euroclear will instruct the respective depositary, as the case may be, to receive the global securities against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream customer's or
Euroclear participant's account. The securities credit will appear the next day
(European time) and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (that is, the trade fails), the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

          Clearstream customers and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing this is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or
Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the global securities are credited to their accounts one day later.

          As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream customers or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream customers or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of overdraft charges, although this result will depend on each Clearstream customer's or Euroclear participant's particular cost of funds.

          Since the settlement is taking place during New York business hours,
DTC participants can employ their usual procedures for sending global securities to the respective depositary for the benefit of Clearstream customers or
Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

          Trading between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream customers and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The transferor will send instructions to Clearstream or Euroclear through a Clearstream customer or
Euroclear participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct the respective depositary, as appropriate, to deliver the securities to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream customer or
Euroclear participant the following day, and receipt of the cash proceeds in the
Clearstream customer's or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in
New York). Should the Clearstream customer or Euroclear participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (that is, the trade fails), receipt of the cash proceeds in the Clearstream customer's or Euroclear participant's account would instead be valued as of the actual settlement date.

                                       26

          Finally, day traders that use Clearstream or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream customers or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          o    borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

          o    borrowing the global securities in the United States from a DTC participant no later than one day prior to settlement, which would give the global securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

          o    staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream customer or Euroclear participant.

          The securityholders who are not participants, either directly or indirectly, but who desire to purchase, sell or otherwise transfer ownership of, or other interest in, securities may do so only through direct and indirect participants. In addition, securityholders will receive all distributions of principal and interest from the indenture trustee or the applicable trustee through the participants who in turn will receive them from DTC. Under a book-entry format, securityholders may experience some delay in their receipt of payments, since payments will be forwarded by the applicable trustee to DTC's nominee. DTC will forward payments on the securities to its participants which then will forward them to indirect participants or securityholders. To the extent the related prospectus supplement provides that book-entry securities will be issued, the only "noteholder" or "certificateholder," as applicable, will be DTC's nominee. Securityholders will not be recognized by the applicable trustee as "noteholders" or "certificateholders" and securityholders will be permitted to exercise the rights of securityholders only indirectly through DTC and its participants.

          Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of securities among participants on whose behalf it acts with respect to the securities and is required to receive and transmit distributions of principal and interest on the securities. Participants and indirect participants with which securityholders have accounts with respect to their respective securities similarly are required to make book-entry transfers and receive and transmit payments on the securities on behalf of their respective securityholders. Accordingly, although securityholders will not possess their respective securities, the rules provide a mechanism by which participants will receive payments and will be able to transfer their interests.

          Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a securityholder to pledge securities to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to the securities, may be limited due to the lack of a physical certificate for the securities.

          DTC will advise the related administrator of each trust that it will take any action permitted to be taken by a securityholder under the related indenture, trust agreement or pooling and servicing agreement only at the direction of one or more participants to whose accounts with DTC the related securities are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that its actions are taken on behalf of participants whose holdings include those undivided interests.

                                       27

          Non-United States holders of global securities will be subject to
United States withholding taxes unless they meet certain requirements and deliver appropriate United States tax documents to the securities clearing organizations or their participants.

          The Depositories. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial
Code, and a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (who may include any of the underwriters of securities of the trust), banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

          Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between
Clearstream customers through electronic book-entry changes in accounts of
Clearstream customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream in any of 36 currencies, including United States dollars. Clearstream provides to its
Clearstream customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject in Luxembourg to regulation by and supervision by the Commission for the
Supervision of the Financial Sector. Clearstream customers include underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other financial institutions and may include any of the underwriters of the securities offered under this prospectus. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream customer, either directly or indirectly.

          Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and the risk from transfers of securities and cash that are not simultaneous.

          The Euroclear system has subsequently been extended to clear and settle transactions between Euroclear participants and counterparties both in
Clearstream and in many domestic securities markets. Transactions may be settled in any of 34 currencies. In addition to safekeeping, securities clearance and settlement, the Euroclear system includes securities lending and borrowing and money transfer services. The Euroclear system is operated by the Brussels,
Belgium office of Morgan Guaranty Trust Company of New York under contract with
Euroclear Clearance System, S.C., a Belgian cooperative corporation that establishes policy on behalf of Euroclear participants. The Euroclear operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. It is regulated and examined by the Board of
Governors of the Federal Reserve System and the New York State Banking
Department, as well as the Belgian Banking Commission.

          All operations are conducted by the Euroclear operator and all
Euroclear securities clearance accounts and cash accounts are accounts with the
Euroclear operator. They are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear system and applicable Belgian law. These govern all transfers of securities and cash, both within the Euroclear system, and receipts and withdrawals of securities and cash. All securities in the Euroclear system are

                                       28

held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

          Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any of the underwriters of any trust securities. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. The Euroclear operator acts under the Terms and Conditions, the
Operating Procedures of the Euroclear system and Belgian law only on behalf of
Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

          Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the securities among
DTC, Clearstream and Euroclear participants, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time.

DEFINITIVE SECURITIES

          With respect to any class of notes and any class of certificates issued in book-entry form, the notes or certificates will be issued as definitive notes and definitive certificates, respectively, to noteholders or certificateholders or their respective nominees, rather than to DTC or its nominee, only if

          (1)  the administrator of the trust or trustee of the trust determines that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the securities and the administrator or the trustee, as the case may be, is unable to locate a qualified successor,

          (2)  the administrator or the trustee, as the case may be, at its option, elects to terminate the book-entry system through DTC or

          (3)  after the occurrence of an event of default under the indenture or an event of servicing termination under the related sale and servicing agreement or pooling and servicing agreement, as applicable, holders representing at least a majority of the outstanding principal amount of the notes or the certificates, as the case may be, of the applicable class advise the indenture trustee or the trustee through DTC in writing that the
               continuation of a book-entry system through DTC with respect to that class is no longer in the best interest of the holders.

          Upon the occurrence of any event described in the immediately preceding paragraph, the indenture trustee or the trustee will be required to notify all applicable securityholders of a given class through participants of the availability of definitive securities. Upon surrender by DTC of the definitive certificates representing the corresponding securities and receipt of instructions for re-registration, the indenture trustee or the trustee will reissue the securities as definitive securities to the securityholders.

          Distributions of principal of, and interest on, definitive securities will be made by the indenture trustee or the trustee directly to holders of definitive securities in whose names the definitive securities were registered at the close of business on the record date specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, distributions on definitive securities will be made by check mailed to the address of the holder as it appears on the register maintained by the indenture trustee or trustee. The final payment on any definitive security, however, will be made only upon presentation and surrender of the security at the office or agency specified in the notice of final distribution to the securityholders.

                                       29

          Definitive securities will be transferable and exchangeable at the offices of the indenture trustee or the trustee or of a registrar named in a notice delivered to holders of definitive securities. No service charge will be imposed for any registration of transfer or exchange, but the indenture trustee or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

REPORTS TO SECURITYHOLDERS

          On or prior to each payment date, the administrator or the servicer will prepare and provide to the related indenture trustee and/or trustee a statement to be delivered to the securityholders on the payment date. With respect to securities of each trust, each statement to be delivered to securityholders will include, to the extent applicable to those securityholders, the following information (and any other information so specified in the prospectus supplement) with respect to that payment date or the related
Collection Period, as applicable:

          (1)  the amount of the distribution allocable to principal of each class of securities;

          (2)  the amount of the distribution allocable to interest on or with respect to each class of securities;

          (3)  the interest rate or pass through rate for the next period for any class of securities of that trust with variable or adjustable rates;

          (4)  the aggregate principal balance of the receivables as of the close of business on the last day of that Collection Period;

          (5)  any overcollateralization amount or credit enhancement amount;

          (6)  the aggregate outstanding principal amount for each class of securities, each after giving effect to all payments reported under clause (1) above on that date;

          (7)  the amount of the servicing fee paid to the servicer and the amount of any unpaid servicing fee with respect to the related
               Collection Period or Collection Periods, as the case may be;

          (8)  the amount of the aggregate amount of losses realized on the receivables during that Collection Period calculated as described in the related prospectus supplement;

          (9)  previously due and unpaid interest payments (plus interest accrued on that unpaid interest), if any, on each class of securities, and the change in those amounts from the preceding statement;

          (10) previously due and unpaid principal payments (plus interest accrued on that unpaid principal), if any, on each class of securities, and the change in those amounts from the preceding statement;

          (11) the aggregate amount to be paid in respect of receivables, if any, repurchased in that Collection Period;

          (12) the balance of any reserve account, if any, on that date, after giving effect to changes therein on that date;

          (13) the amount of Advances, if any, to be remitted by the servicer on that date;

                                       30

          (14) for each such date during any Funding Period, the amount remaining in the pre-funding account; and

          (15) for the first such date that is on or immediately following the end of any Funding Period, the amount remaining in the
               pre-funding account that has not been used to fund the purchase of Subsequent Receivables and is being passed through as payments of principal on the securities of the trust.

          Each amount set forth under clauses (1), (2), (7), (9) and (10) with respect to the notes or the certificates of any trust will be expressed as a dollar amount per $1,000 of the initial principal amount of those securities.

          Within the prescribed period of time for federal income tax reporting purposes after the end of each calendar year during the term of each trust, the indenture trustee or the trustee will mail to each person who at any time during that calendar year has been a securityholder with respect to the trust and received any payment thereon a statement containing certain information for the purposes of the securityholder's preparation of federal income tax returns. See
"Material Federal Income Tax Consequences."

          In addition, the filing with the SEC of periodic reports with respect to any trust will cease following the reporting period for that trust required by Rule 15d-1 under the Securities Exchange Act of 1934.

                                  THE INDENTURE

GENERAL

          With respect to each trust that issues notes, one or more classes of notes of the trust will be issued under the terms of an indenture between the trust and the indenture trustee specified in the prospectus supplement. A form of the indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. This summary describes the material provisions common to the notes of each trust that issues notes; the attached prospectus supplement will give you additional information specific to the notes which you are purchasing. This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the notes and the indenture.

          Events of Default. With respect to the notes issued by a trust, events of default under the related indenture will consist of:

          o    a default by the trust for five days, or any longer period specified in the prospectus supplement, in the payment of any interest on any notes issued by the trust;

          o    a default in the payment of the principal of or any installment of the principal of any note issued by the trust when the same becomes due and payable;

          o    a default in the observance or performance of any covenant or agreement of the trust made in the related indenture which default materially and adversely affects the noteholders and continues for a period of 30 days after notice is given to the trust by the applicable indenture trustee or to the trust and the indenture trustee by the holders of at least 25% in principal amount of the controlling class of notes;

          o    any representation or warranty made by the trust in the indenture or in any certificate delivered in connection with the indenture having been incorrect in any material adverse

                                       31

               respect as of the time made, and the breach not having been cured within 30 days after notice is given to the trust by the
               applicable indenture trustee or to the trust and the indenture trustee by the holders of at least 25% in principal amount of the controlling class of notes;

          o    events of bankruptcy, insolvency, receivership or liquidation of the applicable trust or its property as specified in the
               indenture; or

          o    any other events set forth in the related indenture or prospectus supplement.

          The controlling class of notes of a trust will be its senior most class of notes as long as they are outstanding. When they have been paid in full, the next most senior class of the trust's notes, if any, will become the controlling class so long as they are outstanding, and so on.

          The amount of principal due and payable to noteholders of a trust under the related indenture on each payment date prior to the final schedules payment date generally will be limited to amounts available to pay principal under the priority of payments described in the related prospectus supplement.
Therefore, notwithstanding the second event of default described above, the failure to pay principal on a class of notes generally will not result in the occurrence of an event of default under the indenture until the final scheduled payment date for that class of notes.

          Rights Upon Event of Default. If an event of default should occur and be continuing with respect to the notes of any trust, the related indenture trustee or holders of a majority in principal amount of the controlling class may declare the principal of those notes to be immediately due and payable. The declaration may be rescinded by the holders of a majority in principal amount of the controlling class of notes if both of the following occur:

          o    the trust has paid or deposited with the indenture trustee enough money to pay:

               o    all payments of principal of and interest on all notes and all other amounts that would then be due if the event of
                    default causing the acceleration of maturity had not
                    occurred and

               o    all sums paid or advanced by the indenture trustee and the reasonable compensation, expenses, disbursements and
                    advances of the indenture trustee and its agents and
                    counsel;

          o    all events of default, other than the nonpayment of the principal of the notes that has become due solely by the acceleration, have been cured or waived; and

          o    any other requirement for the rescission of that declaration specified in the related indenture has been satisfied.

          If an event of default has occurred with respect to the notes issued by any trust, the related indenture trustee may institute proceedings to collect amounts due or foreclose on trust property, exercise remedies as a secured party or sell the related receivables. Upon the occurrence of an event of default resulting in acceleration of the notes, the indenture trustee may sell the related receivables if:

          o    the event of default arises from a failure to pay principal or interest;

          o    all of the holders of the notes issued by the trust consent to the sale;

                                       32

          o    the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the notes at the date of the sale; or

          o    the indenture trustee determines that the proceeds of the
               receivables would not be sufficient on an ongoing basis to make all payments on the notes as they would have become due if they had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of each class of notes.

          Following an event of default and acceleration, the indenture trustee may also elect, in its discretion, notwithstanding the acceleration, to have the trust maintain possession of the receivables and apply collections as received as if there had been no declaration of acceleration, so long as amounts available for distribution to noteholders are sufficient to make payments due on the notes without giving effect to the acceleration.

          Subject to the provisions of the applicable indenture relating to the duties of the related indenture trustee, if an event of default under the indenture occurs and is continuing with respect to the notes of the trust, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with the request. Subject to the provisions for indemnification and certain limitations contained in the related indenture, the holders of a majority in principal amount of the controlling class of notes of a given trust will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the applicable indenture trustee, and the holders of a majority in principal amount of the controlling class of notes may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of the holders of all of the outstanding notes of the related trust.

          No holder of a note of any trust will have the right to institute any proceeding with respect to the related indenture, unless:

          o    the holder previously has given to the indenture trustee written notice of a continuing event of default;

          o    the holders of not less than 25% in principal amount of the controlling class of notes have made written request to the indenture trustee to institute the particular proceeding in its own name as indenture trustee;

          o    the holder or holders have offered the indenture trustee
               reasonable indemnity;

          o    the indenture trustee has for 60 days after the notice, request and offer of indemnity failed to institute the proceeding; and

          o    no direction inconsistent with the written request has been given to the indenture trustee during the 60-day period by the holders of a majority in principal amount of the controlling class of notes.

          Each indenture trustee and the related noteholders, by accepting the related notes, will covenant that they will not at any time institute against the applicable trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

                                       33

          With respect to any trust, neither the related indenture trustee nor the related trustee in its individual capacity, nor any holder of a certificate representing an ownership interest in the trust nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will be personally liable for the payment of the principal of or interest on the related notes or for the agreements of the trust contained in the applicable indenture.

          Each Trust will be Subject to Covenants Under the Indenture. Each trust will be subject to the covenants discussed below, as provided in the related indenture.

          o    Restrictions on merger and consolidation. The related trust may not consolidate with or merge into any other entity, unless:

               o    the entity formed by or surviving the consolidation or
                    merger is organized under the laws of the United States, any state or the District of Columbia;

               o    the entity expressly assumes the trust's obligation to make due and punctual payments upon the notes of the related
                    trust and the performance or observance of every agreement and covenant of the trust under the indenture;

               o    no event that is, or with notice or lapse of time or both
                    would become, an event of default under the indenture shall have occurred and be continuing immediately after the merger or consolidation;

               o    the trust has been advised that the rating of the notes and the certificates then in effect would not be reduced or
                    withdrawn by the rating agencies as a result of the merger or consolidation;

               o    the trust has received an opinion of counsel to the effect that the merger or consolidation would have no material
                    adverse tax consequence to the trust or to any related
                    noteholder or certificateholder;

               o    any action that is necessary to maintain the lien and
                    security interest created by the related indenture shall
                    have been taken; and

               o    the trust has received an opinion of counsel and officer's certificate each stating that the merger or consolidation
                    satisfies all requirements under the related indenture.

          o    Other negative covenants. Each trust will not, among other things --

               o    except as expressly permitted by the applicable agreements, sell, transfer, exchange or otherwise dispose of any of the assets of the trust;

               o    claim any credit on or make any deduction from the principal and interest payable in respect of the notes of the related trust (other than amounts withheld under the tax code or
                    applicable state law) or assert any claim against any
                    present or former holder of the notes because of the payment of taxes levied or assessed upon the trust or its property;

               o    dissolve or liquidate in whole or in part;

               o    permit the lien of the related indenture to be subordinated or otherwise impaired;

                                       34

               o    permit the validity or effectiveness of the related
                    indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted
                    thereby; or

               o    permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the trust or any part thereof, or any interest therein or the proceeds
                    thereof, except for tax, mechanics' or certain other liens and except as may be created by the terms of the related
                    indenture.

          No trust may engage in any activity other than as specified under the section of the related prospectus supplement titled "The Trust." No trust will incur, assume or guarantee any indebtedness other than indebtedness incurred under the related notes and indenture, the related certificates and as a result of any advances made to it by the servicer or otherwise in accordance with the related sale and servicing agreement, pooling and servicing agreement or other documents relating to the trust.

          List of Noteholders. With respect to the notes of any trust, three or more holders of the notes of any trust or one or more holders of the notes evidencing not less than 25% of the aggregate outstanding principal amount of the controlling class of notes may, by written request to the related indenture trustee accompanied by a copy of the communication that the applicant proposes to send, obtain access to the list of all noteholders maintained by the indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the related indenture or under the notes. The indenture trustee may elect not to afford the requesting noteholders access to the list of noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting noteholders, to all noteholders of the trust.

          Annual Compliance Statement. Each trust will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under the indenture.

          Indenture Trustee's Annual Report. The indenture trustee for each trust will be required to mail each year to all related noteholders a brief report relating to its eligibility and qualification to continue as indenture trustee under the related indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of any indebtedness owing by the trust to the indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee in that capacity and any action taken by it that materially affects the related notes and that has not been previously reported.

          Satisfaction and Discharge of Indenture. An indenture will be discharged with respect to the collateral securing the notes outstanding under the indenture upon the delivery to the related indenture trustee for cancellation of all outstanding notes or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all outstanding notes.

          Modification of Indenture. Any trust, together with the related indenture trustee, may, without the consent of the noteholders of the trust, execute a supplemental indenture for the purpose of adding to the covenants of the trust, curing any ambiguity, correcting or supplementing any provision which may be inconsistent with any other provision or making any other provision with respect to matters arising under the related indenture which will not be inconsistent with other provisions of the indenture provided that the action will not materially adversely affect the interests of the noteholders.

          The trust and the applicable indenture trustee may also enter into supplemental indentures, without obtaining the consent of the noteholders of the related trust, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the

                                       35

related indenture or modifying in any manner the rights of noteholders (except with respect to the matters listed in the next paragraph which require the approval of the noteholders) provided that:

          o    the action will not materially adversely affect the interest of any noteholder;

          o    as evidenced by an opinion of counsel, or

          o    if so provided in the related indenture, as evidenced either by
               (1) a letter from each rating agency rating the notes of the related trust, to the effect that such action will not cause the then-current rating assigned to any class of those notes to be withdrawn or reduced or (2) each rating agency having received notice of such action and, within the period acceptable to such rating agency, having not informed the indenture trustee that such action will cause the then-current rating assigned to any class of those notes to be withdrawn or reduced;

          o    the action will not, as confirmed by the rating agencies rating the notes of the related trust, cause the then-current rating assigned to any class of notes to be withdrawn or reduced; and

          o    an opinion of counsel as to certain tax matters is delivered.

          Without the consent of the holder of each outstanding note affected thereby, however, no supplemental indenture will:

          o    change the due date of any installment of principal of or
               interest on any note or reduce its principal amount, its interest rate or its redemption price, change the application of the proceeds of a sale of the trust property to payment of principal and interest on the notes or change any place of payment where, or the coin or currency in which, any note or any interest on any note is payable;

          o    impair the right to institute suit for the enforcement of
               provisions of the related indenture regarding payment;

          o    reduce the percentage of the aggregate amount of the controlling class of the notes, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with the related indenture or of defaults or events of default under the indenture and their consequences as provided for in the indenture;

          o    modify or alter the provisions of the related indenture regarding the voting of notes held by the applicable trust, any other obligor on the notes, the seller or an affiliate of any of them;

          o    reduce the percentage of the aggregate outstanding amount of the controlling class, the consent of the holders of which is
               required to direct the related indenture trustee to sell or liquidate the receivables after an event of default if the proceeds of the sale would be insufficient to pay the principal amount and accrued interest on the outstanding notes and
               certificates;

          o    decrease the percentage of the aggregate principal amount of the controlling class of the notes required to amend the sections of the related indenture which specify the applicable

                                       36

               percentage of aggregate principal amount of the notes necessary to amend the indenture or any of the other related agreements;

          o    affect the calculation of the amount of interest or principal payable on any note on any payment date;

          o    affect the rights of the noteholders to the benefit of any provisions for the mandatory redemption of the notes provided in the related indenture; or

          o    permit the creation of any lien ranking prior to or on a parity with the lien of the related indenture with respect to any of the collateral for the notes or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the
               indenture on any collateral or deprive the holder of any note of the security afforded by the lien of the indenture.

          o    Securities Owned by the Trust, the Seller, the Servicer or their
               Affiliates

          o    Except as otherwise described in the transaction documents relating to a series of securities issued by a trust, any
               securities owned by the trust, the seller, the servicer or any of their respective affiliates will be entitled to benefits under such documents equally and proportionately to the benefits afforded other owners of securities except that such securities will be deemed not to be outstanding for the purpose of
               determining whether the requisite percentage of securityholders have given any request, demand, authorization, direction, notice, consent or waiver under such documents.

THE INDENTURE TRUSTEE

          The indenture trustee for a series of notes will be specified in the related prospectus supplement. The indenture trustee for any trust may resign at any time, in which event the administrator of the trust will be obligated to appoint a successor trustee. The administrator of a trust will be obligated to remove an indenture trustee if the indenture trustee ceases to be eligible to continue as trustee under the related indenture or if the indenture trustee becomes insolvent. In these circumstances, the administrator of the trust will be obligated to appoint a successor trustee for the notes of the applicable trust. In addition, a majority of the controlling class of notes may remove the indenture trustee without cause and may appoint a successor indenture trustee.
If a trust issues a class of notes that is subordinated to one or more other classes of notes and an event of default occurs under the related indenture, the indenture trustee may be deemed to have a conflict of interest under the Trust
Indenture Act of 1939 and may be required to resign as trustee for one or more of the classes of notes. In that event, the indenture will provide for a successor indenture trustee to be appointed for those classes of notes. Any resignation or removal of the indenture trustee and appointment of a successor trustee for the notes of the trust does not become effective until acceptance of the appointment by the successor trustee for the trust.

                     DESCRIPTION OF THE RECEIVABLES TRANSFER
                            AND SERVICING AGREEMENTS

          The following summary describes certain terms of the documents pursuant to which the seller sells receivables to the depositor, the depositor transfers those receivables to a trust and the servicer services the receivables on behalf of the trust. A trust may have more than one servicer, each of which will be responsible for the servicing duties allocated to it as specified in the related prospectus supplement. If a trust has more than one servicer, references in this prospectus to a servicer will include each related servicer unless otherwise specified. Any such servicer may be a party to a separate sale and servicing agreement or, if so specified in the related prospectus supplement, a separate servicing

                                       37

agreement to which the trust is a party or of which the trust is a beneficiary.
The document that provides for the sale of receivables by the seller to the depositor is the receivables purchase agreement. In the case of a trust that is not a grantor trust, the document pursuant to which the depositor transfers the receivables to the trust and the servicer services those receivables for the trust is the sale and servicing agreement. For a grantor trust, the document pursuant to which the depositor transfers the receivables to the trust and the servicer services those receivables for the trust is the pooling and servicing agreement. This section also describes certain provisions of the trust agreement for a trust that is not a grantor trust. Forms of those documents have been filed as exhibits to the registration statement of which this prospectus forms a part. This summary describes the material provisions common to the securities of each trust; the attached prospectus supplement will give you additional information specific to the securities that you are purchasing. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of those documents.

          If so specified in the related prospectus supplement, a servicer may engage one or more subservicers to perform all or some of its servicing obligations pursuant to a subservicing agreement.

SALE AND ASSIGNMENT OF RECEIVABLES

          Sale and Assignment by the Originator. If the seller is not also the originator of the receivables for a trust, the seller will have acquired those receivables from the originator (directly or indirectly), without recourse, pursuant to a purchase agreement on or prior to the related closing date. In such a case, the seller is expected to be an affiliate of the depositor. If the seller is also the originator of the related receivables, then references in this prospectus to the originator are references to that seller and, consequently, there is no transfer of the related receivables from an originator to that seller. There may be more than one originator for the receivables of a trust.

          Sale and Assignment by the Seller. On or prior to the closing date specified in the prospectus supplement for a trust, the seller specified in that prospectus supplement will sell and assign to the depositor under a receivables purchase agreement, without recourse, the seller's entire interest in the receivables, including its security interests in the related financed vehicles.

          Sale and Assignment by the Depositor. On or prior to the closing date referenced in the immediately preceding paragraph, the depositor will sell and assign to the trust under a sale and servicing agreement or a pooling and servicing agreement, without recourse, the depositor's entire interest in the receivables, including its security interests in the related financed vehicles.
Each of those receivables will be identified in a schedule to the related sale and servicing agreement or a pooling and servicing agreement. The trustee of the trust will not independently verify the existence and eligibility of any receivables. The trustee of the trust will, concurrently with that sale and assignment, execute and deliver the related notes and/or certificates. Unless otherwise provided in the related prospectus supplement, the net proceeds received from the sale of the certificates and the notes of a given trust will be applied to the purchase of the related receivables from the seller and, to the extent specified in the related prospectus supplement, to the deposit of the
Pre-Funded Amount into the pre-funding account.

          Sale and Assignment of Additional Receivables. The related prospectus supplement for the trust will specify whether, and the terms, conditions and manner under which, additional receivables will be sold by the seller to the depositor and by the depositor to the applicable trust from time to time during any funding period or revolving period.

          Representations and Warranties. Generally, in each purchase agreement between the originator and the seller (if the originator and the seller are not the same person) or the depositor, as applicable, pursuant to which the originator sells the receivables to the seller or the depositor, as applicable, the

                                       38

originator will represent and warrant to the seller or the depositor, as applicable, among other things, that --

          o    the information provided in the schedule of receivables to the related sale and servicing agreement or pooling and servicing agreement is correct in all material respects;

          o    the obligor on each receivable is required to maintain physical damage insurance covering the related financed vehicle in
               accordance with the originator's normal requirements;

          o    as of the applicable closing date or the applicable Subsequent
               Transfer Date, if any, to the best of its knowledge, the
               receivables are free and clear of all security interests, liens, charges and encumbrances and no offsets, defenses or
               counterclaims have been asserted or threatened;

          o    as of the applicable closing date or the applicable Subsequent
               Transfer Date, if any, each receivable is or will be secured by a first perfected security interest in favor of the originator in the related financed vehicle;

          o    each receivable, at the time it was originated, complied and, as of the closing date or the applicable Subsequent Transfer Date, if any, complies in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth in lending, equal credit opportunity and disclosure laws;
               and

          o    any other representations and warranties that may be set forth in the related prospectus supplement.

          The seller may assign its rights under its purchase agreement with the originator to the depositor or may make its own representations and warranties to the depositor. If the seller is dissolved after its sale of the receivables to the depositor, the depositor will still have the benefit of the originator's representations and warranties, if any, assigned by the seller. The depositor will in turn either (i) assign to the trustee, and/or grant to the trustee, its rights under the purchase agreement between the originator and the seller and its rights under the receivables purchase agreement between the seller and the depositor or (ii) will agree to exercise on behalf of a trust its rights with respect to such representations and warranties.

          A seller that is not also the originator will only represent and warrant to the depositor that it is transferring the related receivables to the depositor free and clear of any lien or security interest created by or under the seller. The depositor will only represent and warrant to a trust that it is transferring the related receivables to the trust free of any lien or security interest created by or under the depositor.

          The representations and warranties made by an originator will speak only as of the date of purchase from the originator and will not be updated to speak as of the date of issuance of the related securities. Investors will bear the risk of such non-updated representations and warranties being incorrect as of the date of the initial issuance of their securities.

          Originator Must Repurchase the Receivables Relating to a Breach of
Representation or Warranty. Unless otherwise specified in the related prospectus supplement, as of a date not later than the last day of the second month following the discovery by or notice to the originator of a breach of any representation or warranty of the originator that materially and adversely affects the interests of the related trust in any receivable, the depositor, unless the breach has been cured, will purchase that receivable from the trust and (i) the related seller will be obligated to simultaneously repurchase that receivable from the depositor and (ii) the related originator will be obligated to simultaneously repurchase

                                       39

that receivable from the seller. The repurchase price will equal the "Purchase
Amount," which is an amount at least equal to the amount required to pay such receivable in full. Alternatively, if so specified in the related prospectus supplement, the originator, the related seller or the depositor will be permitted, in a circumstance where it would otherwise be required to repurchase a receivable as described above, to instead substitute a comparable receivable for the receivable that they are otherwise required to repurchase, subject to certain conditions and eligibility criteria for the substitute receivable to be summarized in the related prospectus supplement. The repurchase obligation (or, if applicable, the substitution alternative) will constitute the sole remedy available to the certificateholders or the trustee and any noteholders or indenture trustee in respect of the related trust for any such uncured breach.
The depositor's obligation to make such purchase or substitution is contingent upon the related seller's performance of its corresponding obligation to purchase such receivable from (or, if applicable, provide a substitute receivable to) the depositor, which obligation is in turn contingent upon the related originator's performance of its corresponding obligation to purchase such receivable from (or, if applicable, provide a substitute receivable to) the seller.

          Notwithstanding the preceding paragraph, instead of providing that the depositor and, in turn, the seller is obligated to repurchase a receivable because of a breach of representation or warranty, the receivables purchase agreement may provide that the depositor will not assign the representations and warranties of the originator in respect of the receivables to the trust, but will enforce the depositor's rights with respect to such representations and warranties and pay any amounts received from such exercise to the trust.
Alternatively, a trustee may enforce directly the originator's representations and warranties assigned to it.

          Servicing of the Receivables. Under each sale and servicing agreement or pooling and servicing agreement, the servicer will service and administer the receivables held by the related trust. As described in the related prospectus supplement, a servicer may engage one or more subservicers to perform all or some of its servicing obligations. A subservicer responsible for servicing receivables may be referred to as a "receivables servicer" and a subservicer responsible for the servicer's administration obligations may be referred to as an "administrator." As custodian on behalf of a trust, a servicer (or a subservicer on its behalf) may maintain possession of the installment sale contracts and loan agreements and any other documents relating to those receivables or that portion of those receivables for which it has custodial responsibility. To assure uniform quality in servicing the receivables, as well as to facilitate servicing and save administrative costs, the installment sale contracts and loan agreements and other documents relating thereto will not be physically segregated from other similar documents that are in the servicer's possession or otherwise stamped or marked to reflect the transfer to the trust.
The obligors under the receivables will not be notified of the transfer.
However, Uniform Commercial Code financing statements reflecting the sale and assignment of the receivables by the originator to the seller, by the seller to the depositor and by the depositor to the trust will be filed, and the depositor's, the seller's and the originator's accounting records and computer systems will be marked to reflect those sales and assignments. Because those receivables will remain in the servicer's possession, as applicable, and will not be stamped or otherwise marked to reflect the assignment to the trust if a subsequent purchaser were to obtain physical possession of those receivables without knowledge of the assignment, the trust's interest in the receivables could be defeated. See "Some Important Legal Issues Relating to the Receivables
-- Security Interests in the Financed Vehicles."

ACCOUNTS

          For each trust, the servicer will establish and maintain one or more collection accounts in the name of the indenture trustee on behalf of the related securityholders or, if the trust does not issue notes, in the name of the trustee for the related certificateholders. The servicer will deposit all collections on the receivables into the collection account. If the trust issues notes, the servicer or the indenture trustee may establish and maintain a note distribution account (which may be a subaccount of the collection account),

                                       40

in the name of the indenture trustee on behalf of the holders of those notes, into which amounts released from the collection account and any other accounts of the trust for payment to those noteholders will be deposited and from which all distributions to those noteholders will be made. The servicer or the trustee may establish and maintain one or more certificate distribution accounts, in the name of the trustee on behalf of the certificateholders, into which amounts released from the collection account and any other accounts of the trust for distribution to the certificateholders will be deposited and from which all distributions to the certificateholders will be made.

          If so provided in the related prospectus supplement, the servicer will establish for each trust an additional payahead account in the name of the related indenture trustee (or, in the case of each trust that does not issue notes, the related trustee), into which, to the extent required by the sale and servicing agreement, early payments by or on behalf of obligors with respect to precomputed receivables will be deposited until such time as the payment becomes due. Until such time as payments are transferred from the payahead account to the collection account, they will not constitute collected interest or collected principal and will not be available for distribution to the applicable noteholders or certificateholders. The payahead account will initially be maintained with the applicable indenture trustee or, in the case of each trust that does not issue notes, the applicable trustee.

          Any other accounts to be established with respect to securities of the trust, including any pre-funding account, yield supplement account or reserve account, will be described in the related prospectus supplement.

          For any securities of the trust, funds in the trust accounts will be invested as provided in the related sale and servicing agreement or pooling and servicing agreement in Permitted Investments. Permitted Investments satisfy criteria established by the rating agencies and are generally limited to obligations or securities that mature on or before the date of the next payment date. However, to the extent permitted by the rating agencies, funds in any reserve account may be invested in securities that will not mature prior to the date of the next distribution on the notes or certificates and that will not be sold to meet any shortfalls. Thus, the amount of cash available in any reserve account at any time may be less than the balance of the reserve account. If the amount required to be withdrawn from any reserve account to cover shortfalls in collections on the related receivables (as provided in the related prospectus supplement) exceeds the amount of cash in the reserve account, a temporary shortfall in the amounts distributed to the related noteholders or certificateholders could result, which could, in turn, increase the average life of the notes or the certificates of the trust. Net investment earnings on funds deposited in the trust accounts will be deposited in the applicable collection account or distributed as provided in the related prospectus supplement.

          The trust accounts will be maintained as Eligible Deposit Accounts, which are accounts at a depository institution satisfying certain requirements of the rating agencies.

SERVICING PROCEDURES

          The servicer will make reasonable efforts to collect all payments due with respect to the receivables held by each trust and will use the same collection procedures that it (or its subservicer) follows with respect to motor vehicle loans that it (or its subservicer) services for itself, in a manner consistent with the related sale and servicing agreement or pooling and servicing agreement.

          Consistent with its (or its subservicer's) normal procedures, the servicer may, in its discretion, arrange with the obligor on a receivable to defer or modify the payment schedule. However, no such arrangement will modify the original due dates or the number of the scheduled payments or extend the final payment date of any receivable beyond the final scheduled maturity date, as that term is defined with respect to the pool of receivables in the related prospectus supplement. Some of those arrangements may

                                       41

require the servicer to purchase the receivable while others may result in the servicer making Advances with respect to the receivable. The servicer may be obligated to purchase a receivable if, among other things, it extends the date for final payment by the obligor of that receivable beyond a date identified in the related prospectus supplement, or changes the contract rate of interest or the total amount or number of scheduled payments of that receivable. If the servicer determines that eventual payment in full of a receivable is unlikely, the servicer will follow its (or its subservicer's) normal practices and procedures to realize upon the receivable, including the repossession and disposition of the financed vehicle securing the receivable at a public or private sale, or the taking of any other action permitted by applicable law.

          The servicer may from time to time perform any portion of its servicing obligations under the applicable sale and servicing agreement or pooling and servicing agreement through subservicing agreements with third party subservicers acceptable to the rating agencies. Each sale and servicing agreement or pooling and servicing agreement, as applicable, will provide that, notwithstanding the use of subservicers, the servicer will remain liable for its servicing duties and obligations as if the servicer serviced the receivables directly.

COLLECTIONS

          With respect to securities of each trust, unless otherwise indicated
in the prospectus supplement, so long as the servicer specified in the prospectus supplement is the servicer and provided that (1) there exists no
Event of Servicing Termination and (2) each other condition to making monthly deposits as may be required by the related sale and servicing agreement or pooling and servicing agreement is satisfied, the servicer may retain all payments on the receivables for which it has primary servicing responsibility received from obligors and all proceeds of the related receivables collected during a Collection Period until the business day preceding the applicable payment date. However, if those conditions are not met, the servicer will be required to deposit those amounts into the related collection account not later than the second business day after receipt. Notwithstanding the foregoing, a prospectus supplement may specify different requirements for the deposit of collections by the servicer. The servicer, seller or originator, as the case may be, will remit the aggregate Purchase Amount of any receivables to be purchased from the trust to the collection account maintained by the servicer on or prior to the applicable payment date. Pending deposit into the collection account, collections may be employed by the servicer at its own risk and for its own benefit and will not be segregated from its own funds. If the servicer were unable to remit those funds, yo u might incur a loss. To the extent set forth in the related prospectus supplement, the servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related trust to secure timely remittances of collections of the related receivables and payment of the aggregate Purchase Amount with respect to receivables purchased by the servicer.

          Collections on a receivable made during a Collection Period that are not late fees, prepayment charges or certain other similar fees or charges will be applied first to any outstanding Advances made by the servicer with respect to that receivable and then to the scheduled payment. To the extent that collections on a Precomputed Receivable during a Collection Period exceed the outstanding Precomputed Advances and the scheduled payment on that Precomputed
Receivable, the collections will be applied to prepay the Precomputed Receivable in full. If the collections are insufficient to prepay the Precomputed
Receivable in full, they generally will be treated as Payaheads until such later
Collection Period as those Payaheads may be transferred to the collection account and applied either to the scheduled payment or to prepay the Precomputed
Receivable in full.

          If a trust has more than one servicer, one of those servicers may be responsible for aggregating all of the collections and determining the payments to be made out of those collections.

                                       42

ADVANCES

          Precomputed Receivables. If so provided in the related prospectus supplement, to the extent the collections on a Precomputed Receivable for a
Collection Period are less than the scheduled payment, the amount of Payaheads made on that Precomputed Receivable not previously applied, if any, with respect to that Precomputed Receivable will be applied by the servicer to the extent of the shortfall. To the extent of any remaining shortfall, the servicer may make a
Precomputed Advance. The servicer will be obligated to make a Precomputed
Advance in respect of a Precomputed Receivable only to the extent that the servicer, in its sole discretion, expects to recoup the Precomputed Advance from the related obligor, the Purchase Amount or Liquidation Proceeds. The servicer will deposit Precomputed Advances in the related collection account on or prior to the business day preceding the applicable payment date. The servicer will be entitled to recoup its Precomputed Advances from subsequent payments by or on behalf of the obligor, collections of Liquidation Proceeds and payment of any related Purchase Amount; alternatively, upon the determination that reimbursement from the preceding sources is unlikely, will be entitled to recoup its Precomputed Advances from collections from other receivables of the applicable trust.

          Simple Interest Receivables. If so provided in the related prospectus supplement, on or before the business day prior to each applicable payment date, the servicer will deposit into the related collection account an amount equal to the Simple Interest Advance. If the Simple Interest Advance is a negative number, an amount equal to that amount will be paid to the servicer in reimbursement of outstanding Simple Interest Advances. In addition, in the event that a Simple Interest Receivable becomes liquidated, the amount of accrued and unpaid interest thereon (but not including interest for the then current
Collection Period) will be withdrawn from the collection account and paid to the servicer in reimbursement of outstanding Simple Interest Advances. No advances of principal will be made with respect to Simple Interest Receivables.

SERVICING COMPENSATION AND EXPENSES

          Unless otherwise specified in the related prospectus supplement, the servicer will be entitled to receive a servicing fee for each Collection Period equal to a per annum percentage (specified in the prospectus supplement) of the aggregate principal balance of the receivables as of the first day of that
Collection Period. The servicer will be paid the servicing fee for each
Collection Period, together with any portion of the servicing fee that remains unpaid from prior payment dates, on the payment date related to that Collection
Period. The servicing fee will be paid out of the available funds for the related Collection Period prior to any distributions on the related payment date to securityholders.

          Unless otherwise specified in the related prospectus supplement, either the servicer will be responsible for the compensation of any subservicer engaged by it or the fee of the subservicer will be paid out of available funds for the related Collection Period prior to any distributions to the security-holders.

          With respect to any trust, the servicer may collect and retain, to the extent specified in the related prospectus supplement, (i) any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to the related receivables serviced by it and (ii)
all or a portion of the net investment income from reinvestment of collections on the receivables serviced by it. In addition, the servicer will be entitled to reimbursement from that trust for certain liabilities. Payments by or on behalf of obligors will be allocated to scheduled payments and late fees and other charges in accordance with the servicer's normal practices and procedures.

          The fees paid to the servicer are intended to compensate the servicer for performing the functions of a third party servicer of the receivables as an agent for the trust, including collecting and posting all

                                       43

payments, responding to inquiries of obligors on the receivables, investigating delinquencies, sending payment coupons to obligors, reporting tax information to obligors, paying costs of collections and disposition of defaults and policing the collateral. The fees also will compensate the servicer for administering the related pool of receivables, including making Advances, accounting for collections and furnishing monthly and annual statements to the related trustee and indenture trustee with respect to distributions and generating federal income tax information for the trust and for the related noteholders and certificateholders. The fees also will reimburse the servicer for certain taxes, the fees of the related trustee and indenture trustee, if any, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the related pool of receivables.

DISTRIBUTIONS

General

          With respect to securities of each trust, beginning on the payment date specified in the related prospectus supplement, distributions of principal and interest (or, where applicable, of principal or interest only) on each class of securities entitled thereto will be made by the applicable trustee or indenture trustee to the noteholders and the certificateholders of the trust.
The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of securityholders of the trust will be set forth in the related prospectus supplement.

          With respect to each trust, on each payment date, collections on the related receivables will be transferred from the collection account to the note distribution account, if any, and the certificate distribution account for distribution to noteholders, if any, and certificateholders to the extent provided in the related prospectus supplement. Credit enhancement, such as a reserve account, will be available to cover any shortfalls in the amount available for distribution on that date to the extent specified in the related prospectus supplement. As more fully described in the related prospectus supplement, and unless otherwise specified in that prospectus supplement, distributions in respect of principal of a class of securities of a given trust will be subordinate to distributions in respect of interest on that class, and distributions in respect of one or more classes of certificates of that trust may be subordinate to payments in respect of notes, if any, of such trust or other classes of certificates of that trust.

          Allocation of Collections on Receivables. On or prior to the business day before each payment date, the servicer will determine the amount in the collection account available to make payments or distributions to securityholders on the related payment date and will direct the indenture trustee, if any, and/or the trustee to make the distributions as described in the related prospectus supplement.

CREDIT AND PAYMENT ENHANCEMENT

          The related prospectus supplement will specify the credit enhancement, if any, for each trust. Credit or payment enhancement may consist of one or more of the following:

          o    subordination of one or more classes of securities;

          o    a reserve account;

          o    "excess spread," or interest earned on the receivables in excess of the amount required to be paid on the securities;

          o    collateralization greater than the principal amount of securities issued;

          o    letters of credit;

                                       44

          o    liquidity facilities;

          o    surety bonds;

          o    guaranteed investment contracts;

          o    guaranteed rate agreements;

          o    swaps or other interest rate, currency or credit protection agreements;

          o    repurchase obligations;

          o    yield supplement arrangements;

          o    demand notes or lines of credit;

          o    cash deposits;

          o    arrangements that discount the principal balance of certain receivables; or

          o    other agreements with respect to third party payments or other support.

          Limitations or exclusions from coverage could apply to any form of credit enhancement. The prospectus supplement will describe the credit enhancement and related limitations and exclusions applicable for securities issued by the trust.

          Any Form of Credit Enhancement May be Limited and May Only Apply to
Certain Classes of Securities. The presence of a reserve account and other forms of credit or payment enhancement for the benefit of any class or securities of the trust is intended to (1) enhance the likelihood of receipt by the securityholders of that class of the full amount of principal and interest due thereon and (2) decrease the likelihood that those securityholders will experience losses. The various types of credit or payment enhancement that a trust may have are listed above. The credit or payment enhancement for a class of securities may not provide protection against all risks of loss and may not guarantee repayment of the entire principal amount and interest thereon. If losses occur that exceed the amount covered by any credit enhancement or that are not covered by any credit enhancement, securityholders will bear their allocable share of deficiencies, as described in the related prospectus supplement. In addition, if a form of credit enhancement covers the securities of more than one trust, securityholders of any such series will be subject to the risk that that credit enhancement will be exhausted by the claims of securityholders of other series.

          Reserve Account. If so provided in the related prospectus supplement, the depositor will establish for the securities of the related trust, or a class of those securities, a reserve account that will be maintained with the related trustee or indenture trustee, as applicable. The reserve account will be funded by an initial deposit by the depositor--or another person if so specified in the related prospectus supplement--on the closing date in the amount set forth in the related prospectus supplement. In addition, if the related trust series has a Funding Period, the reserve account will also be funded on each Subsequent
Transfer Date to the extent described in the related prospectus supplement. As further described in the related prospectus supplement, the amount on deposit in a reserve account will be increased on each payment date thereafter up to the specified reserve balance by the deposit therein of the amount of collections on the related receivables available therefor, as described in the prospectus supplement. The related prospectus

                                       45

supplement will describe the circumstances and manner under which distributions may be made out of a reserve account.

NET DEPOSITS

          As an administrative convenience and for so long as certain conditions are satisfied (see "Collections" above), the servicer will be permitted to make the deposit of collections, aggregate Advances and payments of Purchase Amounts for any trust for or with respect to the related Collection Period, net of distributions to the servicer as reimbursement of Advances or payment of fees to the servicer with respect to that Collection Period. The servicer may cause to be made a single net transfer from the collection account to the related payahead account, if any, or vice versa. The servicer, however, will account to the trustee, any indenture trustee, the noteholders, if any, and the certificateholders with respect to each trust as if all deposits, distributions, and transfers were made individually.

STATEMENTS TO TRUSTEES AND TRUSTS

          Prior to each payment date with respect to securities of each trust, the servicer will provide to the applicable indenture trustee, if any, and the applicable trustee as of the close of business on the last day of the preceding
Collection Period the report that is required to be provided to securityholders of that trust described under "Certain Information Regarding the Securities --
Reports to Securityholders."

EVIDENCE AS TO COMPLIANCE

         Each sale and servicing agreement and pooling and servicing agreement will provide that a firm of independent certified public accountants will furnish to the related trust and indenture trustee or trustee, as applicable, annually a statement as to compliance by the servicer (or, in the alternative, any of its subservicers), or an attestation report as to the servicer's (or, in the alternative, any subservicer's) assessment of compliance, during the preceding twelve months (or, in the case of the first such certificate, from the applicable closing date) with certain standards relating to the servicing or the subservicing, as applicable, of the applicable receivables and certain other matters.

          Each sale and servicing agreement and pooling and servicing agreement will also provide for delivery to the related trust and indenture trustee or trustee, as applicable, substantially simultaneously with the delivery of the accountants' statement or report referred to above, by the servicer of a certificate signed by an officer of the servicer stating that the servicer has fulfilled its obligations under that agreement throughout the preceding twelve months (or, in the case of the first such certificate, from the closing date)
or, if there has been a default in the fulfillment of any such obligation, describing each such default. The servicer has agreed to give each trustee and indenture trustee, if any, notice of certain servicer defaults under the related sale and servicing agreement or pooling and servicing agreement, as applicable.

          Copies of those statements, reports and certificates may be obtained by securityholders by a request in writing addressed to the applicable trustee.

CERTAIN MATTERS REGARDING THE SERVICER

          Each sale and servicing agreement and pooling and servicing agreement will provide that the servicer may not resign from its obligations and duties as servicer thereunder, except upon a determination that the servicer's performance of those duties is no longer permissible under applicable law. No such resignation will become effective until the related indenture trustee or trustee, as applicable, or a successor servicer has assumed the servicer's servicing obligations and duties under that sale and servicing agreement or pooling and servicing agreement.

                                       46

          Each sale and servicing agreement and pooling and servicing agreement will further provide that neither the servicer nor any of its directors, officers, employees and agents will be under any liability to the related trust or the related noteholders or certificateholders for taking any action or for refraining from taking any action under that sale and servicing agreement or pooling and servicing agreement or for errors in judgment; provided, however, that neither the servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the servicer's duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. In addition, each sale and servicing agreement and pooling and servicing agreement will provide that the servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the servicer's servicing responsibilities under that sale and servicing agreement or pooling and servicing agreement and that, in its opinion, may cause it to incur any expense or liability. The servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of a particular sale and servicing agreement or pooling and servicing agreement, the rights and duties of the parties thereto, and the interests of the related securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs, and liabilities of the servicer, and the servicer will not be entitled to be reimbursed therefor.

          Under the circumstances specified in each sale and servicing agreement and pooling and servicing agreement, any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to the business of the servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of the servicer, will be the successor of the servicer under that sale and servicing agreement or pooling and servicing agreement.

EVENTS OF SERVICING TERMINATION

          "Events of Servicing Termination" under each sale and servicing agreement or pooling and servicing agreement in respect of a servicer for a trust will consist of:

          o    any failure by the servicer to deliver to the trustee or
               indenture trustee for distribution to the securityholders of the related trust or for deposit in any of the trust accounts or the certificate distribution account any required payment, which failure continues unremedied for five business days (or such other number of business days specified in the related prospectus supplement) after written notice from the trustee or indenture trustee is received by the servicer or after discovery by an officer of the servicer;

          o    any failure by the servicer duly to observe or perform in any material respect any other covenant or agreement in that sale and servicing agreement or pooling and servicing agreement, which failure materially and adversely affects the rights of the noteholders or the certificateholders of the related trust and which continues unremedied for 60 days after the giving of written notice of that failure (A) to the servicer or the
               depositor, as the case may be, by the trustee or the indenture trustee or (B) to the servicer and the trustee or the indenture trustee by holders of notes or certificates of the trust, as applicable, of not less than 25% in principal amount of the outstanding notes (or, if the trust has issued notes and its notes are no longer outstanding, 25% by aggregate certificate balance or percentage interest, as applicable, of the
               certificates);

          o    the occurrence of certain insolvency events specified in the sale and servicing agreement or pooling and servicing agreement with respect to the servicer; and

          o    such other events, if any, set forth in the related prospectus supplement.

                                       47

RIGHTS UPON EVENT OF SERVICING TERMINATION

          As long as an Event of Servicing Termination under a sale and servicing agreement or pooling and servicing agreement remains unremedied, the related indenture trustee or holders of not less than 25% of the controlling class of notes or the class of notes specified in the prospectus supplement (and after the notes have been paid in full or if the trust has not issued notes, the trustee or the holders of not less than 25% of the certificate balance or percentage interests, as applicable) may terminate all the rights and obligations of the servicer under that sale and servicing agreement or pooling and servicing agreement. Notwithstanding the foregoing, a prospectus supplement may specify different requirements as to which securityholders may terminate the rights and obligations of a servicer. If a trust has more than one servicer, only the servicer to which the Event of Servicing Termination relates may be terminated. Upon such termination, the related indenture trustee or trustee or a successor servicer appointed by that indenture trustee or trustee will succeed to all the responsibilities, duties and liabilities of the terminated servicer under that sale and servicing agreement or pooling and servicing agreement and will be entitled to similar compensation arrangements.

          If, however, a receiver, bankruptcy trustee or similar official has been appointed for the servicer, and no Event of Servicing Termination other than that appointment has occurred, that receiver, bankruptcy trustee or official may have the power to prevent such indenture trustee, such noteholders, the trustee or such certificateholders from effecting a transfer of servicing.
In the event that such indenture trustee or trustee of the trust is legally unable to act as servicer, or is unwilling so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor servicer with a net worth of at least $100,000,000 and whose regular business includes the servicing of motor vehicle receivables and which satisfies certain other conditions specified in the sale and servicing agreement or pooling and servicing agreement, as applicable. Such indenture trustee or trustee may make those arrangements for compensation to be paid, which in no event may be greater than the servicing compensation to the servicer under that sale and servicing agreement or pooling and servicing agreement.

WAIVER OF PAST EVENTS OF SERVICING TERMINATION

          The holders of not less than a majority of the controlling class of notes or the class of notes specified in the prospectus supplement (and after the notes have been paid in full or if the trust has not issued notes, the trustee or the holders of not less than a majority of the certificate balance)
may, on behalf of all such securityholders, waive any Event of Servicing
Termination under the related sale and servicing agreement or pooling and servicing agreement and its consequences, except an Event of Servicing
Termination consisting of a failure to make any required deposits to or payments from any of the trust accounts in accordance with that sale and servicing agreement or pooling and servicing agreement. No such waiver will impair those noteholders' or certificateholders' rights with respect to subsequent defaults.

AMENDMENT

          The parties to each of the Receivables Transfer and Servicing
Agreements may amend any of those agreements, without the consent of the related securityholders, to add any provisions to or change or eliminate any of the provisions of those Receivables Transfer and Servicing Agreements, including correcting or supplementing any provision that may be inconsistent with this prospectus or your prospectus supplement, or modify the rights of those securityholders; provided that such action will not materially and adversely affect the interest of any such securityholder as evidenced by either (i) an opinion of counsel to that effect or (ii) notification by each rating agency then rating any of the related securities that the rating then assigned to any class of the securities will not be reduced or withdrawn by that rating agency together with an officer's certificate of the servicer to that effect. The
Receivables Transfer and Servicing Agreements may also be amended by the seller, the servicer, the depositor, the

                                       48

related trustee and any related indenture trustee with the consent of the holders of any notes of the related trust evidencing not less than a majority in principal amount of the notes, and the holders of the certificates of that trust evidencing not less than a majority of the certificate balance of the certificates then outstanding, to add any provisions to or change or eliminate any of the provisions of those Receivables Transfer and Servicing Agreements or modify the rights of the securityholders; provided, however, that no such amendment may (1) increase or reduce in any manner the amount of, or accelerate or delay the timing of, or change the allocation or priority of, collections of payments on the related receivables or distributions that are required to be made for the benefit of the securityholders or (2) reduce the percentage of the notes or certificates of such trust the holders of which are required to consent to any such amendment, without the consent of the holders of all the outstanding notes and certificates of such trust.

LIMITATIONS ON COMMENCEMENT OF VOLUNTARY BANKRUPTCY PROCEEDING BY TRUSTEE

          Each trust agreement will provide that the applicable trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to the related trust without the unanimous prior approval of all certificateholders of such trust and the delivery to such trustee by each such certificateholder of a certificate certifying that the certificateholder reasonably believes that the trust is insolvent.

PAYMENT OF NOTES

          Upon the payment in full of all outstanding notes of a given trust and the satisfaction and discharge of the related indenture, the related trustee will succeed to all the rights of the indenture trustee, and the certificateholders of the related series will succeed to all the rights of the noteholders of that series, under the related sale and servicing agreement.

TERMINATION

          With respect to each trust, the obligations of the servicer, the seller, the originator, the depositor, the related trustee and the related indenture trustee, if any, under the Receivables Transfer and Servicing
Agreements will terminate upon the earlier of (1) the maturity or other liquidation of the last related receivable and the disposition of any amounts received upon liquidation of any such remaining receivables, (2) the payment to noteholders, if any, and certificateholders of the related trust of all amounts required to be paid to them under the Receivables Transfer and Servicing
Agreements and (3) the occurrence of either event described below.

          In order to avoid excessive administrative expense, the servicer or another person specified in the related prospectus supplement will be permitted at its option to purchase from each trust as of the end of any applicable
Collection Period, if the aggregate principal balance of the receivables sold to the trust has declined to 10% (or such other percentage specified in the prospectus supplement) or less of the aggregate principal balance of the receivables as of the cut-off date, all remaining related receivables at a price equal to the aggregate of the Purchase Amounts thereof as of the end of that
Collection Period, after giving effect to the receipt of any monies collected on the receivable. If a trust has more than one servicer, the related prospectus supplement will specify how this repurchase option may be exercised.

          If the repurchase option described in the preceding paragraph is not exercised, then if and to the extent provided in the related prospectus supplement with respect to the trust, the applicable trustee will, within ten days following a payment date as of which the aggregate principal balance of the receivables is equal to or less than the percentage of the initial aggregate principal balance of the receivables as of the cut-off date specified in the related prospectus supplement, solicit bids in an auction format for the purchase of the receivables remaining in the trust in the manner and subject to the terms and conditions

                                       49

set forth in the prospectus supplement. If the applicable trustee receives satisfactory bids as described in the related prospectus supplement, then the receivables remaining in the trust will be sold to the highest bidder.

          As more fully described in the related prospectus supplement, any outstanding notes of the related trust will be paid in full concurrently with either of the events specified above and the subsequent distribution to the related certificateholders of all amounts required to be distributed to them under the applicable trust agreement will effect early retirement of the certificates of the trust.

          Alternatively, a prospectus supplement may provide for the purchase of a trust's notes or certificates when their outstanding principal balance reaches a specified level.

LIST OF CERTIFICATEHOLDERS

          With respect to the certificates of any trust, three or more holders of the certificates of that trust or one or more holders of the certificates evidencing not less than 25% of the certificate balance of those certificates may, by written request to the related trustee accompanied by a copy of the communication that the applicant proposes to send, obtain access to the list of all certificateholders maintained by the trustee for the purpose of communicating with other certificateholders with respect to their rights under the related trust agreement or pooling and servicing agreement or under the certificates.

ADMINISTRATION AGREEMENT

          If so specified in the related prospectus supplement, a person named as administrator in the related prospectus supplement will enter into an administration agreement with each trust that issues notes and the related indenture trustee. To the extent provided in the administration agreement, the administrator will agree to provide the notices and to perform other administrative obligations required by the related indenture. Unless otherwise specified in the related prospectus supplement, as compensation for the performance of the administrator's obligations under the applicable administration agreement and as reimbursement for its expenses related to the performance of that agreement, the administrator will be entitled to a monthly administration fee in such an amount as may be set forth in the related prospectus supplement.

            SOME IMPORTANT LEGAL ISSUES RELATING TO THE RECEIVABLES

GENERAL

          The transfer of the receivables to a trust, the perfection of the security interests in the receivables and the enforcement of rights to realize on the financed vehicles as collateral for the receivables are subject to a number of federal and state laws, including the UCC as in effect in various states. Each of the depositor, the servicer and the seller will take such action as is required to perfect the rights of the trustee in the receivables. If, through inadvertence or otherwise, another party purchases (including the taking of a security interest in) the receivables for new value in the ordinary course of its business, without actual knowledge of the trust's interest, and takes possession of the receivables, such purchaser would acquire an interest in the receivables superior to the interest of the trust.

SECURITY INTEREST IN THE RECEIVABLES

          The receivables will be treated by each trust as "tangible chattel paper" as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. In order to protect a trust's ownership interest in its receivables, each originator, the seller and the depositor will file UCC financing statements with the appropriate governmental

                                       50

authorities in each state deemed advisable by the depositor (which state, in the case of the depositor, will be Delaware) to give notice of the trust's ownership of its receivables and their proceeds. For trusts that issue notes, the trust will in turn file a UCC financing statement with the appropriate governmental authorities in Delaware to perfect the grant of the receivables to the indenture trustee under the related indenture.

          Under each sale and servicing agreement or pooling and servicing agreement, as applicable, the servicer will be obligated to maintain the perfection of each trust's ownership interest, and any related indenture trustee's security interest, in the receivables. However, a purchaser of chattel paper who gives new value and takes possession of it in the ordinary course of that purchaser's business has priority over a security interest in the chattel paper that is perfected by filing UCC-1 financing statements, and not by possession by the original secured party, if that purchaser acts in good faith without knowledge that the specific chattel paper is subject to a security interest. Any such purchaser would not be deemed to have such knowledge by virtue of the UCC filings and would not learn of the sale of the receivables from a review of the documents evidencing the receivables since they would not be marked to show such sale.

SECURITY INTERESTS IN THE FINANCED VEHICLES

          Retail installment sale contracts such as the receivables evidence the credit sale of motor vehicles by dealers to obligors; the contracts also constitute personal property security agreements and include grants of security interests in the related vehicles under the UCC. Perfection of security interests in motor vehicles is generally governed by state certificate of title statutes or by the motor vehicle registration laws of the state in which each vehicle is located. In most states, a security interest in a motor vehicle is perfected by notation of the secured party's lien on the vehicle's certificate of title.

          Unless otherwise specified in the related prospectus supplement, each seller will be obligated to have taken all actions necessary under the laws of the state in which the financed vehicle is located to perfect its security interest in the financed vehicle securing the related receivable purchased by it from a dealer or lender, including, where applicable, by having a notation of its lien recorded on such vehicle's certificate of title or, if appropriate, by perfecting its security interest in the related financed vehicles under the UCC.
Because the servicer will continue to service the receivables, the obligors on the receivables will not be notified of the sales from a seller to the depositor or from the depositor to the trust, and no action will be taken to record the transfer of the security interest from a seller to the depositor or from the depositor to the trust by amendment of the certificates of title for the financed vehicles or otherwise.

          Pursuant to each receivables purchase agreement, each seller will assign to the depositor its interests in the financed vehicles securing the receivables assigned by that seller to the depositor and, with respect to each trust, pursuant to the related sale and servicing agreement or pooling and servicing agreement, the depositor will assign its interests in the financed vehicles securing the related receivables to such trust. However, because of the administrative burden and expense, none of the seller, the depositor, the servicer or the related trustee will amend any certificate of title to identify either the depositor or such trust as the new secured party on such certificate of title relating to a financed vehicle nor will any such entity execute and file any transfer instrument. In most states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificates of title and the new secured party succeeds to the seller's rights as the secured party as against creditors of the obligor. In some states, in the absence of such endorsement and delivery, neither the indenture trustee nor the trustee may have a perfected security interest in the financed vehicle.
However, UCC financing statements with respect to the transfer to the depositor's of the seller's security interest in the financed vehicles and the transfer to the trust of the depositor's security interest in the financed vehicles will be filed. In addition, the servicer or the custodian will continue to hold any certificates of

                                       51

title relating to the financed vehicles in its possession as custodian for the trustee pursuant to the sale and servicing agreement or pooling and servicing agreement, as applicable.

          In most states, assignments such as those under the receivables purchase agreement and the sale and servicing agreement or pooling and servicing agreement, as applicable, are an effective conveyance of a security interest without amendment of any lien noted on a vehicle's certificate of title, and the assignee succeeds thereby to the assignor's rights as secured party. In such states, although re-registration of the vehicle is not necessary to convey a perfected security interest in the financed vehicles to the trust, because the trust will not be listed as legal owner on the certificates of title to the financed vehicles, its security interest could be defeated through fraud or negligence. Moreover, in certain other states, in the absence of such amendment and re-registration, a perfected security interest in the financed vehicles may not have been effectively conveyed to the trust. Except in such event, however, in the absence of fraud, forgery or administrative error, the notation of seller's lien on the certificates of title will be sufficient to protect the trust against the rights of subsequent purchasers of a financed vehicle or subsequent creditors who take a security interest in a financed vehicle. In the receivables purchase agreement, the seller will represent and warrant to the depositor, who will in turn assign its rights under such warranty to the applicable trust under the related sale and servicing agreement or pooling and servicing agreement, that all action necessary for the seller to obtain a perfected security interest in each financed vehicle has been taken. If there are any financed vehicles as to which the seller failed to obtain a first perfected security interest, its security interest would be subordinate to, among others, subsequent purchasers of such financed vehicles and holders of perfected security interests therein. Such a failure, however, would constitute a breach of the seller's representations and warranties under the receivables purchase agreement and the depositor's representations and warranties under the sale and servicing agreement or pooling and servicing agreement, as applicable.
Accordingly, unless the breach was cured, the related seller would be required to repurchase the related receivable from the trust.

          Under the laws of most states, a perfected security interest in a vehicle continues for four months after the vehicle is moved to a new state from the one in which it is initially registered and thereafter until the owner re-registers such vehicle in the new state. A majority of states require surrender of the related certificate of title to re-register a vehicle. In those states that require a secured party to hold possession of the certificate of title to maintain perfection of the security interest, the secured party would learn of the re-registration through the request from the obligor under the related installment sale contract to surrender possession of the certificate of title. In the case of vehicles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title.
Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicles in the state of relocation. However, these procedural safeguards will not protect the secured party if through fraud, forgery or administrative error, the obligor somehow procures a new certificate of title that does not list the secured party's lien. Additionally, in states that do not require a certificate of title for registration of a vehicle, re-registration could defeat perfection. In the ordinary course of servicing the receivables, the servicer will take steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a financed vehicle, the servicer must surrender possession of the certificate of title or will receive notice as a result of its lien noted
thereon and accordingly will have an opportunity to require satisfaction of the related receivable before release of the lien. Under the sale and servicing agreement or pooling and servicing agreement, as applicable, the servicer will be obligated to take appropriate steps, at its own expense, to maintain perfection of security interests in the financed vehicles.

          Under the laws of most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a first perfected security interest in such vehicle. The Code also grants priority to certain federal tax liens over the lien of a secured party. The laws of certain states and federal law permit the confiscation of motor vehicles by governmental authorities under certain circumstances if

                                       52

used in unlawful activities, which may result in the loss of a secured party's perfected security interest in a confiscated vehicle. The originator will represent and warrant in the receivables purchase agreement, that, as of the closing date for its sale to the seller or the depositor, the security interest in each financed vehicle is prior to all other present liens upon and security interests in that financed vehicle. However, liens for repairs or taxes could arise at any time during the term of a receivable. No notice will be given to the trustees or securityholders in the event such a lien or confiscation arises and any such lien or confiscation arising after that closing date would not give rise to the originator's repurchase obligation.

ENFORCEMENT OF SECURITY INTERESTS IN FINANCED VEHICLES

          The servicer on behalf of each trust may take action to enforce its security interest by repossession and resale of the financed vehicles securing the trust's receivables. The actual repossession may be contracted out to third party contractors. Under the UCC and laws applicable in most states, a creditor can repossess a motor vehicle securing a loan by voluntary surrender,
"self-help" repossession that is "peaceful" or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. In the event of default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which to cure the default prior to repossession. Generally, this right of cure may only be exercised on a limited number of occasions during the term of the related contract. In addition, the UCC and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation, accrued interest thereon plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees or in some states, by payment of delinquent installments or the unpaid balance.

          The proceeds of resale of the repossessed vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit such judgments. In addition to the notice requirement, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be
"commercially reasonable." Generally, courts have held that when a sale is not
"commercially reasonable," the secured party loses its right to a deficiency judgment. In addition, the UCC permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC.
Also, prior to a sale, the UCC permits the debtor or other interested person to prohibit the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the "default"
provisions under the UCC. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible.

          Occasionally, after resale of a repossessed vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to such vehicle or if no such lienholder exists, the UCC requires the creditor to remit the surplus to the obligor.

CERTAIN BANKRUPTCY CONSIDERATIONS

          The depositor and the seller will take steps in structuring the transactions contemplated hereby so that the transfer of the receivables from the seller to the depositor and from the depositor to the trust constitutes a sale, rather than a pledge of the receivables to secure indebtedness of the seller or the

                                       53

depositor, as the case may be. However, if the seller or the depositor were to become a debtor under the federal bankruptcy code, it is possible that a creditor or trustee in bankruptcy of the seller or the depositor, as the case may be, as debtor-in-possession, may argue that the sale of the receivables by the seller or the depositor, as the case may be, was a pledge of the receivables rather than a sale. This position, if presented to or accepted by a court, could result in a delay in or reduction of distribution to the securityholders.

CONSUMER PROTECTION LAWS

          Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon creditors and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the
Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit
Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices
Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B
and Z, the Servicemembers' Civil Relief Act, the Military Reservist Relief Act,
state adaptations of the National Consumer Act and of the Uniform Consumer
Credit Code and state motor vehicle retail installment sale acts, retail installment sales acts and other similar laws. Also, the laws of certain states impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the ability of an assignee such as the indenture trustee to enforce consumer finance contracts such as the receivables.

          The so-called "Holder-in-Due-Course Rule" of the Federal Trade
Commission has the effect of subjecting a seller (and certain related lenders and their assignees) in a consumer credit transaction to all claims and defenses which the obligor in the transaction could assert against the seller of the goods. Liability under the Holder-in-Due-Course Rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor. The
Holder-in-Due-Course Rule is generally duplicated by the Uniform Consumer Credit
Code, other state statutes or the common law in certain states.

          Most of the receivables will be subject to the requirements of the
Holder-in-Due-Course Rule. Accordingly, the trust, as holder of the receivables, will be subject to any claims or defenses that the purchaser of a financed vehicle may assert against the seller of the financed vehicle. Such claims are limited to a maximum liability equal to the amounts paid by the obligor on the receivable.

          If an obligor were successful in asserting any such claim or defense as described in the two immediately preceding paragraphs, such claim or defense would constitute a breach of a representation and warranty under the receivables purchase agreement and the sale and servicing agreement or the pooling and serving agreement, as applicable, and would create an obligation of the seller to repurchase such receivable unless the breach were cured.

          Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

          In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protection of the Fourteenth Amendment to the Constitution of the United States.
Courts have generally either upheld the notice provisions of the UCC and related laws as reasonable or have found that the creditor's repossession and resale do not involve sufficient state action to afford constitutional protection to consumers.

                                       54

          Under each receivables purchase agreement, the related originator will warrant that each receivable complies with all requirements of law in all material respects. The right to enforce that warranty will be assigned to the applicable trust or enforced by the depositor on behalf of the trust.
Accordingly, if an obligor has a claim against that trust for violation of any law and that claim materially and adversely affects that trust's interest in a receivable, such violation would constitute a breach of the warranties of the originator under that receivables purchase agreement and would create an obligation of the originator to repurchase the receivable unless the breach is cured.

SERVICEMEMBERS CIVIL RELIEF ACT

               Under the Servicemembers Civil Relief Act, as amended, a borrower who enters military service after the origination of such obligor's receivable
(including a borrower who was in reserve status and is called to active duty after origination of the receivable), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such obligor's active duty status, unless a court orders otherwise upon application of the lender. In addition to adjusting the rate of interest, the lender must forgive any such interest in excess of 6%. The Relief Act applies to obligors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves (when such person is called to active duty), Coast Guard, and officers of the U.S.
Public Health Service assigned to duty with the military. Because the Relief Act applies to obligors who enter military service (including reservists who are called to active duty) after origination of the related receivable, no information can be provided as to the number of receivables that may be affected by the Relief Act. In addition, the United States-led invasion and occupation of
Iraq and Afghanistan has included military operations that may increase the number of citizens who are in active military service, including persons in reserve status who have been called or will be called to active duty.

          Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on certain of the receivables. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations which would not be recoverable from the related receivables, would result in a reduction of the amounts distributable to the securityholders. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected receivable during the obligor's period of active duty status and, under certain circumstances, during an additional three month period thereafter. Thus, in the event the
Relief Act or similar legislation or regulations applies to any receivable which goes into default, there may be delays in payment and losses on your securities.
Any other interest shortfalls, deferrals or forgiveness of payments on the receivables resulting from similar legislation or regulations may result in delays in payments or losses on your securities.

OTHER MATTERS

          In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a creditor to realize upon collateral or enforce a deficiency judgment. For example, in a
Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a motor vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy as determined by the court, leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under the related contract or change the rate of interest and time of repayment of the indebtedness.

                                       55

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

          The following is a summary of the material federal income tax consequences of the purchase, ownership, and disposition of the securities and is based on advice of Sidley Austin Brown & Wood LLP, special federal tax counsel to ML Asset Backed Corporation ("Federal Tax Counsel"). The summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the
"Code"), the regulations promulgated thereunder, including, where applicable, final, temporary and proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change, possibly with retroactive effect, or differing interpretations. Moreover, there are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the notes and the certificates. No ruling on any of the issues discussed below will be sought from the IRS. As a result, the IRS may disagree with all or a part of the discussion below.

          The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with particular types of investors who are the subject of special treatment under the federal income tax laws. For example, it does not discuss the tax treatment of noteholders or certificateholders that are insurance companies, regulated investment companies, dealers in securities, or persons holding notes or certificates as a part of a straddle or conversion transaction. This summary focuses relates to investors who will hold securities as "capital assets," generally, property held for investment, within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Unless otherwise indicated, this summary only addresses the federal income tax consequenceds to holders of the securities that are U.S.
Persons. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes and the certificates.

          If a partnership (including for this purpose any entity treated as a partnership for federal income tax purposes) is a beneficial owner of a note, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. A securityholder that is a partnership and partners in such partnership should consult their tax advisors about the federal income tax consequences of holding and disposing of a note, as the case may be.

          The federal income tax consequences to holders of securities will vary depending on whether:

          (1)  the securities of a series are classified as indebtedness;

          (2)  the securities represent an ownership interest in some or all of the assets included in the trust fund for a series; or

          (3)  the trust relating to a particular series of certificates is treated as a partnership or grantor trust.

          Federal Tax Counsel will deliver an opinion with respect to each related trust that, for U.S. federal income tax purposes:

          o    securities issued by such trust as notes will be treated as indebtedness; and

          o    the trust fund will not be characterized as an association (or publicly traded partnership), taxable as a corporation.

                                       56

          As specified in the related prospectus supplement, (i) the trust will be structured to be classified for federal income tax purposes as a partnership, and the trust and investor, by its purchase will agree, to treat the trust as a partnership, with the certificates evidencing partnership interests, for federal income tax purposes, or (ii) the trust will be structured to be classified for federal income tax purposes as a grantor trust under subpart E, part 1, subchapter J, chapter 1 of subtitle A of the Code, and the trust and investor, by its purchase, will agree to treat the trust as a grantor trust, with the certificateholders as owners of pro rata undivided interests in the trust's assets, for federal income tax purposes.

          The prospectus supplement for each series of securities will specify how the securities will be treated for U.S. federal income tax purposes.

TRUSTS FOR ISSUING NOTES AND CERTIFICATES OWNED BY MULTIPLE HOLDERS

          TAX CHARACTERIZATION OF THE TRUST

          A trust structured as an owner trust will typically issue one or more classes of notes, intended to be treated as debt for federal income tax purposes, and certificates, representing equity interests in the trust. The characterization of the trust for federal income tax purposes depends in part upon whether the trust is structured as a grantor trust or as a partnership, and also whether the equity interests in the trust are owned by a single holder or by multiple holders.

          If the related prospectus supplement so specifies, the trust will be structured to be classified for federal income tax purposes as a partnership, and the trust and investor, by its purchase will agree, to treat the trust as a partnership, with the certificates evidencing partnership interests, for federal income tax purposes. In such case, Federal Tax Counsel will render an opinion that the trust will not be an association (or publicly traded partnership)
taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations. It is also assumed that the owner or owners of certificates issued by the trust will take all action necessary, if any, or refrain from taking any inconsistent action so as to ensure the trust is, for federal income tax purposes, treated as a partnership.

          Alternatively, if the related prospectus supplement so specifies, the trust will be structured to be classified for federal income tax purposes as a grantor trust under subpart E, part 1, subchapter J, chapter 1 of subtitle A of the Code, and the trust and investor, by its purchase, will agree to treat the trust as a grantor trust, with the certificateholders as owners of pro rata undivided interests in the trust's assets, for federal income tax purposes. In such case, Federal Tax Counsel will render an opinion that the trust will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the trust agreement and related documents will be complied with and that the certificateholders and the trust will take all action necessary, if any, or refrain from taking any inconsistent action so as to ensure the trust is, for federal income tax purposes, treated as a grantor trust.

          If a trust were taxable as a corporation for federal income tax purposes, the trust would be subject to corporate income tax on its taxable income. The trust's taxable income would include all its income on the receivables, and may possibly be reduced by its interest expense on the notes.
Any such corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and certificateholders could be liable for any such tax that is unpaid by the trust.

                                       57

          TAX CONSEQUENCES TO HOLDERS OF THE NOTES

          Treatment of the Notes as Indebtedness. The depositor will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Federal Tax Counsel will render an opinion that the notes will be treated as debt for U.S. federal income tax purposes at the time those notes are issued.

          Possible Alternative Treatments of the Notes. If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust or interests in the trust's assets. If so treated, the trust might be treated as a grantor trust or a publicly traded partnership taxable as a corporation with potentially adverse tax consequences (and the publicly traded partnership taxable as a corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity). It is anticipated, in the view of
Federal Tax Counsel, that the trust would be treated as a publicly traded partnership that would not be taxable as a corporation than a publicly traded partnership taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in such a partnership or as interests in a grantor trust could have adverse tax consequences to certain holders. For example, if the notes were treated as partnership interests, income to certain tax-exempt entities (including pension funds) could be "unrelated business taxable income," income to foreign holders generally would be subject to U.S. tax and U.S. income tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of trust expenses. The discussion below also assumes that the characterization of the notes as debt for federal income tax purposes is correct.

          OID, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, that principal and interest is payable on the notes and that the notes are not indexed securities or entitled to principal or interest payments with disproportionate, nominal or no payments. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated interest" under the OID regulations relating to original issue discount, and that any OID on the notes (i.e., any excess of the principal amount of the notes over their issue price) does not exceed a de minimis amount (i.e., 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to the notes, additional tax considerations with respect to such notes will be provided in the applicable prospectus supplement.

          Interest Income on the Notes. Based on the foregoing assumptions, except as discussed in the following paragraph, the notes will not be considered issued with greater than de minimis OID. The stated interest thereon will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with such noteholder's ordinary method of tax accounting. Under the
OID regulations, a holder of a note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the note.

          A purchaser who buys a note in the secondary market for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code. Generally, if an investor acquires a note in a secondary market transaction for a purchase price which is less than the adjusted issue price of such note, the investor must include in income the accrued portion of the difference, or the market discount, when an investor sells or otherwise disposes of the note, provided that the market discount exceeds a specified de minimis amount. At that time, the portion of the amount realized by the investor on the sale or other disposition of the note equal to accrued market discount is taxed as ordinary income. The amount of market discount which accrues annually is calculated on a straight-line basis over the remaining term to maturity of the note unless the investor elects to accrue market discount using a constant yield method. An investor may elect to include market discount in

                                       58

income currently as it accrues rather than being taxed on the aggregate amount of all accrued market discount when the note is sold or otherwise disposed of.
This election would apply to all of the investor's debt investments acquired with market discount in or after the taxable year in which the notes are acquired and not just to the notes issued by the trust. An investor is generally required to defer deductions for interest paid by the investor on indebtedness incurred or continued, or short sale expenses incurred, to purchase or carry a note with market discount. A noteholder who elects to include market discount in gross income as it accrues is exempt from this rule.

          Generally, if an investor purchases a note for a price that exceeds the principal amount, the investor will be considered to have an amortizable bond premium. An investor can elect to accrue (using a constant yield method over the remaining term to maturity of the note) a portion of the premium each year as a deduction to offset interest income on the corresponding note. The deduction cannot be used as a deduction to the extent it exceeds taxable note interest. If an investor elects to amortize and deduct premium, the election will apply to all of the investor's debt investments and not just to the notes.

          The holder of a note may elect to include in gross income all interest that accrues on a note (including qualified stated interest, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest) using the constant-yield method. This election, if made, may not be revoked without the consent of the IRS.

          A holder of a note that has a fixed maturity date of not more than one year from its issue date(a "Short-Term Note") may be subject to special rules.
An accrual basis holder of a Short-Term Note, and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the
Code, generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid or, if earlier, upon the taxable disposition of the
Short-Term Note. However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the
Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a
Short-Term Note is purchased for more or less than its principal amount.

          Sale or Other Disposition. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder's cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by such noteholder in income with respect to the note and decreased by the amount of any bond premium previously amortized and principal payments previously received by such noteholder with respect to such note. Any such gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Any capital gain recognized upon a sale, exchange or other disposition of a note generally will be long-term capital gain if the seller's holding period is more than one year and will be short-term capital gain if the seller's holding period is one year or less. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult with their own tax advisors concerning the U.S. federal tax consequences of the sale, exchange or other disposition of a note.

          Foreign Persons. A Foreign Person holding a note on its own behalf (a
"Foreign Investor") that is an individual or a corporation generally will be exempt from federal income taxes and withholding on payments of principal, premium, interest or original issue discount on a note, unless such Foreign
Investor

                                       59

is a direct or indirect 10% or greater shareholder of the depositor, a controlled foreign corporation related to the depositor or a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business. To qualify for the exemption from taxation, the Withholding
Agent, as defined below, must have received a statement (generally made on IRS
Form W-8BEN) from the individual or corporation (or other document) that: (i) is signed under penalty of perjury by the beneficial owner of the note, (ii)
certifies that such owner is not a U.S. Person and (iii) provides the beneficial owner's name and address. Certain securities clearing organizations and other entities who are not beneficial owners may be able to provide the signed statement to the Withholding Agent instead of the beneficial owner. However, in such case, the signed statement may require a copy of the beneficial owner's IRS
Form W-8BEN (or a substitute form). Generally, an IRS Form W-8BEN is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances renders any information on the form incorrect.
Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least annually to the beneficial owner. The beneficial owner must inform the Withholding Agent within 30 days of such change and furnish a new IRS
Form W-8BEN.

          A Foreign Investor that is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the note on its own behalf may have substantially increased reporting requirements and should consult its tax advisor.

          Any gain realized on the sale, redemption, retirement or, other taxable disposition of a note by a Foreign Investor will be exempt from federal income and withholding tax so long as: (i) the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign
Investor; and (ii) in the case of a Foreign Investor that is an individual, the
Foreign Investor is not present in the United States for 183 days or more in the taxable year.

          If the interest, gain or income on a note held by a Foreign Investor is effectively connected with the conduct of a trade or business in the United
States by the Foreign Investor, such noteholder, although exempt from the withholding tax previously discussed if an appropriate statement is furnished, will generally be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the Foreign
Investor is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its "dividend equivalent amount" within the meaning of the Internal Revenue Code of 1986 for the year, subject to adjustment, unless it qualifies for a lower rate under an applicable tax treaty.

          Backup Withholding. Each holder of a note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or Foreign Person who provides certification as to status as a Foreign Person) will be required to provide, under penalty of perjury, a certificate on Form W-9 containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a non-exempt noteholder fail to provide the required certification, the trust will be required to withhold on the amount otherwise payable to the holder and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

          TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

          Treatment of the Trust as a Grantor Trust. If the prospectus supplement so specifies, then the depositor will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust as a grantor trust for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the certificateholders as owners of an undivided interest in the trust's assets, and the notes being debt of the related trust. However, the proper characterization of the

                                       60

arrangement involving the trust, the certificates, the notes, the depositor and the seller is not clear because there is no authority on transactions closely comparable to the transactions contemplated in this prospectus.

          If the trust will be treated as a grantor trust, the tax consequences to the trust are described above under the heading "Tax Characterization of the
Trust."

          Treatment of the Trust as a Partnership. If the prospectus supplement specifies that the certificates will be treated as partnership interests in the trust, then the depositor will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust, the partners of the partnership being the certificateholders
(including the seller in its capacity as recipient of distributions from any reserve account), and the notes being debt of the related partnership. However, the proper characterization of the arrangement involving the trust, the certificates, the notes, the depositor and the seller is not clear because there is no authority on transactions closely comparable to the transactions contemplated in this prospectus.

          A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the depositor or the trust. Any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.

          Indexed Securities, etc. The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, principal and interest are distributed on the certificates, that a series of securities includes a single class of certificates and that the certificates are not indexed securities or entitled to principal or interest payments with disproportionate, nominal or no payments. If these conditions are not satisfied with respect to any given series of certificates, additional federal income tax considerations with respect to such certificates will be disclosed in the applicable prospectus supplement.

          Partnership Taxation. As a partnership, the trust will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the trust. The trust's income will consist primarily of interest and finance charges earned on the receivables (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of receivables. The trust's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of receivables.

          The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (in this case, the trust agreement and related documents). The trust agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust for each month equal to the sum of

          (i)  the interest that accrues on the certificates in accordance with their terms for such month, including interest accruing at the applicable pass-through rate for such month and interest on amounts previously due on the certificates but not yet
               distributed;

          (ii) any trust income attributable to discount on the receivables that corresponds to any excess of the principal amount of the
               certificates over their initial issue price;

                                       61

          (iii) any prepayment premiums payable to the certificateholders for such month; and

          (iv) any other amounts of income payable to the certificateholders for such month.

          Such allocation will be reduced by any amortization by the trust of premium on receivables that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust will be allocated to the depositor. Based on the economic arrangement of the parties, this approach for allocating trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire pass-through rate plus the other items described above even though the trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust income even if they have not received cash from the trust to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust. See "Allocations Between
Transferors and Transferees" below.

          All of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity
(including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

          An individual certificateholder's share of expenses of the trust
(including fees to the servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the trust.

          The trust intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each receivable, the trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

          Discount and Premium. Unless otherwise indicated in the applicable prospectus supplement, the applicable seller will represent that the receivables were not issued with OID, and, therefore, the trust should not have OID income.
However, the purchase price paid by the trust for the receivables may be greater or less than the remaining principal balance of the receivables at the time of purchase. If so, the receivables will have been acquired at a premium or market discount, as the case may be. As indicated above, the trust will make this calculation on an aggregate basis but might be required to recompute it on a receivable-by-receivable basis.

          If the trust acquires the receivables at a market discount or premium, the trust will elect to include any such discount in income currently as it accrues over the life of the receivables or to offset any such premium against interest income on the receivables. As indicated above, a portion of such market discount income or premium deduction may be allocated to certificateholders.

          Distributions to Certificateholders. Certificateholders generally will not recognize gain or loss with respect to distributions from the trust. A certificateholder will recognize gain, however, to the extent that any money distributed exceeds the certificateholder's adjusted tax basis in the certificates immediately before the distribution.

                                       62

          Section 708 Termination. Under Section 708 of the Code, the trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust are sold or exchanged within a
12-month period. If such a termination occurs, the trust will be considered to have contributed the assets of the trust to a new partnership in exchange for interests in the partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. The trust's taxable year would also terminate as a result of a constructive termination and, if the certificateholder was on a different taxable year than the trust, the termination could result in the bunching of more than twelve months of the trust's income or loss in the certificateholder's income tax return for the year in which the trust was deemed to terminate.

          Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold.
A certificateholder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of trust income (includible in income) and decreased by any distributions received with respect to such certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of such aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

          Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the trust will elect to include market discount in income as it accrues.

          If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the certificates.

          Allocations Between Transferors and Transferees. In general, the trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

          The use of such a monthly convention may not be permitted by existing
Treasury regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the trust might be reallocated among the certificateholders. The depositor is authorized to revise the trust's method of allocation between transferors and transferees to conform to a method permitted by future Treasury regulations.

          Section 754 Election. In the event that a certificateholder sells its certificates at a profit (or loss), the purchasing certificateholder will have a higher (or lower) basis in the certificates than the selling certificateholder had. The tax basis of the trust's assets will not be adjusted to reflect that higher (or lower) basis unless the trust files an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust will not make such an election. As a result, certificateholders might be allocated a greater or lesser amount of trust income than would be appropriate based on their own purchase price for the certificates.

                                       63

          Administrative Matters. The trustee is required to keep or have kept complete and accurate books of the trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust and will report each certificateholder's allocable share of items of trust income and expense to holders and the IRS on Schedule K-1. The trust will provide the Schedule K-1 information to nominees that fail to provide the trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust or be subject to penalty unless the holder notifies the IRS of all such inconsistencies.

          Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (a) the name, address and identification number of such person,
(b) whether such person is a U.S. person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (c) certain information on certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended, is not required to furnish any such information statement to the trust. The information referred to above for any calendar year must be furnished to the trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust with the information described above may be subject to penalties.

          The depositor will be designated as the tax matters partner in the related trust agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the trust.

          Tax Consequences to Foreign Certificateholders. It is not clear whether the trust would be considered to be engaged in a trade or business in the U.S. for purposes of federal withholding taxes with respect to Foreign
Persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the trust would be engaged in a trade or business in the U.S. for such purposes, the trust will withhold as if it were so engaged in order to protect the trust from possible adverse consequences of a failure to withhold. The trust expects to withhold on the portion of its taxable income that is allocable to foreign certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35%
for foreign holders that are taxable as corporations and 38.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust to change its withholding procedures. In determining a holder's withholding status, the trust may rely on IRS Form W-8BEN, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

                                       64

          Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the trust's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the trust on IRS Form W-8BEN (or substantially identical form) in order to assure appropriate crediting of the taxes withheld. Foreign partnerships may be subject to increased certificationrequirements. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust, taking the position that no taxes were due because the trust was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a certificateholder who is a Foreign Person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the trust. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, certificateholders will be subject to U.S. federal income tax and withholding tax at the aplicable rate, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

          A Foreign Person that is not an individual or corporation (or an entity treated as such for federal income tax purposes) may be subject to more complex rules. In particular, in the case of certificateholders held by a foreign partnership or foreign trust, the partners or beneficiaries, as the case may be, may be required to provide certain additional information.

          Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a "backup"
withholding tax if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

TRUSTS ISSUING NOTES AND IN WHICH ALL CERTIFICATES ARE RETAINED BY THE SELLER OR
AN AFFILIATE OF THE SELLER

          TAX CHARACTERIZATION OF THE TRUST

          Federal Tax Counsel will render an opinion that a trust which issues one or more classes of notes to investors and all the certificates of which are retained by the seller or an affiliate thereof will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion is based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel's conclusions that any notes issued by the trust will be debt.

          Treatment of the Notes as Indebtedness. The seller will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Assuming such characterization of the notes, the federal income tax consequences to noteholders described above under the heading "Trusts Issuing Certificates Owned by Multiple Holders -- Tax
Consequences to Holders of the Certificates" would apply to the noteholders.

          Possible Alternative Treatment of the Notes. If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more classes of notes did not represent debt for federal income tax purposes, such class or classes of notes might be treated as equity interests in the trust or interests in the trust's assets. If so treated, the trust might be treated as a grantor trust or a publicly traded partnership taxable as a corporation with potentially adverse tax consequences (and the publicly traded partnership taxable as a corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity). It is anticipated, in the view of Federal Tax Counsel, that the trust would be treated as a publicly traded partnership that would not be taxable as a corporation than a publicly traded partnership taxable as a corporation because it would meet certain qualifying income tests.

                                       65

Nonetheless, treatment of notes as equity interests in such a partnership or grantor trust could have adverse tax consequences to certain holders of such notes. For example, if the notes were treated as partnership interests, income to certain tax-exempt entities (including pension funds) may be "unrelated business taxable income," income to foreign holders may be subject to U.S.
withholding tax and U.S. tax return filing requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of trust expenses. In the event one or more classes of notes were treated as interests in a partnership or grantor trust, the consequences governing the certificates as equity interests in a partnership described above under "Trusts
Issuing Certificates Owned by Multiple Holders -- Tax Consequences to Holders of
the Certificates" would apply to the holders of such notes.

TRUSTS ISSUING CERTIFICATES AND NO NOTES

          TAX CHARACTERIZATION OF THE TRUST AS A GRANTOR TRUST

          If the prospectus supplement so specifies, the depositor will have structured the trust to be classified for federal income tax purposes as a grantor trust under subpart E, part 1, subchapter J, chapter 1 of subtitle A of the Code, and Federal Tax Counsel will deliver an opinion that, assuming compliance with the agreements and with applicable law, that for federal income tax purposes, the trust will not be characterized as an association (or publicly traded partnership) taxable as a corporation, and the certificates will be treated as representing ownership interests in the related trust's assets. The certificates issued by a trust that is treated as a grantor trust are referred to in this section as "Grantor Trust Certificates" and the owners of Grantor
Trust Certificates are referred to as "Grantor Trust Certificateholders."

          Characterization. Each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the receivables in the trust. Any amounts received by a Grantor Trust
Certificateholder in lieu of amounts due with respect to any receivable because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

          Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust
Certificateholder's method of accounting its pro rata share of the entire income from the receivables in the trust represented by Grantor Trust Certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the servicer.
Under Sections 162 or 212, each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the servicer, provided that such amounts are reasonable compensation for services rendered to the trust. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent such expenses plus all other Section 212 expenses exceed two percent of its adjusted gross income. In addition, Section 68 of the
Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. This reduction is scheduled to be phased out from 2006 through 2009 and reinstated after 2010 under the Economic
Growth and Tax Relief Reconciliation Act of 2001. Further, Grantor Trust
Certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder's alternative minimum taxable income. A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of

                                       66

income and deductions as and when collected by or paid to the servicer. A
Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the servicer, whichever is earlier. If the servicing fees paid to the servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the servicer (or any person to whom the servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the receivables.
The receivables would then be subject to the "stripped bond" rules of the Code discussed below.

          Stripped Bonds. If the servicing fees on the receivables are deemed to exceed reasonable servicing compensation, based on guidance by the IRS, each purchaser of a Grantor Trust Certificate will be treated as the purchaser of a stripped bond which generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Generally, under the Section 1286 Treasury Regulations, if the discount on a stripped bond is larger than a de minimis amount (as calculated for purposes of the OID rules of the Code) such stripped bond will be considered to have been issued with OID. See "Original Issue Discount on Stripped bonds."
The original issue discount on a Grantor Trust Certificate will be the excess of such certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Certificate as to any purchaser will be equal to the price paid by such purchaser of the Grantor Trust Certificate. The stated redemption price of a Grantor Trust Certificate will be the sum of all payments to be made on such certificate other than "qualified stated interest," if any. Based on the preamble to the Section 1286 Treasury Regulations, Federal Tax Counsel is of the
opinion that, although the matter is not entirely clear, the interest income on the certificates at the sum of the pass through rate and the portion of the servicing fee rate that does not constitute excess servicing will be treated as
"qualified stated interest" within the meaning of the Section 1286 Treasury
Regulations and such income will be so treated in the trustee's tax information reporting. Notice will be given in the applicable prospectus supplement when it is determined that Grantor Trust Certificates will be issued with greater than de minimis OID.

          Original Issue Discount on Stripped Bonds. If the stripped bonds have more than a de minimis amount of OID, the special rules of the Code relating to
"original issue discount" (currently Sections 1271 through 1273 and 1275) will be applicable to a Grantor Trust Certificateholder's interest in those receivables treated as stripped bonds. Generally, a Grantor Trust
Certificateholder that acquires an interest in a stripped bond issued or acquired with OID must include in gross income the sum of the "daily portions,"
as defined below, of the OID on such stripped bond for each day on which it owns a certificate, including the date of purchase but excluding the date of disposition. In the case of an original Grantor Trust Certificateholder, the daily portions of OID with respect to a stripped bond generally would be determined as follows. A calculation will be made of the portion of OID that accrues on the stripped bond during each successive monthly accrual period (or shorter period in respect of the date of original issue or the final payment date). This will be done, in the case of each full monthly accrual period, by adding (i) the present value of all remaining payments to be received on the stripped bond under the prepayment assumption used in respect of the stripped bonds and (ii) any payments received during such accrual period, and subtracting from that total the "adjusted issue price" of the stripped bond at the beginning of such accrual period. No representation is made that the stripped bonds will prepay at any prepayment assumption. The "adjusted issue price" of a stripped bond at the beginning of the first accrual period is its issue price (as determined for purposes of the OID rules of the Code) and the "adjusted issue price" of a stripped bond at the beginning of a subsequent accrual period is the
"adjusted issue price" at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment (other than "qualified stated interest") made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of
OID must be determined according to an appropriate allocation under either an exact or approximate method set forth in the OID regulations, or some other reasonable method, provided that such method is consistent with the method used to determine the yield to maturity of the stripped bonds.

                                       67

          With respect to stripped bonds, the method of calculating OID as described above will cause the accrual of OID to either increase or decrease
(but never below zero) in any given accrual period to reflect the fact that prepayments are occurring at a faster or slower rate than the prepayment assumption used in respect of the stripped bonds. Subsequent purchasers that purchase stripped bonds at more than a de minimis discount should consult their tax advisors with respect to the proper method to accrue such OID.

          Market Discount if Stripped Bond Rules Do Not Apply. A Grantor Trust
Certificateholder that acquires an undivided interest in receivables may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in a receivable is considered to have been purchased at a
"market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such receivable allocable to such holder's undivided interest over such holder's tax basis in such interest.
Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than
0.25% of the Grantor Trust Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

          The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

          The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment.
While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a
Grantor Trust Certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining
OID at the beginning of the accrual period. For Grantor Trust Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated
interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Grantor Trust Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

          A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments

                                       68

acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

          Premium. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each receivable based on each receivable's relative fair market value, so that such holder's undivided interest in each receivable will have its own tax basis. A Grantor Trust
Certificateholder that acquires an interest in receivables at a premium may elect to amortize such premium under a constant interest method. Amortizable bond premium will be treated as an offset to interest income on such Grantor
Trust Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments.
It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. A
Grantor Trust Certificateholder that makes this election for a Grantor Trust
Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificateholder acquires during the year of the election or thereafter.

          If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss if a receivable prepays in full, equal to the difference between the portion of the prepaid principal amount of such receivable that is allocable to the Grantor Trust Certificate and the portion of the adjusted basis of the Grantor Trust Certificate that is allocable to such receivable. If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

          On December 30, 1997 the IRS issued final regulations -- the
Amortizable Bond Premium Regulations -- dealing with amortizable bond premium.
These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6). Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. It is recommended that prospective purchasers of the certificates consult their tax advisors regarding the possible application of the Amortizable Bond
Premium Regulations.

          Election to Treat All Interest as OID. The OID regulations permit a
Grantor Trust Certificateholder to elect to accrue all interest, discount
(including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the
Grantor Trust Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Grantor Trust Certificateholder acquires during the year of the election or thereafter. Similarly, a Grantor
Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificateholder owns or acquires. See "--
Premium." The election to accrue interest, discount and premium on a constant yield method with respect to a Grantor Trust Certificate is irrevocable.

          Sale or Exchange of a Grantor Trust Certificate. Sale or exchange of a
Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the OID included in the seller's gross income with respect to the
Grantor Trust Certificate, and reduced by principal payments on the Grantor
Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss

                                       69

to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Section 1221 of the Code, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (currently more than twelve months).

          Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

          Foreign Persons. Generally, to the extent that a Grantor Trust
Certificate evidences ownership in underlying receivables that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Section 1441 or 1442 to (i) an owner that is not a U.S. Person or (ii)
a Grantor Trust Certificateholder holding on behalf of an owner that is not a
U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of such a Grantor Trust Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in receivables issued after July 18, 1984, by natural persons if such Grantor
Trust Certificateholder complies with certain identification requirements
(including delivery of a statement, signed by the Grantor Trust
Certificateholder under penalty of perjury, certifying that such Grantor Trust
Certificateholder is not a U.S. Person and providing the name and address of such Grantor Trust Certificateholder). Additional restrictions apply to receivables of where the obligor is not a natural person in order to qualify for the exemption from withholding.

          Information Reporting and Backup Withholding. The servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Grantor Trust Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Grantor Trust Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold Grantor Trust Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the
Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

                         CERTAIN STATE TAX CONSEQUENCES

          The activities of servicing and collecting the receivables will be undertaken by the servicer. Because of the variation in each state's tax laws based in whole or in part upon income, it is impossible to predict tax consequences to holders of notes and certificates in all of the state taxing jurisdictions in which they are already subject to tax. Noteholders and certificateholders are urged to consult their own tax advisors with respect to state tax consequences arising out of the purchase, ownership and disposition of notes and certificates.

          THE FEDERAL AND STATE TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR
GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTEHOLDER'S
OR CERTIFICATEHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD
CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE
PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES AND CERTIFICATES, INCLUDING THE TAX
CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE
EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                                       70

                      EMPLOYEE BENEFIT PLAN CONSIDERATIONS

          Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit sharing or other employee benefit or other benefit plan (such as an individual retirement account and certain types of Keogh Plans) that is subject to Title I of ERISA or to Section 4975 of the Code from engaging in certain transactions involving "plan assets" with persons that are "parties in interest"
under ERISA or "disqualified persons" under the Code with respect to the plan.
Some governmental plans, although not subject to ERISA or the Code, are subject to federal, state or local laws that impose similar requirements. We refer to these plans subject to ERISA, Section 4975, or any law imposing similar requirements as "Plans." A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code or under
Similar Law for such persons.

          Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of the securities --
for example:

          o    PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager";

          o    PTCE 95-60, which exempts certain transactions involving
               insurance company general accounts;

          o    PTCE 91-38, which exempts certain transactions involving bank collective investment funds;

          o    PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts; or

          o    PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager."

          There can be no assurance that any of these exemptions will apply with respect to any Plan's investment in the securities, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with such investment. Furthermore, these exemptions would not apply to transactions involved in operation of a trust if, as described below, the assets of the trust were considered to include Plan assets.

          ERISA also imposes certain duties on persons who are fiduciaries of
Plans subject to ERISA, including the requirements of investment prudence and diversification, and the requirement that such a Plan's investments be made in accordance with the documents governing the Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan. Plan fiduciaries must determine whether the acquisition and holding of securities and the operations of the trust would result in prohibited transactions if Plans that purchase the securities were deemed to own an interest in the underlying assets of the trust under the rules discussed below. There may also be an improper delegation of the responsibility to manage Plan assets if Plans that purchase the securities are deemed to own an interest in the underlying assets of the trust.

          Pursuant to Department of Labor Regulation Section 2510.3-101 -- the
Plan Assets Regulation --, in general when a Plan acquires an equity interest in an entity such as the trust and such interest does not represent a "publicly offered security" or a security issued by an investment company registered under the Investment Company Act of 1940, as amended, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established either that the

                                       71

entity is an "operating company" or that equity participation in the entity by
"Benefit Plan Investors" is not "significant." In general, an "equity interest"
is defined under the Plan Assets Regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. For this purpose, the Plan Assets
Regulation specifically identifies beneficial interests in a trust as equity interests. While the Department of Labor has provided little guidance with respect to whether an instrument is treated as indebtedness under applicable local law or has substantial equity features, the preamble to the proposed Plan
Assets Regulation indicated that, while the question whether a plan's interest is an equity interest is an inherently factual one, an instrument will not fail to be a debt instrument merely because it has certain equity features, such as additional variable interest and conversion rights, that are incidental to the primary fixed obligation.

          A "publicly-offered security" is a security that is (i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of each other, and (iii) either (A) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange
Act or (b) sold to the Plan as part of an offering pursuant to an effective registration statement under the Securities Act, and the class of securities is registered under the Exchange Act within 120 days after the end of the issuer's fiscal year in which the offering occurred. Equity participation by Benefit Plan
Investors in an entity is significant if immediately after the most recent acquisition of an equity interest in the entity, 25% percent or more of the value of any class of equity interest in the entity is held by Benefit Plan
Investors. In calculating this percentage, the value of any equity interest held by a person, other than a Benefit Plan Investor, who has discretionary authority or provides investment advice for a fee with respect to the assets of the entity, or by an affiliate of any such person, is disregarded. "Benefit Plan
Investors" include Plans, whether or not they are subject to ERISA, as well as entities whose underlying assets include plan assets by reason of a Plan's investment in the entity. The likely treatment in this context of notes and certificates of a trust will be discussed in the related prospectus supplement.
However, it is anticipated that the certificates will be considered equity interests in the trust for purposes of the Plan Assets Regulation, and that the assets of the trust may therefore constitute plan assets if 25% or more of any class of certificates are acquired by Plans. In such event, the fiduciary and prohibited transaction restrictions of ERISA and Section 4975 of the Code would apply to transactions involving the assets of the trust.

          If securities are not treated as equity interests in the issuer for purposes of the Plan Assets Regulation, a Plan's investment in the securities would not cause the assets of the issuer to be deemed plan assets. If the securities are deemed to be equity interests in the issuer, the issuer could be considered to hold plan assets because of a Plan's investment in those securities. In that event, the servicer or the master servicer, as the case may be, and other persons exercising management or discretionary control over the assets of the issuer or providing services with respect to those assets could be deemed to be fiduciaries or other parties in interest with respect to investing
Plans and thus subject to the fiduciary responsibility provisions of Title I of
ERISA in the case of a fiduciary, and the prohibited transaction provisions of
Section 406 of ERISA and Section 4975 of the Code in the case of any parties in interest, with respect to transactions involving the issuer's assets. Plan fiduciaries must determine whether the acquisition and holding of securities and the operations of the trust would result in prohibited transactions if Plans that purchase the securities were deemed to own an interest in the underlying assets of the trust under the rules discussed above. There may also be an improper delegation of the responsibility to manage Plan assets if Plans that purchase the securities are deemed to own an interest in the underlying assets of the trust.

          As a result, except in the case of certificates with respect to which the Exemption is available (as described below) and certificates which are
"publicly-offered securities" or in which there will be no significant investment by Benefit Plan Investors, certificates generally shall not be transferred and the trustee shall not register any proposed transfer of certificates unless it receives:

                                       72

          o    a representation substantially to the effect that the proposed transferee is not a Plan and is not acquiring the certificates on behalf of or with the assets of a Plan (including assets that may be held in an insurance company's separate or general accounts where assets in such accounts may be deemed "plan assets" for purposes of ERISA), or

          o    an opinion of counsel in form and substance satisfactory to the trustee and the seller that the purchase or holding of the certificates by or on behalf of a Plan will not constitute or result in a non-exempt prohibited transaction under the
               prohibited transaction provisions of ERISA and the Code or any similar federal, state or local law or subject any trustee or the seller to any obligation in addition to those undertaken in the trust agreement or the pooling and servicing agreement, as applicable.

          Transfers of certificates which would be eligible for coverage under the Exemption described below if they satisifed the rating requirements of the
Exemption may also be registered if the transferee is an "insurance company general account" that represents that its acquisition and holding of the certificates are eligible for exemption under Parts I and III of PTCE 95-60.

          Unless otherwise specified in the related prospectus supplement, the notes may be purchased by a Plan. A fiduciary of a Plan must determine that the purchase of a note is consistent with its fiduciary duties under ERISA and does not result in a non-exempt prohibited transaction as defined in Section 406 of
ERISA or Section 4975 of the Code. Moreover, any fiduciary of a Plan for which the depositor, the seller, the servicer, an underwriter, the indenture trustee, the owner trustee or any of their affiliates:

          o    has investment or administrative discretion with respect to those
               Plan assets;

          o    has authority or responsibility to give, or regularly gives, investment advice with respect to those Plan assets for a fee and pursuant to an agreement or understanding that such advice

               o    will serve as a primary basis for investment decisions with respect to those Plan assets and

               o    will be based on the particular investment needs for that
                    Plan; or

          o    is an employer maintaining or contributing to that Plan, should consult with counsel before investing assets of the Plan in the offered securities.

          Employee benefit plans that are governmental plans (as defined in
Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of
ERISA) are not subject to ERISA requirements but may be subject to a Similar
Law. A governmental or church plan which is qualified under Section 401(a) of the Code and exempt from transaction under Section 501(a) of the Code is subject to the prohibited transaction rules in Section 503 of the Code. A fiduciary of a governmental or church plan considering a purchase of securities should consult its legal advisors to confirm that the acquisition and holding of the security will not result in a non-exempt violation of any applicable Similar Law.
However, any such governmental or church plan which is qualified under Section
401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules in Section 503 of the Code.

          A fiduciary of a Plan considering the purchase of securities of a given series should consult its tax and/or legal advisors regarding whether the assets of the related trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                                       73

CERTIFICATES ISSUED BY TRUSTS

          The United States Department of Labor has granted to Merrill Lynch,
Pierce, Fenner & Smith Incorporated an Exemption from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, representing interests in asset-backed pass-through entities, including trusts, that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the
Exemption include fully-secured motor vehicle installment loans such as the receivables. The Exemption will apply to the acquisition, holding and resale of the certificates by a Plan, provided that certain conditions (some of which are described below) are met.

          Among the conditions which must be satisfied for the Exemption to apply to the certificates are the following:

          (1)  The acquisition of the certificates by a Plan is on terms
               (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's length
               transaction with an unrelated party;

          (2)  The certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from either Standard & Poor's Ratings
               Services, Moody's Investors Service, Inc. or Fitch Ratings;

          (3)  The trustee is not an affiliate of any other member of the
               Restricted Group (other than an underwriter);

          (4)  The sum of all payments made to and retained by the underwriters in connection with the distribution of the certificates
               represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the seller pursuant to the sale of the receivables to the trust represents not more than the fair market value of such
               receivables; and the sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer's services under the applicable agreement and reimbursement of the servicer's reasonable expenses in connection therewith; and

          (5)  The Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act.

          The Exemption extends exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. Mortgage loans or other secured receivables supporting payments to certificateholders, and having a value equal to no more than 25% of the total principal amount of the certificates being offered by the trust, may be transferred to the trust within a 90-day or three-month period following the closing date, instead of being required to be either identified or transferred on or before the closing date. The relief is available when the pre-funding account meets certain requirements.

          The Exemption extends exemptive relief to certain mortgage-backed and asset-backed securities transactions involving trusts that contain an interest rate swap, provided the swap satisfies certain requirements and the other requirements of the Exemption are met. Among other requirements, the counterparty to the swap must maintain ratings at certain levels from rating agencies, and the documentation for the swap must provide for certain remedies if the rating declines. The swap must be an interest rate swap denominated in
U.S. dollars, may not be leveraged, and must satisfy several other criteria.
Certificates of any class affected by the swap may be sold to plan investors only if they are

                                       74

"qualified plan investors" that satisfy several requirements relating to their ability to understand the terms of the swap and the effects of the swap on the risks associated with an investment in the certificate.

          The Exemption would also provide relief from certain
self-dealing/conflict of interest or prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust containing receivables on which the fiduciary (or its affiliate) is an obligor only if, among other requirements,

          (1)  in the case of the acquisition of certificates in connection with the initial issuance, at least 50% of each class of certificates in which plans invest and at least 50% of the interests in the issuer in the aggregate are acquired by persons independent of the Restricted Group,

          (2)  such fiduciary (or its affiliate) is an obligor with respect to
               5% or less of the fair market value of the obligations contained in the trust,

          (3)  the Plan's investment in certificates does not exceed 25% of all of the certificates of that class outstanding at the time of the acquisition, and

          (4)  immediately after the acquisition, no more than 25% of the assets of any Plan with respect to which the fiduciary has discretionary authority or renders investment advice are invested in
               certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

          This relief is not available to Plans sponsored by any member of the
Restricted Group with respect to the related series.

          The prospectus supplement for each series of securities will indicate the classes of securities, if any, offered thereby to which it is expected that the Exemption will apply.

          Any Plan fiduciary which proposes to cause a Plan to purchase securities should consult with counsel concerning the impact of ERISA and the
Code, the applicability of the Exemption (as amended), the effect of the Plan
Assets Regulation and the potential consequences in their specific circumstances, prior to making such investment. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

SPECIAL CONSIDERATIONS APPLICABLE TO INSURANCE COMPANY GENERAL ACCOUNTS

          The Small Business Job Protection Act of 1996 added Section 401(c) of
ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Under Section 401(c), the DOL issued general account regulations with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. The general account regulations provide guidance on which assets held by the insurer constitute "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code. Generally, the general account regulations do not exempt the assets of insurance company general accounts attributable to policies issued after December 31, 1998 from treatment as "plan assets." The general account regulations should not, however, adversely affect the applicability of PTCE 95-60. The plan asset status of insurance company separate accounts is unaffected by Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any Plan invested in a separate account. Plan investors considering the purchase of securities on behalf of an insurance company general account

                                       75

should consult their legal advisors regarding the effect of the general account regulations on such purchase.

                              PLAN OF DISTRIBUTION

          On the terms and conditions set forth in an underwriting agreement with respect to the securities of each series, the depositor will agree to sell, or cause the related trust to sell, to the underwriters named in the related prospectus supplement the notes and certificates of the trust specified in the underwriting agreement. Each of the underwriters will severally agree to purchase the principal amount of each class of notes and certificates of the related trust set forth in the related prospectus supplement and the underwriting agreement.

          Each prospectus supplement will either --

          o    set forth the price at which each class of notes and
               certificates, as the case may be, being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such notes and certificates or

          o    specify that the related notes and certificates, as the case may be, are to be resold by the underwriters in negotiated
               transactions at varying prices to be determined at the time of such sale.

          After the initial public offering of any such notes and certificates, such public offering prices and such concessions may be changed.

          Each underwriting agreement will provide that the depositor will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.

          Each trust may, from time to time, invest the funds in its trust accounts in investments acquired from such underwriters or from the depositor.

          Under each underwriting agreement with respect to a given trust, the closing of the sale of any class of securities subject to such underwriting agreement will be conditioned on the closing of the sale of all other such classes of securities of that trust (some of which may not be registered or may not be publicly offered).

          The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the related prospectus supplement.

          The underwriters may make a limited market in the securities, but they are not obligated to do so. In addition, any such market-making may be discontinued at any time at their sole discretion.

                                 LEGAL OPINIONS

          Certain legal matters relating to the securities of each series, including federal income tax consequences, will be passed upon for the depositor by Sidley Austin Brown & Wood LLP.

                                       76

                                GLOSSARY OF TERMS

          Set forth below is a list of the defined terms used in this prospectus, which, except as otherwise noted in a prospectus supplement, are also used in the prospectus supplement.

          "ACTUARIAL RECEIVABLES" means receivables which provide for amortization of the loan over a series of fixed level payment monthly installments consisting of an amount of interest equal to 1/12 of the contract rate of interest of the loan multiplied by the unpaid principal balance of the loan, and an amount of principal equal to the remainder of the monthly payment.

          "ADDITIONAL OBLIGATIONS" means all obligations transferred to the trust after the closing date.

          "ADDITIONAL RECEIVABLES" means, with respect to a trust with a revolving period or pre-funding period, receivables acquired by a trust during that revolving period.

          "ADVANCES" means both precomputed advances and simple interest advances.

          "ADMINISTRATOR" means the entity specified in the prospectus supplement as the administrator of the trust under an administration agreement.

          "AMORTIZABLE BOND PREMIUM REGULATIONS" means the final regulations issued on December 30, 1997 by the IRS dealing with amortizable bond premium.

          "BALLOON PAYMENT" means, with respect to a balloon payment receivable, the final payment which is due at the end of the term of the receivable.

          "BENEFIT PLAN INVESTOR" means any:

          o    "employee benefit plans" (as defined in Section 3(3) of ERISA), whether or not subject to ERISA, including without limitation governmental plans, foreign pension plans and church plans;

          o    "plans" described in Section 4975(e)(1) of the Code, including individual retirement accounts and Keogh plans; and

          o    entities whose underlying assets include plan assets by reason of a plan's investment in such entity, including without limitation insurance company general accounts.

          "CERTIFICATE BALANCE" means with respect to each class of certificates and as the context so requires, with respect to (i) all certificates of such class, an amount equal to, initially, the initial certificate balance of such class of certificates and, thereafter, an amount equal to the initial certificate balance of such class of certificates, reduced by all amounts distributed to certificateholders of such class of certificates and allocable to principal or (ii) any certificate of such class, an amount equal to, initially, the initial denomination of such certificate and, thereafter, an amount equal to such initial denomination, reduced by all amounts distributed in respect of such certificate and allocable to principal.

          "CLOSING DATE" means that date specified in the prospectus supplement on which the trust issues its securities.

          "CODE" means the Internal Revenue Code of 1986, as amended.

                                       77

          "COLLECTION PERIOD" means with respect to securities of each trust, the period specified in the related prospectus supplement with respect to calculating payments and proceeds of the related receivables.

          "CONTROLLING CLASS" means, with respect to any trust, the senior most class of notes described in the prospectus supplement as long as any notes of such class are outstanding, and thereafter, in order of seniority, each other class of notes, if any, described in the prospectus supplement as long as they are outstanding.

          "DAILY PORTION" is computed as specified under "Material Federal
Income Tax Consequences--Trusts Treated as a Grantor Trust--Stripped Bonds and
Stripped Coupons --Original Issue Discount."

          "DEFAULTED RECEIVABLE" means a receivable upon which there is deemed to have been a default in payment by the related obligor, as determined according to criteria established by the related servicer.

          "DEFINITIVE CERTIFICATES" means with respect to any class of certificates issued in book-entry form, such certificates issued in fully registered, certificated form to certificateholders or their respective nominees, rather than to DTC or its nominee.

          "DEFINITIVE NOTES" means with respect to any class of notes issued in book-entry form, such notes issued in fully registered, certificated form to noteholders or their respective nominees, rather than to DTC or its nominee.

          "DEFINITIVE SECURITIES" means collectively, the definitive notes and the definitive certificates.

          "DEPOSITOR" means ML Asset Backed Corporation, a Delaware corporation, and its successors.

          "DEPOSITORY" means DTC and any successor depository selected by the trust.

          "ELIGIBLE DEPOSIT ACCOUNT" means either --

          o    a segregated account with an Eligible Institution; or

          o    a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United
               States or any one of the states thereof or the District of
               Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such
               depository institution have a credit rating from each rating agency in one of its generic rating categories which signifies investment grade.

          "ELIGIBLE INSTITUTION" means--

          o    the corporate trust department of the indenture trustee or the related trustee, as applicable; or

          o    a depository institution organized under the laws of the United
               States or any one of the states thereof or the District of
               Columbia (or any domestic branch of a foreign bank), (i) which has either (a) a long-term unsecured debt rating acceptable to the rating agencies or (b) a short-term unsecured debt rating or certificate of deposit rating acceptable to the rating agencies and (ii) whose deposits are insured by the FDIC.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

                                       78

          "EVENTS OF SERVICING TERMINATION" under each sale and servicing agreement or pooling and servicing agreement will consist of the events specified under "Description of the Receivables Transfer and Servicing
Agreements -- Events of Servicing Termination" in this prospectus.

          "EXEMPTION" means the exemption granted to Merrill Lynch, Pierce,
Fenner & Smith Incorporated by the DOL and described under "Employee Benefit
Plan Considerations."

          "FINANCED VEHICLE" means the motor vehicle financed by a receivable.

          "FOREIGN PERSON" means a nonresident alien, foreign corporation or other non-United States person.

          "GRANTOR TRUST CERTIFICATEHOLDERS" means owners of certificates issued by a trust that is treated as a grantor trust.

          "GRANTOR TRUST CERTIFICATES" means certificates issued by a trust that is treated as a grantor trust.

          "IRS" means the Internal Revenue Service.

          "NEW REGULATIONS" means the regulations recently issued by the
Treasury Department which make certain modifications to withholding, backup withholding and information reporting rules.

          "OBLIGATIONS" means, with respect to the Exemption, loans or other secured receivables.

          "OID" means original issue discount.

          "OID REGULATIONS" means those Treasury regulations relating to OID.

          "ORIGINATOR" means, with respect to any trust, the originator specified in the related prospectus supplement, as originator of the related receivables. As used in this prospectus or a prospectus supplement, an originator includes an entity that acquires a retail installment sale contract and the related receivable from the dealer and an entity that contracts with the obligor directly in making a purchase money loan. An originator that acquires a retail installment sale contract and related receivable from a dealer may also be referred to as an acquirer. A seller in respect of receivables may, but need not, be the originator of those receivables.

          "PAYAHEADS" means early payments by or on behalf of obligors on
Precomputed Receivables that do not constitute scheduled payments, full prepayments, or certain partial prepayments that result in a reduction of the obligor's periodic payment below the scheduled payment as of the applicable cut-off date.

          "PAYMENT DATE" means the date specified in each related prospectus supplement for the payment of principal of and interest on the securities.

          "PERMITTED INVESTMENTS" means:

          o    direct obligations of, and obligations fully guaranteed as to timely payment by, the United States or its agencies;

                                       79

          o    demand deposits, time deposits, certificates of deposit or bankers' acceptances of certain depository institutions or trust companies having the highest rating from each rating agency;

          o    commercial paper having, at the time of such investment, a rating in the highest rating category from each rating agency;

          o    investments in money market funds having the highest rating from each rating agency;

          o    repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or its agencies, in either case entered into with a depository institution or trust company having the highest rating from each rating agency; and

          o    any other investment acceptable to each rating agency.

Permitted Investments are generally limited to obligations or securities which mature on or before the next payment date.

          "PLAN ASSETS REGULATION" means a regulation, 29 C.F.R. Section
2510.3-101, issued by the DOL.

          "PRECOMPUTED ADVANCE" means the excess of (i) the scheduled payment on a precomputed receivable, over (ii) the collections of interest on and principal of the respective precomputed receivable with respect to the related collection period.

          "PTCE" means a Prohibited Transaction Class Exemption under ERISA.

          "PURCHASE AMOUNT" means, unless otherwise specified in the prospectus supplement, a price at which the originator, the seller, the depositor or the servicer must purchase a receivable from a trust, equal to the amount required to pay such receivable in full.

          "RATING AGENCY" means a nationally recognized rating agency providing, at the request of the depositor, a rating on the securities issued by the applicable trust.

          "RECEIVABLES TRANSFER AND SERVICING AGREEMENTS" means, collectively,
(i) each receivables purchase agreement under which the depositor will purchase the receivables from the seller, each sale and servicing agreement under which the trust will purchase receivables from the depositor and the servicer will agree to service such receivables, each trust agreement under which the trust will be created and certificates will be issued and each administration agreement under which the administrator will undertake certain administrative duties, or (ii) in the case of a trust that is a grantor trust, the pooling and servicing agreement.

          "RECORD DATE" means the business day immediately preceding the payment date or, if definitive securities are issued, the last day of the preceding calendar month.

          "RELIEF ACT" means the Servicemembers Civil Relief Act.

          "REMIC" means a Real Estate Mortgage Investment Conduit as defined in section 860D of the Code.

                                       80

          "RESTRICTED GROUP" means, with respect to the Exemption, the seller, any underwriter, the trustee, the servicer, any obligor with respect to receivables included in the trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust, or any affiliate of such parties.

          "REVOLVING PERIOD" means the period, if one is specified in the prospectus supplement, during which the trust uses principal collections on the receivables to purchase additional receivables.

          "RULE OF 78'S" means a method for amortization of a receivable which provides for the payment by the obligor of a specified total amount of payments, payable in equal monthly installments on each due date, which total represents the principal amount financed and add-on interest in an amount calculated at the contract rate of interest for the term of the receivable.

          "SECTION 1286 TREASURY REGULATIONS" means recently issued Treasury regulations under which, if the discount on a stripped bond is larger than a de minimis amount (as calculated for purposes of the OID rules of the Code), such stripped bond will be considered to have been issued with OID.

          "SECURITIES ACT" means the Securities Act of 1933, as amended.

          "SENIOR CERTIFICATES" means the nonsubordinated certificates issued by a trust.

          "SHORT-TERM NOTE" means a note that has a fixed maturity date of not more than one year from the issue date of such note.

          "SIMILAR LAW" means federal, state or local laws that impose requirements similar to Title I of ERISA or Section 4975 of the Code.

          "SIMPLE INTEREST ADVANCE" means an amount equal to the amount of interest that would have been due on a simple interest receivable at its contract rate of interest for the related collection period (assuming that such simple interest receivable is paid on its due date) minus the amount of interest actually received on such simple interest receivable during the related collection period.

          "STRIPPED BOND" means a security that represents a right to receive only a portion of the interest payments on the underlying loans, a right to receive only principal payments on the underlying loans, or a right to receive payments of both interest and principal on the underlying loans.

          "UNITED STATES PERSON" means a person that is for United States federal income tax purposes a citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of
Columbia, an estate whose income is subject to the United States federal income tax regardless of its source or a trust if:

          o    a court within the United States is able to exercise primary supervision over the administration of the trust and one or more
               United States persons have the authority to control all
               substantial decisions of the trust; or

          o    the trust has a valid election in effect under applicable
               Treasury regulations to be treated as a United States Person.

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                                 $1,769,620,000

                           ML ASSET BACKED CORPORATION
                                    DEPOSITOR

                    MERRILL AUTO TRUST SECURITIZATION 2005-1
                               ASSET BACKED NOTES

                         U.S. BANK NATIONAL ASSOCIATION
                                 MASTER SERVICER

                         CAPITAL ONE AUTO FINANCE, INC.
                            FORD MOTOR CREDIT COMPANY
                           ONYX ACCEPTANCE CORPORATION
                      SYSTEMS & SERVICES TECHNOLOGIES, INC.
                              RECEIVABLES SERVICERS

                                   ----------

                              PROSPECTUS SUPPLEMENT

                                   ----------

                               MERRILL LYNCH & CO.
                                    CITIGROUP
                                    JPMORGAN
                               WACHOVIA SECURITIES

                                  June 16, 2005

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